UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Mattel, Inc.
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2018 Proxy Statement

and Notice of Annual Meeting

of Stockholders to be Held on May 17, 2018

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Mattel, Inc.

Notice of 2018 Annual Meeting of Stockholders

The 2018 Annual Meeting of Stockholders of Mattel, Inc. (“Mattel” or the “Company”) will be held on May 17, 2018 at 12:15 p.m. (Los Angeles time) at the Mattel Conference and Leadership Center, 1955 East Grand Avenue, El Segundo, California 90245 (including any adjournment or postponement thereof, the “2018 Annual Meeting”).

We will consider and act on the following matters of business at the 2018 Annual Meeting:

	Matter	Our Board’s Recommendations
Proposal 1	Election of the ten director nominees named in the Proxy Statement: R. Todd Bradley, Michael J. Dolan, Trevor A. Edwards, Margaret H. Georgiadis, Ynon Kreiz, Soren T. Laursen, Ann Lewnes, Dominic Ng, Vasant M. Prabhu, and Rosa G. Rios	FOR each Director Nominee
Proposal 2	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2018	FOR
Proposal 3	Advisory vote to approve named executive officer compensation (“Say-on-Pay”)	FOR
Proposal 4	Approval of a First Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	FOR
Proposal 5	Stockholder proposal regarding an independent Board Chairman, if properly presented	AGAINST
Such other business as may properly come before the 2018 Annual Meeting

If you were a holder of record of Mattel common stock at the close of business on March 23, 2018, you are entitled to notice of, and to vote at, the 2018 Annual Meeting.

The Mattel Conference and Leadership Center is accessible to those who require special assistance. If you require special assistance, please call 310-252-4500. Whether or not you expect to attend the 2018 Annual Meeting, please submit a proxy to vote as soon as possible so that your shares will be represented and voted at the 2018 Annual Meeting.

By Order of the Board of Directors

Robert Normile

Secretary

El Segundo, California

April 5, 2018

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding our 2017 financial performance, please review our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (“SEC”) on February 27, 2018.

Meeting Information and Mailing of Proxy Materials

Date:	May 17, 2018
Time:	12:15 p.m. (Los Angeles time)
Location:	Mattel Conference and Leadership Center, 1955 East Grand Avenue, El Segundo, California 90245
Record Date:	March 23, 2018
Mailing Date:	On or around April 5, 2018, we will mail a Notice of Internet Availability of Proxy Materials to most stockholders and printed copies of our proxy materials to our other stockholders.

Voting Items and Board Recommendations

	Matter	Our Board’s Recommendations
Proposal 1	Election of Ten Director Nominees (page 28)	FOR each Director Nominee
Proposal 2	Ratification of PricewaterhouseCoopers LLP as our Independent Accounting Firm for 2018 (page 46)	FOR
Proposal 3	Advisory Vote to Approve Named Executive Officer Compensation (“Say-on-Pay”) (page 114)	FOR
Proposal 4	Approval of First Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (page 115)	FOR
Proposal 5	Stockholder Proposal Regarding Independent Board Chairman, if properly presented (page 130)	AGAINST

Mattel, Inc. 2018 Proxy Statement	1

PROXY SUMMARY

Director Nominees Reflect Strong Board Refreshment

New Directors in 2017

The Board remains focused on aligning our directors’ collective skills and expertise with Mattel’s evolving business strategy. Accordingly, the Board of Directors (the “Board”) added two new directors in 2017:

•	Ms. Georgiadis, our Chief Executive Officer (“CEO”), joined us from Google Inc. in February 2017.

•	Ynon Kreiz, the former Chairman of the Board and CEO of Maker Studios, Inc., a global digital media and content network company that was acquired by The Walt Disney Company, and a current director of Warner Music Group Corp., joined us in June 2017. The Board subsequently appointed Mr. Kreiz as Executive Chairman of the Board effective upon his election to the Board at the 2018 Annual Meeting. Please refer to page 13 for additional detail on the Board’s process in determining Mattel’s go-forward Board leadership structure.

New Independent Director Nominees

Additionally, in March 2018, the Board selected three new independent director nominees to stand for election to the Board at the 2018 Annual Meeting:

•	R. Todd Bradley brings deep technology expertise to the Board, having most recently served as CEO of Mozido, Inc., a digital payment and mobile commerce provider. Prior to that, Mr. Bradley served as President of TIBCO Software, Inc., and held senior leadership positions with the Hewlett-Packard Company, including Executive Vice President of Strategic Growth Initiatives.

•	Soren T. Laursen provides strong toy industry executive experience, having most recently served as CEO of TOP-TOY, a retailer of toys and children’s products in the Nordic region. Mr. Laursen also has held a variety of senior leadership roles with The LEGO Group, including President of LEGO Systems, Inc.

•	Rosa G. Rios brings significant expertise in finance, real estate, manufacturing, and community development to Mattel’s Board. As the former Treasurer of the United States, Ms. Rios provides experience implementing efficiencies and innovative concepts while meeting increased production demand and increasing employee morale.

Each additional director and director nominee further strengthens Board expertise in areas that are integral to Mattel’s transformation efforts, including digital content and entertainment, financial management, retail and commercial leadership, technology integration, and toy industry knowledge.

On November 17, 2017, Dirk Van de Put resigned from our Board in order to focus on his new role and increased responsibilities as CEO of Modelez International, Inc. Mr. Sinclair, who currently serves as our Executive Chairman of the Board, intends to retire from the Board at the end of his current term and will not be standing for re-election to the Board at the 2018 Annual Meeting. Dr. Fergusson will have reached Mattel’s mandatory retirement age at the time of the 2018 Annual Meeting and, accordingly, will not stand for re-election to the Board. Mr. Scarborough and Ms. White Loyd also have notified us that they will not be standing for re-election to the Board in order to focus on their other professional and personal commitments.

2	Mattel, Inc. 2018 Proxy Statement

PROXY SUMMARY

Name	Independent	Principal Occupation/ Key Experience	Director Since	Mattel Committee Memberships
R. Todd Bradley	✓	Former Chairman of the Board and Chief Executive Officer of Mozido, Inc.	New Director Nominee
Michael J. Dolan(1)	✓	Former Chief Executive Officer and Director of Bacardi Limited	2004	• Compensation (Chair) • Executive (Chair) • Governance and Social Responsibility
Trevor A. Edwards	✓	Former President of NIKE Brand of NIKE, Inc.	2012	• Compensation • Governance and Social Responsibility
Margaret H. Georgiadis		Chief Executive Officer and Director of Mattel, Inc.	2017	• Equity Grant Allocation
Ynon Kreiz(2)	✓	Former Chairman of the Board and Chief Executive Officer of Maker Studios, Inc.	2017	• Finance
Soren T. Laursen	✓	Former Chief Executive Officer of TOP-TOY	New Director Nominee
Ann Lewnes	✓	Executive Vice President and Chief Marketing Officer of Adobe Systems Incorporated	2015	• Governance and Social Responsibility
Dominic Ng(3)	✓	Chairman of the Board and Chief Executive Officer of East West Bancorp, Inc. and East West Bank	2006	• Audit • Finance
Vasant M. Prabhu(3)	✓	Executive Vice President and Chief Financial Officer of Visa Inc.	2007	• Audit (Chair) • Executive • Finance
Rosa G. Rios	✓	Chief Executive Officer of Red River Associates, Inc.	New Director Nominee

(1) Independent Lead Director

(2) Effective upon his election to the Board at the 2018 Annual Meeting, Mr. Kreiz will be Executive Chairman (and, therefore, no longer an independent director) and will no longer serve on the Finance Committee.

(3) Audit Committee Financial Expert

The Board continues to work diligently to ensure the right balance between long-term, institutional knowledge, and fresh perspectives on the Board. The Board believes that the current mix of director tenures provides Mattel with an optimal balance of knowledge, experience, and capability. This mix allows the Board to leverage the deep Company knowledge of, and experience with, Mattel from longer-tenured directors as well as the new viewpoints, experiences, and ideas from newer directors in its oversight of management and our continued transformation efforts.

Mattel, Inc. 2018 Proxy Statement	3

PROXY SUMMARY

Corporate Governance Highlights

We maintain industry-leading corporate governance and Board practices that ensure accountability and enhance effectiveness in the boardroom.

Corporate Governance Practices	Board Practices
✓ Annual Board elections	✓ Routine review of Board leadership structure
✓ Majority voting standard	✓ Annual Board and Committee evaluations
✓ Robust Independent Lead Director role with significant responsibilities	✓ Robust director succession and search process
✓ Stockholder right to call special meetings	✓ Annual review and evaluation of the CEO’s performance by independent directors
✓ Stockholder right to proxy access	✓ Quarterly executive sessions held without management present
✓ Stockholder ability to remove directors with or without cause	✓ Comprehensive risk management with Board and Committee oversight
✓ Stockholder ability to act by written consent	✓ 9 of 10 director nominees are independent*

* Effective upon Mr. Kreiz’s election to the Board at the 2018 Annual Meeting, he will be Executive Chairman and, therefore, no longer an independent director.

Stockholder Engagement

Stockholder feedback is an important consideration for our Board, helping to shape our practices.

We have established a robust stockholder engagement program, which includes proactive and responsive dialogue with a broad range of our stockholders. This engagement helps inform the Board’s understanding of stockholder perspectives on a wide range of matters. Stockholder dialogue is a year-round practice for Mattel. During 2017, a year of tremendous leadership and business transformation, our dialogue with stockholders was primarily focused on the progress of our strategic transformation, our leadership changes, the performance of the Company, and how our Board and management team are driving value for our stockholders. The input and perspectives provided by our stockholders are highly valued, particularly at such a critical period for our Company, and we have processes in place to ensure that feedback received from our stockholders is relayed directly to the Board to help inform our practices. As we continue to execute on our transformation, we look forward to ongoing stockholder engagement.

4	Mattel, Inc. 2018 Proxy Statement

PROXY SUMMARY

2017 Financial and Business Highlights

In 2017, we made tough decisions to reset our business and lay the groundwork for continued progress on our transformation in 2018.

During the year, our new leadership identified a clear go-forward strategy anchored by the following five strategic pillars to reposition Mattel for future revenue improvement and profit growth.

Mattel’s Five-Pillar Strategy
• Build Mattel’s Power Brands (American Girl, Barbie, Fisher-Price, Hot Wheels, and Thomas & Friends) into connected 360-degree play systems and experiences
• Accelerate emerging markets growth with digital-first solutions
• Focus and strengthen Mattel’s innovation pipeline
• Reshape Mattel’s operations to be leaner, faster, and smarter via commercial realignment, supply chain transformation, and IT transformation
• Reignite Mattel’s culture and team

2017 was an extraordinary year for Mattel as we faced multiple, significant dislocations driven by tighter retail inventory management, planning misalignments, mixed brand performance, and the Toys “R” Us bankruptcy. Collectively, these contributed substantially to top-line and bottom-line pressures.

Profitability in the year was primarily impacted by the proliferation of stock keeping units (“SKUs”) and brands, that led to an increase in closeout sales and unfavorable product mix, as well as increased obsolescence expense, and freight and logistics challenges. After examining the business, management announced a structural simplification after the third quarter to right size our cost structure. By structurally simplifying our business, we plan to eliminate at least $650 million in net costs over the next two years, which will unlock substantial resources to invest in our transformation plan.

Key 2017 Financial Results
• Net sales were $4.88 billion, an 11% decrease as compared to 2016
• Gross sales* were $5.51 billion, a 9% decrease as compared to 2016
• Gross margin was 37.3%, a decrease of 950 basis points from 2016
• Operating loss was $342.8 million, as compared to operating income of $519.2 million in 2016
• Diluted net loss per share in 2017 was $3.07, as compared to diluted earnings per share of $0.92 in 2016

* Gross sales is a non-GAAP financial measure. For a reconciliation of gross sales to net sales, the most directly comparable GAAP financial measure, please see pages 49 to 50 of our Annual Report on Form 10-K filed with the SEC on February 27, 2018.

Mattel, Inc. 2018 Proxy Statement	5

PROXY SUMMARY

The following shows our Total Stockholder Return (“TSR”)(1) performance as compared to the median of our peer group for periods ending December 31, 2017, when our closing stock price was $15.38:

Period	Mattel	Peer Group
1 year	-41.9%	17.5%
3 year	-16.7%	6.3%
5 year	-12.0%	13.4%

(1) TSR represents the annualized rate of return reflecting changes in the stock price plus reinvestment and the compounding effect of dividends over such period.

Despite the challenges, we took action in 2017 to transform our business and reset our economic model for the future. Throughout the year, right sizing retail inventory levels remained a critical priority. We ended 2017 with significantly reduced retail inventories, and with point of sale (“POS”) and shipping more aligned for most of our brands.

We are driving strong progress on our structural simplification cost savings initiative, which is a cornerstone to restoring profitability. We began taking action in the fourth quarter of 2017 by de-layering the organization, eliminating $50 million of payroll expense on an annualized basis exiting 2017; implementing SKU reduction initiatives resulting in a $21 million tooling write-off; and deploying comprehensive zero-based budgeting, where all spending is evaluated as part of our 2018 budgeting process to determine whether it is necessary and consistent with driving our overall business objectives. We expect to achieve approximately 40% of the total savings in 2018 primarily through process simplification and the optimization of selling, general and administrative expenses (“SG&A”), cost of goods sold, and advertising. This estimate represents a greater portion of the overall reduction target than initially anticipated.

As we drive savings through structural simplification, we also remain committed to strategic investments to help Mattel promote top-line growth and improve profitability. In 2017, we spent approximately $30 million on strategic investments including our China strategic partnerships, IT transformation, connected 360-degree play systems and experiences, Hot Wheels connected products, and key external hires.

In 2018, we will be making staged investments across multiple pillars of our strategy as we continue to focus on building out our connected 360-degree play systems and experiences for our Power Brands, unlocking our intellectual property (“IP”) in the form of both content and gaming, and will be accelerating our progress on consumer products and live experiences to provide a truly immersive experience for our consumers. We will also be reshaping our operations through an IT transformation that will help us become a leaner, faster, and smarter organization. We will continue to invest in emerging markets as we lean into our partnerships in China and expand beyond the traditional toy model. Additionally, we will be investing to strengthen our innovation pipeline by leveraging co-productions to create and partner on our new IP as well as supporting our recently formed incubator, which is focused on launching on-trend products.

The implementation of our strategy in conjunction with our structural simplification cost savings initiative should restore profitability, drive revenue growth, and maximize long-term stockholder value over time.

6	Mattel, Inc. 2018 Proxy Statement

PROXY SUMMARY

Key progress points in 2017 in connection with our transformation efforts include:

Transformation Progress
✓ We are resetting our economic model with a $650 million structural simplification cost savings initiative so that we can deliver improving margins
✓ We are starting 2018 in a much better position in terms of retail inventory levels than the prior year
✓ We have a new leadership team and a stronger organizational structure
✓ We remain committed to our strategic investments, spending approximately $30 million in 2017 and $170 million more planned, with approximately half being spent in 2018 and half in 2019
✓ We are rapidly executing against our strategy with new content, new distribution deals, and new partnerships

2017 Leadership Transformation and Looking Ahead

Throughout 2017, we reshaped our leadership team to help accelerate Mattel’s transformation.

Executive Leadership Team

As part of the Board’s ongoing review of Mattel’s long-term strategy and execution, we implemented a CEO transition in 2017. On February 8, 2017, Ms. Georgiadis became our CEO, and Mr. Sinclair, our former CEO, became Executive Chairman of the Board. Ms. Georgiadis, who was President, Americas at Google Inc. prior to joining Mattel, brings with her significant experience in technology, marketing, consumer insights, e-commerce, finance, leadership, global business, strategy, and business development. She has proven ability to foster innovation, experience in building partnerships on a global scale, expertise in leading complex organizations, and experience in engaging consumers and retail partners in a rapidly evolving industry. At Google, she successfully led efforts to deliver above market growth and profitability by creating transformational partnerships across content, media, and technology providers and through innovation in product development and customer engagement.

After joining Mattel as CEO, Ms. Georgiadis worked with the Board to make key strategic hires in 2017 to reshape our leadership team:

•	Joseph J. Euteneuer was appointed as our Chief Financial Officer (“CFO”) in September 2017. Mr. Euteneuer, who was CFO at Sprint Corporation prior to joining Mattel, has more than four decades of financial leadership experience. He brings a strong record of helping companies implement new strategies to improve long-term growth and profitability, and is a valuable addition to our management team as we execute our transformation.

•	Amanda J. Thompson was appointed as our Executive Vice President (“EVP”) and Chief People Officer (“CPO”) effective September 2017. Ms. Thompson was previously CPO at TOMS Shoes, where she successfully developed and implemented programs that increased employee engagement and improved organizational design and accountability. At Mattel, Ms. Thompson is focusing on establishing a high-performance culture to support our transformation and building a progressive and world-class human resources organization.

•

Sven Gerjets was appointed as our EVP and Chief Technology Officer (“CTO”) effective July 2017. Mr. Gerjets, who had served as Chief Product Officer at software startup n.io Innovation, as well as Chief

Mattel, Inc. 2018 Proxy Statement	7

PROXY SUMMARY

Information Officer at Time Warner Cable, brings substantial experience leading technology organizations and improving business results. As CTO, he is focused on creating and executing a plan to transform Mattel into a more nimble, data-driven company.

•	Nancy Elder was appointed as our EVP and Chief Communication Officer (“CCO”) effective September 2017. Ms. Elder was previously CCO at JetBlue Airways Corporation where she was responsible for developing and executing a comprehensive strategic vision and reputation strategy for the brand as well as managing media relations, internal communications, social media, and crisis communications. At Mattel, Ms. Elder is working closely with our leadership team to define, establish, and promote the Mattel brand as the leading global learning, development, and play company.

Each of the above hires brings a proven track record in driving organizational change and has quickly begun working to achieve our transformation strategy.

Board Leadership Structure

The Board believes that one of its most important responsibilities is to evaluate and determine the most appropriate Board leadership structure for Mattel so that it can provide effective, independent oversight of management and facilitate its engagement in, and understanding of, Mattel’s business. As part of its evaluation, the Board assesses which structure it believes is in the best interests of Mattel and its stockholders based on the evolving needs of the Company. This governance structure provides the Board appropriate flexibility to determine the leadership structure best suited to support the dynamic demands of our business.

In February 2018, the Company announced that the Board had appointed Mr. Kreiz to succeed Mr. Sinclair as Chairman of the Board effective upon Mr. Kreiz’s election to the Board at the 2018 Annual Meeting. In April 2018, the Board further determined that the Company and its stockholders would be best positioned by Mr. Kreiz serving as Executive Chairman of the Board. In evaluating Mattel’s go-forward Board leadership structure, the Board carefully assessed potential courses of action, and determined that this structure best enables Mattel to accelerate progress on our transformation as we navigate a critical period for the Company. Independent leadership still remains an important pillar of our Board leadership structure and, as such, the Company will continue to have an Independent Lead Director with robust, well-defined responsibilities as set forth on page 14 under “Corporate Governance at Mattel – Corporate Governance Standards and Practices – Independent Lead Director Responsibilities.”

Mr. Kreiz, who joined the Company’s Board in June 2017 and previously served as the Chairman of the Board and CEO of Maker Studios, Inc., Endemol Group, and Fox Kids Europe N.V., brings substantial, relevant leadership experience to the Executive Chairman role. Since joining the Board, Mr. Kreiz has been an invaluable resource for our management team and Board in evaluating progress against our transformation efforts and cost savings initiative, and by contributing deep expertise in multimedia, entertainment, and content creation – core areas of our strategy going forward. As Executive Chairman, he will serve as a key thought partner for our management team, lead the Board in its oversight of performance, and facilitate the close communication between management and the Board that is required at this critical period for the Company. Further, the Board believes that the Executive Chairman role will enable Mr. Kreiz to maximize his impact on our transformation.

Going forward, our Board will continue to evaluate its leadership structure in order to ensure it aligns with and supports the evolving needs and circumstances of the Company and its stockholders.

8	Mattel, Inc. 2018 Proxy Statement

PROXY SUMMARY

Executive Compensation Highlights

Our executive compensation programs are designed to be performance-based and link our executives’ pay to the execution of Mattel’s strategic objectives and to the interests of our stockholders.

2017 Pay-For-Performance Results

Pay outcomes for our named executive officers (“NEOs”) in 2017 closely aligned with challenging financial results this past year:

Compensation Element	2017 Results for NEOs
Annual Cash Incentive	• No payout earned under our annual cash incentive plan, the Mattel Incentive Plan (“MIP”), for 2017
Equity Long-Term Incentives (“LTIs”)

•  Not on track for any earnout of Performance Units under the 2016-2018 Long-Term Incentive Program (“LTIP”), which bases payout on achievement against a three-year cumulative earnings per share (“EPS”) financial measure, plus a relative TSR modifier

•  No earnout for 2017 performance under the 2017-2019 LTIP, which bases payout on achievement against EPS goals that are set on an annual basis with earnouts averaged over the three-year period, plus a relative TSR modifier

• All outstanding stock options are currently underwater
Base Salary	• No salary increases in 2017, other than in connection with retention based on criticality of role during leadership transition

The strong link between pay and performance is further illustrated by the chart below. Ms. Georgiadis’ realizable total direct compensation (“TDC”) at the end of 2017 was only 48% of her 2017 targeted TDC.

Mattel, Inc. 2018 Proxy Statement	9

2017 CEO Targeted vs. Realizable TDC ($ Millions) $40.0 $35.0 $30.0 $25.0 $20.0 $15.0 $10.0 $5.0 $0.0 Targeted: $36.6 Realizable: $17.5 = 48% Realizable Compensation 52% lower than Targeted

PROXY SUMMARY

2017 Targeted TDC
2017 Annual Cash	$3,359,536
- Base Salary(1)	$1,343,836
- MIP	$2,015,700	(2)
2017 LTI	$33,250,000	(3)
Annual
- Performance Units	$2,750,000
- Stock Options	$2,750,000
- Time-Vesting RSUs	$2,750,000
New Hire
- Stock Options	$5,500,000
- Time-Vesting RSUs	$5,500,000
Make-Whole RSUs	$14,000,000
Total 2017 TDC	$36,609,536

2017 Realizable TDC
2017 Annual Cash	$2,843,836
- Base Salary(1)	$1,343,836
- MIP	$1,500,000	(4)
2017 LTI	$14,608,630
Annual
- Performance Units	$263,844	(5)
- Stock Options	$0	(6)
- Time-Vesting RSUs	$2,144,772	(7)
New Hire
- Stock Options	$0	(6)
- Time-Vesting RSUs	$2,984,827	(7)
Make-Whole RSUs	$9,215,187	(8)
Total 2017 TDC	$17,452,466
% of Targeted TDC	48%

(1) Reflects annual base salary pro-rated from Ms. Georgiadis’ hire date of February 8, 2017 through December 31, 2017.

(2) Reflects pro-rated target amount payable under the MIP as disclosed in the “Grants of Plan-Based Awards in 2017” table on page 88 for the period Ms. Georgiadis served as CEO.

(3) Reflects amounts disclosed in the “2017 LTI Annual Grant Values” table on page 67 and also Ms. Georgiadis’ make-whole grant ($14 million) and new hire grants (totaling $11 million).

(4) Reflects the one-time guaranteed cash bonus payment per offer letter.

(5) The value shown for the Performance Units for the 2017-2019 LTIP is 16.7% of target earnout, based on our adjusted EPS of $(0.87) for 2017, which was below threshold performance and resulted in 0% earned for the 2017 financial performance goal. Further, we have assumed target EPS performance for each of 2018 and 2019, resulting in a three-year average of 66.7% earned for the financial performance goal. We have further assumed, based on our current stock price, which results in substantially below threshold performance, that the impact of our TSR modifier would result in a reduction of 50 percentage points from the 66.7% earned payout based on our EPS performance, resulting in 16.7% earned payout under the 2017-2019 LTIP.

(6) The stock options granted in 2017 were underwater as of the end of the fiscal year and none were vested. The value shown for the realizable 2017 stock options reflects no intrinsic value for such options as of December 29, 2017, the last trading day of fiscal year 2017, based on our closing stock price of $15.38 and the option exercise price of $25.95 for the February 8, 2017 grant and $19.72 for the August 1, 2017 grant. If instead the Black-Scholes value of the stock options were taken into account as of December 29, 2017, then such options would be valued at approximately $4.4 million, resulting in Total 2017 Realizable TDC of $21.9 million, or 60% of Targeted TDC (for valuation purposes the expected life was based on the original ratio of expected life to original option term, volatility assumption (see Note 7 to Mattel’s Consolidated Financial Statements for 2017 contained in the Annual Report on Form 10-K filed with the SEC on February 27, 2018), no dividends assumed, and December 29, 2017 five-year Government Treasury rate used).

(7) The value shown for the realizable time-vesting restricted stock units (“RSUs”) for 2017 reflects our closing stock price of $15.38 as of December 29, 2017.

(8) For amounts vested in 2017, value shown is disclosed in the “Option Exercises and Stock Vested in 2017” table and for unvested RSUs, value shown reflects our closing stock price of $15.38 as of December 29, 2017.

10	Mattel, Inc. 2018 Proxy Statement

PROXY SUMMARY

Compensation Governance Best Practices

Our Compensation Committee maintains the following compensation governance best practices, which establish strong safeguards for our stockholders and further enhance the alignment of interests between our executives and stockholders:

Compensation Governance Practices
✓ Compensation Recovery Policy (“Clawback Policy”) applicable to all Section 16 officers and other direct reports to the CEO
✓ Double-trigger accelerated vesting in the event of a change of control
✓ Annual compensation risk assessment
✓ Robust stock ownership guidelines as a multiple of base salary: 6x for CEO and Executive Chairman, 4x for COO and CFO, 3x for other NEOs
✓ No excise tax gross-ups
✓ No hedging or pledging permitted
✓ Annual comparator peer group review
✓ Independent compensation consultant
✓ No poor pay practice of tax gross-ups on perquisites and benefits

Corporate Information

Corporate Headquarters:	333 Continental Boulevard, El Segundo, California 90245-5012

Corporate Website:	www.corporate.mattel.com

Investor Relations Website:	http://investor.shareholder.com/mattel/

State of Incorporation:	Delaware

Stock Symbol:	NASDAQ: MAT

Mattel, Inc. 2018 Proxy Statement	11

CORPORATE GOVERNANCE STANDARDS AND PRACTICES

CORPORATE GOVERNANCE AT MATTEL

CORPORATE GOVERNANCE STANDARDS AND PRACTICES

Corporate Governance Highlights

Mattel utilizes strong and effective corporate governance practices to drive accountability and provides our stockholders with meaningful rights. Maintaining industry-leading governance practices is, and has been, a long-standing priority at Mattel, and we regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices. We conduct a proactive engagement process that encourages feedback from our stockholders. This feedback informs boardroom discussions and helps shape our governance practices.

The following corporate governance and Board practices ensure accountability and enhance effectiveness in the boardroom:

Corporate Governance Practices	Board Practices
✓ Annual Board elections	✓ Routine review of Board leadership structure
✓ Majority voting standard	✓ Annual Board and Committee evaluations
✓ Robust Independent Lead Director role with significant responsibilities	✓ Robust director succession and search process
✓ Stockholder right to call special meetings	✓ Annual review and evaluation of the CEO’s performance by independent directors
✓ Stockholder right to proxy access	✓ Quarterly executive sessions held without management present
✓ Stockholder ability to remove directors with or without cause	✓ Comprehensive risk management with Board and Committee oversight
✓ Stockholder ability to act by written consent	✓ 9 of 10 director nominees are independent*

* Effective upon Mr. Kreiz’s election to the Board at the 2018 Annual Meeting, he will be Executive Chairman and, therefore, no longer an independent director.

Stockholder Engagement

Stockholder feedback is an important consideration for our Board, helping shape our practices.

We have established a robust stockholder engagement program, which includes proactive and responsive dialogue with a broad range of our stockholders. This engagement helps inform the Board’s understanding of stockholder perspectives on a wide range of matters. Stockholder dialogue is a year-round practice for Mattel. During 2017, a year of tremendous leadership and business transformation, our dialogue with stockholders was primarily focused on the progress of our strategic transformation, our leadership changes, the performance of the Company, and how our Board and management team are driving value for our stockholders. The input and perspectives provided by our stockholders are highly valued, particularly at such a critical period for our Company, and we have processes in place to ensure that feedback received from our stockholders is relayed directly to the Board to help shape our governance practices. As we continue to execute on our transformation, we look forward to ongoing stockholder engagement.

12	Mattel, Inc. 2018 Proxy Statement

CORPORATE GOVERNANCE STANDARDS AND PRACTICES

Stockholder Proxy Access Right

After engaging with a number of our stockholders and carefully considering their feedback regarding proxy access, on January 24, 2017, the Board adopted amendments to Mattel’s Amended and Restated Bylaws (the “Bylaws”) to implement proxy access. Our proxy access provision permits a stockholder, or group of up to 20 stockholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director nominees constituting up to the greater of two nominees or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in the Bylaws.

Board Leadership Structure

The Board believes that one of its most important responsibilities is to evaluate and determine the most appropriate Board leadership structure for Mattel so that it can provide effective, independent oversight of management and facilitate its engagement in, and understanding of, Mattel’s business. To carry out this responsibility, our Board of Directors Amended and Restated Guidelines on Corporate Governance (“Guidelines on Corporate Governance”) empower the Board to evaluate and determine the optimal leadership structure for the Company in relation to Mattel’s specific characteristics or circumstances at any given time. The Board evaluates its structure periodically, as well as when warranted by specific circumstances, such as the appointment of a new CEO. As part of its evaluation, the Board assesses which structure it believes is in the best interests of Mattel and its stockholders based on the evolving needs of the Company. This governance structure provides the Board appropriate flexibility to determine the leadership structure best suited to support the dynamic demands of our business.

As previously announced, Mr. Sinclair, our former CEO and current Executive Chairman, is not standing for re-election to the Board at the 2018 Annual Meeting. As a result, the Board conducted a thoughtful evaluation of its leadership structure and determined that having the Chairman and Chief Executive Officer in separate roles continues to be the most appropriate leadership structure for the Company at this time. Thus, in February 2018, the Company announced that the Board had appointed Mr. Kreiz to succeed Mr. Sinclair as Chairman of the Board effective upon Mr. Kreiz’s election to the Board at the 2018 Annual Meeting. In April 2018, the Board further determined that the Company and its stockholders would be best positioned by Mr. Kreiz serving as Executive Chairman of the Board. In evaluating Mattel’s go-forward Board leadership structure, the Board carefully assessed potential courses of action, and determined that this structure best enables Mattel to accelerate progress on our transformation efforts as we navigate a critical period for the Company. Independent leadership still remains an important pillar of our Board leadership structure and, as such, the Company will continue to have an Independent Lead Director with robust, well-defined responsibilities as set forth below under “Independent Lead Director Responsibilities.”

Mr. Kreiz, who joined the Company’s Board in June 2017 and previously served as the Chairman of the Board and CEO of Maker Studios, Inc., Endemol Group, and Fox Kids Europe N.V., brings substantial, relevant leadership experience to the Executive Chairman role. Since joining the Board, Mr. Kreiz has been an invaluable resource for our management team and Board in evaluating progress against our transformation efforts and cost savings initiative, and by contributing deep expertise in multimedia, entertainment, and content creation – core areas of our strategy going forward. As Executive Chairman, he will serve as a key thought partner for our management team, lead the Board in its oversight of performance, and facilitate the close communication between management and the Board that is required at this critical period for the Company. Further, the Board believes that the Executive Chairman role will enable Mr. Kreiz to maximize his impact on our transformation.

Mattel, Inc. 2018 Proxy Statement	13

CORPORATE GOVERNANCE STANDARDS AND PRACTICES

The Board determined that this leadership structure allows our management team and Board to benefit from significant, regular counsel and insight from the Executive Chairman position. The Board also recognizes that the anticipated investment of time associated with these responsibilities will be substantial and aligns with the expectations of an Executive Chairman role. Going forward, our Board will continue to evaluate its leadership structure in order to ensure it aligns with and supports the evolving needs and circumstances of the Company and its stockholders.

Independent Lead Director Responsibilities

The Board recognizes the importance of strong independent Board leadership. As such, the independent directors of the Board elect annually an Independent Lead Director when the Chairman is not independent. The Board believes that the Independent Lead Director provides the Company and the Board with the same independent leadership, oversight and benefits that would be provided by an independent Chairman.

The Independent Lead Director’s duties include the following significant responsibilities:
✓Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
✓Serves as liaison between the Chairman and the independent directors;
✓Approves information sent to the Board;
✓Approves meeting agendas for the Board;
✓Approves schedules of meetings to assure that there is sufficient time for discussion of all agenda items;
✓Has authority to call meetings of the independent directors; and
✓If requested by major stockholders, ensures that he or she is available for consultation and direct communication.

In 2017, the independent directors of the Board elected Michael J. Dolan to serve as the Board’s current Independent Lead Director, a position he has held since January 2015. Mr. Dolan has significant experience on the Board, serving as an independent director since 2004, as Chair of the Compensation Committee and the Executive Committee, and as a member of the Governance and Social Responsibility Committee. The Board believes that Mr. Dolan’s extensive business experience across a variety of industries, unique insights in the areas of advertising and brand building, and prior service on several boards of directors make him well qualified to currently serve as Independent Lead Director of Mattel.

Board Independence Determination

Mattel’s Board has adopted Guidelines on Corporate Governance consistent with Nasdaq listing standards that include qualifications for determining director independence. These provisions incorporate Nasdaq’s categories of relationships between a director and a listed company that would make a director ineligible to be independent.

The Board has affirmatively determined that each of the current directors of Mattel (except Ms. Georgiadis, our CEO, Mr. Sinclair, our Executive Chairman and former CEO, and effective upon his election to the Board at the 2018 Annual Meeting, Mr. Kreiz, who will serve as our Executive Chairman) and each new director nominee to the Board is independent within the meaning of both Mattel’s and Nasdaq’s director independence standards, as currently in effect, and has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Board previously determined that Dirk Van de Put (who ceased to be a member of the Board in November 2017) was independent within the meaning of both Mattel’s and Nasdaq’s director

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CORPORATE GOVERNANCE STANDARDS AND PRACTICES

independence standards, as then in effect. Furthermore, the Board has determined that each of the members of our Audit Committee, Compensation Committee, and Governance and Social Responsibility Committee is independent within the meaning of Nasdaq director independence standards applicable to members of such committees, as currently in effect.

The Compensation Committee members also qualify as “non-employee directors” and “outside directors” within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and Section 162(m) of the Internal Revenue Code, respectively.

In making these determinations, the Board considered, among other things, ordinary course commercial relationships with companies at which Board members then served as executive officers (including Adobe Systems Incorporated and Avery Dennison Corporation). The aggregate annual amounts involved in these commercial transactions were less than the greater of $200,000 or 5% of the annual consolidated gross revenues of these companies, and our Board members were not deemed to have a direct or indirect material interest in those transactions. The Board has determined that none of these relationships are material and that none of these relationships impair the independence of any non-employee director.

Board Evaluations

The Board conducts an annual self-evaluation process to assess effectiveness at both the Board and Board committee levels. The three key areas of focus for the evaluation are Board operations, Board accountability, and Board committee performance. The Chair of the Governance and Social Responsibility Committee is responsible for leading the annual review and makes herself available for private sessions with Board members during the evaluation process. Comments are aggregated, summarized, and reviewed with the full Governance and Social Responsibility Committee. The results of the evaluation are then reviewed with each committee and the full Board.

This annual evaluation process has resulted in multiple improvements in Board effectiveness, including enhanced agenda item selection, better discussion formats, and greater interaction with Mattel’s CEO and management team. In addition, the Governance and Social Responsibility Committee conducts an annual review of our Board’s composition and skills and makes recommendations to the Board accordingly. This review includes an assessment of the talent base, skills, areas of expertise and experience, diversity, and independence of the Board and its members, and consideration of any recent changes in a director’s outside employment or responsibilities.

Director Board Composition and Director Search Process

The Board has a robust director succession and search process. The Board retains an independent, third-party search firm to assist with the search for new effective directors. The Board has worked diligently to ensure the right balance between long-term, institutional knowledge, and fresh perspectives on the Board. While three of the director nominees have been on the Board for over ten years, the Board has also added two new independent directors in the past six years, and has selected three new independent director nominees to stand for election to the Board at the 2018 Annual Meeting. The Board believes that the current mix of director tenures provides Mattel with an optimal balance of knowledge, experience, and capability. This mix allows the Board to leverage the deep Company knowledge of, and experience with, Mattel from longer-tenured directors as well as the new viewpoints, experiences, and ideas from newer directors in its oversight of management and our continued transformation efforts. The Board continues to be very thoughtful and proactive about this process and will continue to evaluate its composition with respect to skills, qualifications, tenure, and diversity to ensure the right balance is achieved for effective, independent Board oversight.

Mattel, Inc. 2018 Proxy Statement	15

BOARD GENERAL INFORMATION

BOARD GENERAL INFORMATION

Director Nominees Reflect Strong Board Refreshment

New Directors in 2017

The Board remains focused on aligning our directors’ collective skills and expertise with Mattel’s evolving business strategy. Accordingly, the Board added two new directors in 2017:

•	Ms. Georgiadis, our CEO, joined us from Google Inc. in February 2017.

•	Ynon Kreiz, the former Chairman of the Board and CEO of Maker Studios, Inc., a global digital media and content network company that was acquired by The Walt Disney Company, and a current director of Warner Music Group Corp., joined us in June 2017. The Board subsequently appointed Mr. Kreiz as Executive Chairman of the Board, to be effective upon his election to the Board at the 2018 Annual Meeting. Please refer to page 13 for additional detail on the Board’s process in determining Mattel’s go-forward Board leadership structure.

New Independent Director Nominees

Additionally, in March 2018, the Board selected three new independent director nominees to stand for election to the Board at the 2018 Annual Meeting:

•	R. Todd Bradley brings deep technology expertise to the Board, having most recently served as CEO of Mozido, Inc., a digital payment and mobile commerce provider. Prior to that, Mr. Bradley served as President of TIBCO Software, Inc., and held senior leadership positions with the Hewlett-Packard Company, including Executive Vice President of Strategic Growth Initiatives.

•	Soren T. Laursen provides strong toy industry executive experience, having most recently served as CEO of TOP-TOY, a retailer of toys and children’s products in the Nordic region. Mr. Laursen has also held a variety of senior leadership roles with The LEGO Group, including President of LEGO Systems, Inc.

•	Rosa G. Rios brings significant expertise in finance, real estate, manufacturing, and community development to Mattel’s Board. As the former Treasurer of the United States, Ms. Rios provides experience implementing efficiencies and innovative concepts while meeting increased production demand and increasing employee morale.

Each additional director and director nominee further strengthens Board expertise in areas that are integral to Mattel’s transformation efforts, including digital content and entertainment, financial management, retail and commercial leadership, technology integration, and toy industry knowledge.

On November 17, 2017, Dirk Van de Put resigned from our Board in order to focus on his new role and increased responsibilities as CEO of Modelez International, Inc. Mr. Sinclair, who currently serves as our Executive Chairman, intends to retire from the Board at the end of his current term and will not be standing for re-election to the Board at the 2018 Annual Meeting. Dr. Fergusson will have reached Mattel’s mandatory retirement age at the time of the 2018 Annual Meeting and, accordingly, will not stand for re-election to the Board. Mr. Scarborough and Ms. White Loyd also have notified us that they will not be standing for re-election to the Board in order to focus on their other professional and personal commitments. Effective as of the 2018 Annual Meeting, the authorized number of directors has been set at ten.

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BOARD GENERAL INFORMATION

Board Meetings

During 2017, the Board held nine meetings. No director attended less than 75% of the aggregate of all Board meetings and all meetings held by any committee of the Board on which such director served.

Policy Regarding Attendance of Directors at the Annual Meeting of Stockholders

Each member of Mattel’s Board is expected, but not required, to attend Mattel’s Annual Meeting of Stockholders. There were eleven directors at the time of the 2017 Annual Meeting of Stockholders and eleven directors attended the meeting.

Board Committees

Our Board has established six principal committees: the Audit Committee, the Governance and Social Responsibility Committee, the Compensation Committee, the Executive Committee, the Finance Committee, and the Equity Grant Allocation Committee. Each of the Audit Committee, the Governance and Social Responsibility Committee, and the Compensation Committee has a written charter that is reviewed annually and revised as appropriate. A copy of each of these committee’s current charter is available on Mattel’s corporate website at http://corporate.mattel.com/about-us/bios.aspx.

The current chairs and members of these committees are identified in the following table:

Director	Audit Committee	Governance and Social Responsibility Committee	Compensation Committee	Executive Committee	Finance Committee	Equity Grant Allocation Committee
Non-Employee Directors
Michael J. Dolan†		M	C	C
Trevor A. Edwards		M	M
Dr. Frances D. Fergusson(1)		C		M	M
Ynon Kreiz*					M
Ann Lewnes		M
Dominic Ng	M				M
Vasant M. Prabhu	C			M	M
Dean A. Scarborough(1)			M	M	C
Kathy White Loyd(1)	M		M
Employee Directors
Margaret H. Georgiadis						M
Christopher A. Sinclair(1)

“C” Chair

“M” Member

† Independent Lead Director

* Effective upon his election to the Board at the 2018 Annual Meeting, Mr. Kreiz will no longer serve on the Finance Committee

(1) Not standing for re-election at the 2018 Annual Meeting

Mattel, Inc. 2018 Proxy Statement	17

BOARD GENERAL INFORMATION

The primary responsibilities, membership and meeting information for the committees of our Board during 2017 are summarized below.

Audit Committee	Primary Responsibilities

Members in 2017:

Vasant M. Prabhu (Chair)

Dominic Ng

Dirk Van de Put (member until November 2017)

Kathy White Loyd

Meetings in 2017: 12

The Board has determined that
each member meets applicable SEC, Nasdaq and Mattel independence and “financial sophistication” standards. Messrs. Prabhu, Ng, and Van de
Put (before his departure) each
qualify as a “financial expert”
under applicable SEC regulation.

•  Assist the Board in fulfilling the Board’s oversight responsibilities regarding the quality and integrity of Mattel’s financial reports, the independence, qualifications, and performance of Mattel’s independent registered public accounting firm, the performance of Mattel’s internal audit function, and Mattel’s compliance with legal and regulatory requirements

•  Sole authority to appoint or replace the independent registered public accounting firm; directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work

•  Meet with the independent registered public accounting firm and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed

•  Review and discuss Mattel’s quarterly and annual financial statements with management, the independent registered public accounting firm, and the internal audit group

•  Discuss with management and the independent registered public accounting firm Mattel’s practices with respect to risk assessment, risk management, and critical accounting policies

•  Review periodically with the Chief Legal Officer the implementation and effectiveness of Mattel’s compliance and ethics programs

•  Discuss periodically with the independent registered public accounting firm and the senior internal auditing officer the adequacy and effectiveness of Mattel’s accounting and financial controls, and consider any recommendations for improvement of such internal control procedures

•  Pre-approve audit services, internal-control-related services, and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm

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BOARD GENERAL INFORMATION

Governance and Social Responsibility Committee	Primary Responsibilities

Members in 2017:

Dr. Frances D. Fergusson (Chair)

Michael J. Dolan

Trevor A. Edwards

Ann Lewnes

Dirk Van de Put (member until November 2017)

Meetings in 2017: 4

The Board has determined that each member meets applicable Nasdaq and Mattel independence standards.

•  Assist the Board by identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders

•  Assist the Board in evaluating potential executive candidates in succession planning

•  Develop and recommend to the Board the Guidelines on Corporate Governance applicable to Mattel

•  Lead the evaluation of the Board’s performance

•  Evaluate and make recommendations to the Board regarding the independence of the Board members

•  Recommend director nominees for each committee of the Board

•  Assist the Board with oversight and review of social responsibility matters such as sustainability, corporate citizenship, community involvement, diversity and equal opportunity matters, responsible supply chain standards, public policy matters, and environmental, health, and safety issues

•  Oversee and review with management risks relating to governance and social responsibility matters

•  Oversee the Company’s engagement with institutional stockholders and proxy advisory firms concerning governance and social responsibility matters

•  Provide oversight with regard to philanthropic activities

•  Work closely with the CEO and other members of Mattel’s management to ensure that Mattel is governed effectively and efficiently

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BOARD GENERAL INFORMATION

Compensation Committee	Primary Responsibilities

Members in 2017:

Michael J. Dolan (Chair)

Trevor A. Edwards

Dean A. Scarborough

Kathy White Loyd

Meetings in 2017: 10

Meets at least once each year without the CEO present.

The Board has determined that each member meets applicable Nasdaq and Mattel independence standards and qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

•  Develop, evaluate, and, in certain instances, approve or determine the compensation plans, policies, and programs of Mattel

•  Approve all forms of compensation to be provided to the CEO and all other executives who are subject to Section 16 of the Exchange Act

•  Annually review and approve corporate goals and objectives relevant to the CEO, and review and evaluate the CEO’s performance

•  Administer Mattel’s short- and long-term incentive programs and equity compensation plans

•  Review the form and amount of non-employee directors’ compensation

•  Assess material risks associated with Mattel’s compensation structure, policies, and programs generally

•  Report and, as appropriate, make recommendations to the Board regarding executive compensation programs and practices

•  Inform the non-management directors of the Board of its decisions regarding compensation for the CEO and other senior executives

•  Oversee the Company’s engagement with institutional stockholders and proxy advisory firms concerning executive compensation matters

Compensation Committee Use of Independent Compensation Consultant

The Compensation Committee has the authority to retain independent legal or other advisors, to the extent it deems necessary or appropriate, and has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant since August 2007 to provide the committee with advice and guidance on the design of our executive compensation programs and the evaluation of our executive compensation. FW Cook has not performed and does not currently provide any services to management or Mattel. Each year the Compensation Committee reviews the independence of the compensation consultant and other advisors who provide advice to the Compensation Committee, employing the independence factors specified in the Nasdaq listing standards. The Compensation Committee has determined that FW Cook is independent within the meaning of the committee’s charter and the Nasdaq listing standards, and the work of FW Cook for the committee does not raise any conflicts of interest. FW Cook attends Compensation Committee meetings when invited and meets with the Compensation Committee without management. FW Cook provides the Compensation Committee with third-party data and analysis as well as advice and expertise on competitive compensation practices and trends, executive compensation plans and program designs, and proposed executive and director compensation. FW Cook reports directly to the Compensation Committee and, as directed by the Compensation Committee, works with management and the Chair of the Compensation Committee. In 2017, FW Cook assisted the Compensation Committee on the following matters:

•	Analyzing and advising on:

–	The base salaries, bonus leverage, target and actual annual cash incentives, long-term incentives, TDC, and all other compensation for our CEO, her direct reports, and other Executive Vice Presidents (“EVPs”) as compared to the market and compensation of their counterparts at our comparator peer companies;

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BOARD GENERAL INFORMATION

–	Our MIP and LTI designs, provisions, and practices, including our new Mattel Incentive Plan; and

–	The compensation of our Board as compared to the board compensation at our comparator peer companies;

•	Reviewing and advising regarding our comparator peer companies;

•	Assessing if our compensation plans, policies, and programs present potential material risk to the Company;

•	Reviewing and advising on our 2017 Proxy Statement;

•	Advising on our CEO’s compensation, our Executive Chairman’s compensation, and our President and COO’s retention compensation;

•	Providing executive compensation regulatory and legislative updates; and

•	Advising regarding institutional proxy advisers’ voting policies and market trends.

Other Board Committees

The Board has determined that each member of the Executive Committee meets applicable Nasdaq and Mattel independence standards. During 2017, the Executive Committee held no meetings. The Executive Committee may exercise all the powers of the Board, subject to limitations of applicable law, between meetings of the Board.

The Board has determined that each member of the Finance Committee meets applicable Nasdaq and Mattel independence standards. Effective upon Mr. Kreiz’s election to the Board at the 2018 Annual Meeting, he will no longer serve on the Finance Committee. During 2017, the Finance Committee held six meetings. The committee’s primary functions are to advise and make recommendations to the Board with regard to Mattel’s allocation and deployment of available capital, including dividends to stockholders, credit facilities and debt securities, capital expenditures, stock repurchase programs, hedging transactions, mergers, acquisitions, dispositions, and other strategic transactions. The Finance Committee also oversees Mattel’s interactions with credit rating agencies and third-party financial risks.

Mattel also has an Equity Grant Allocation Committee with Ms. Georgiadis as the current sole member. The Equity Grant Allocation Committee’s primary function is to exercise the limited authority delegated to the committee by the Board and the Compensation Committee with regard to making annual and off-cycle equity compensation grants to employees below the executive leadership job level.

Risk Oversight

Role of Full Board in Risk Oversight

The full Board is responsible for overseeing Mattel’s ongoing assessment and management of material risks impacting Mattel’s business. The Board relies on Mattel’s management to identify and report on material risks, and relies on each Board committee to oversee management of specific risks related to that committee’s function. The Board engages in risk oversight throughout the year and specifically focuses on risks facing Mattel each year at a regularly scheduled Board meeting.

Role of Management in Risk Oversight

Consistent with their role as active managers of Mattel’s business, our senior executive officers play the most active role in risk management, and the Board looks to such officers to keep the Board apprised on

Mattel, Inc. 2018 Proxy Statement	21

BOARD GENERAL INFORMATION

an ongoing basis about risks impacting Mattel’s business and how such risks are being managed. Each year as part of Mattel’s risk evaluation process performed by its internal audit team, Mattel’s most senior executive officers, including the Chief Legal Officer, provide input regarding material risks facing the business group or function that each manages. These risks are presented to the Audit Committee and the full Board along with Mattel’s strategy for managing such risks. Since much of the Board’s risk oversight occurs at the committee level, Mattel believes that this process is important to ensure that all directors are aware of Mattel’s most material risks.

Role of Board Committees in Risk Oversight

The Board’s committees assist the full Board in overseeing many of the risks associated with Mattel’s business.

The Audit Committee oversees the Company’s assessment and management of Mattel’s material financial reporting and accounting risks, including the steps management has taken to monitor and control such risks. The Audit Committee is also responsible for overseeing Mattel’s compliance risk, which includes risk relating to Mattel’s compliance with laws and regulations.

The Compensation Committee oversees and assesses material risks associated with Mattel’s compensation plans, policies, and programs generally, including those that may relate to pay mix, selection of performance measures, the goal setting process, and the checks and balances on the payment of compensation. See “Compensation Risk Review” for a more detailed description of the Compensation Committee’s review of potential pay risk.

The Finance Committee oversees and reviews with management risks relating to capital allocation and deployment, including Mattel’s credit facilities and debt securities, capital expenditures, dividend policy, mergers, acquisitions, dispositions, and other strategic transactions. The Finance Committee also oversees third-party financial risks, which include risks arising from customers, vendors, suppliers, subcontractors, creditors, debtors, and counterparties in hedging transactions, mergers, acquisitions, dispositions, and other strategic transactions.

The Governance and Social Responsibility Committee oversees and reviews with management risks relating to governance and social responsibility matters, including succession planning, environmental and health and safety compliance, sustainability, corporate citizenship, community involvement, global responsible supply chain standards, diversity and equal opportunity, philanthropy and charitable contributions, and public policy and governmental relations.

Code of Conduct

Our Board has adopted a Code of Conduct, which is a general statement of Mattel’s standards of ethical business conduct. The Code of Conduct applies to all of our employees, including our CEO and our CFO. Certain provisions of the Code of Conduct also apply to members of the Board in their capacity as Mattel’s directors. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. We intend to disclose any future amendments to certain provisions of our Code of Conduct in accordance with the SEC rules, and any waivers of provisions of the Code of Conduct required to be disclosed under the SEC rules or the Nasdaq listing standards, on Mattel’s corporate website at http://corporate.mattel.com/about-us/ethics.aspx.

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BOARD GENERAL INFORMATION

Communications with the Board

The independent directors of Mattel have unanimously approved a process by which stockholders of Mattel and other interested persons may send communications to any of the following: (i) the Board, (ii) any committee of the Board, (iii) the Independent Lead Director, or (iv) the independent directors. Such communications should be submitted in writing by mailing them to the relevant addressee at the following address:

[Addressee]

c/o Secretary, TWR 15-1

Mattel, Inc.

333 Continental Boulevard

El Segundo, CA 90245-5012

Any such communications will be relayed to the Board members who appear as addressees, except that the following categories of communications will not be so relayed, but will be available to Board members upon request:

•	Communications concerning Company products and services;

•	Solicitations;

•	Matters that are entirely personal grievances; and

•	Communications about litigation matters.

Corporate Governance Documentation and How to Obtain Copies

Current copies of the following materials related to Mattel’s corporate governance standards and practices are available publicly on Mattel’s corporate website at http://corporate.mattel.com/about-us/corporate-governance.aspx:

•	Information on Board and Board committee membership and biographies of Board members;

•	Board of Directors Amended and Restated Guidelines on Corporate Governance;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Governance and Social Responsibility Committee Charter;

•	Code of Conduct;

•	Restated Certificate of Incorporation;

•	Amended and Restated Bylaws;

•	Director Nominations Policy;

•	Audit Committee Complaint Procedure;

•	Policy on Adoption of a Shareholder Rights Plan; and

•	Golden Parachute Policy.

Mattel, Inc. 2018 Proxy Statement	23

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The following table shows the compensation of the non-employee members of our Board for 2017. See the “Narrative Disclosure to Director Compensation Table” below for additional details regarding our director compensation program.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	All Other Compensation(4)	Total
Michael J. Dolan	$165,000	$140,010	$25,000	$330,010
Trevor A. Edwards	$100,000	$140,010	$29,000	$269,010
Dr. Frances D. Fergusson	$115,000	$140,010	$17,500	$272,510
Ynon Kreiz(5)	$ 91,667	$128,335	$ 0	$220,002
Ann Lewnes	$100,000	$140,010	$30,000	$270,010
Dominic Ng	$110,000	$140,010	$30,000	$280,010
Vasant M. Prabhu	$130,000	$140,010	$30,000	$300,010
Dean A. Scarborough	$115,000	$140,010	$30,000	$285,010
Dirk Van de Put(6)	$110,000	$140,010	$ 0	$250,010
Kathy White Loyd	$110,000	$140,010	$25,000	$275,010

(1) During 2017, Ms. Georgiadis, as CEO and a member of the Board, and Mr. Sinclair, as Executive Chairman and member of the Board, did not receive any additional compensation for serving as a director other than the amounts attributed to her/him for her/his recommended grants and our matching charitable contributions under the Board of Directors Recommended Grants Program and the Gift Matching Program described below. These amounts and all of her/his compensation for her/his services to Mattel are shown in the “Summary Compensation Table.”

(2) For Messrs. Edwards, Ng, and Scarborough, some or all amounts shown were deferred under the Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors (“Director DCP”). In connection with his election to the Board in June 2017, Mr. Kreiz received a cash retainer of $91,667, which represents a pro-rata portion of the annual retainer based on the number of months he will have served from his election in June 2017 to the date of the 2018 Annual Meeting.

(3) On May 19, 2017, each of our non-employee directors received an annual equity grant of 6,321 RSUs under our Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan. In connection with his election to the Board in June 2017, Mr. Kreiz also received a grant of 5,666 RSUs, which represents a pro-rata portion of the annual equity grant based on the number of months he will have served from his appointment to the date of the 2018 Annual Meeting. Amounts shown represent the grant date fair value of such shares, computed in accordance with FASB ASC Topic 718, based on our closing stock price of $22.15 on May 19, 2017 and $22.65 on June 13, 2017.

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DIRECTOR COMPENSATION

The table below shows the aggregate number of stock awards and option awards outstanding for each non-employee director as of December 31, 2017. Stock awards consist of vested but not settled RSUs and any deferrals of vested RSUs under the Director DCP. All outstanding “Option Awards” noted below are fully exercisable.

Name	Aggregate Stock Awards Outstanding as of December 31, 2017	Aggregate Option Awards Outstanding as of December 31, 2017
Michael J. Dolan	15,917	4,500
Trevor A. Edwards	15,917	–
Dr. Frances D. Fergusson	15,917	–
Ynon Kreiz	5,666	–
Ann Lewnes	17,528	–
Dominic Ng	40,742	–
Vasant M. Prabhu	15,917	–
Dean A. Scarborough	33,275	–
Dirk Van de Put	4,619	–
Kathy White Loyd	33,700	–

(4) The “All Other Compensation” column shows the amount of gifts made by the Mattel Children’s Foundation pursuant to the Board of Directors Recommended Grants Program and the Gift Matching Program, as described below, for the applicable director.

(5) Mr. Kreiz was elected as a member of the Board on June 13, 2017.

(6) Mr. Van de Put resigned from our Board effective November 17, 2017.

Narrative Disclosure to Director Compensation Table

Retainers

For 2017, non-employee directors received an annual retainer of $100,000, and each non-employee committee chair received an additional annual retainer, the amount of which differed depending upon the committee, as follows: Audit and Compensation Committee Chairs, each $20,000; and Executive, Finance, and Governance and Social Responsibility Committees Chairs, each $15,000. The Independent Lead Director received an additional annual retainer of $30,000. Further, each member of the Audit Committee received an additional annual retainer of $10,000. Directors had the option to receive all or a portion of their annual retainer in the form of shares of Mattel common stock or to defer receipt under the Director DCP, as described below.

Equity Compensation

The Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan provides for a limit of $500,000 of equity grants to any one non-employee director in a calendar year. During 2017, non-employee directors received annual grants of deferred RSUs, with an intended fixed grant value of $140,000. Each RSU represents a contingent right to receive one share of Mattel common stock. These RSUs vest immediately, but the non-employee director generally will not receive actual shares of Mattel common stock in settlement of the vested RSUs until the earlier of the third anniversary of the grant date or the date he or she ceases to be a director. The Compensation Committee reserves the right to settle the RSUs in cash equal to the fair market value of the stock, but does not anticipate doing so. The RSUs have

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DIRECTOR COMPENSATION

dividend equivalent rights, meaning that for the period before the RSUs are settled in shares, we will pay the director cash equal to the cash dividends that he or she would have received if the RSUs had been an equivalent number of actual shares of Mattel common stock. The directors may also elect to defer the receipt of the RSU shares under the Director DCP and, if they do so, dividend equivalents relating to such shares are also deferred under the Director DCP in the form of shares.

Board of Directors Recommended Grants Program and the Gift Matching Program

Subject to certain limitations, each director may recommend that the Mattel Children’s Foundation (“Foundation) make gifts of up to a total of $15,000 per year to one or more non-profit public charities that help fulfill the Foundation’s mission of serving children in need (“Director Recommendation Program”). The Foundation also will match up to $15,000 for any additional gifts that the director makes on his or her own, subject to certain limitations (“Director Match Program”). The programs may not be used to satisfy any pre-existing commitments of the director or any member of the director’s family. Under SEC rules, these amounts are reflected in the “All Other Compensation” column in the table above. In 2018, the programs were changed to provide up to $7,500 for the Director Recommendation Program and up to $7,500 for the Director Match Program.

Director DCP

The Director DCP allows directors to defer amounts of their Board retainers and the common stock underlying their annual RSU grants. Retainer amounts deferred in the Director DCP are maintained in account balances that are deemed invested in one or more of a number of externally managed institutional funds that are similarly available under the executive’s Mattel, Inc. Deferred Compensation and PIP Excess Plan (the “DCP”). Mattel common stock deferred in the Director DCP is deemed invested in Mattel stock equivalents.

Distribution of amounts deferred under the Director DCP may be paid in a lump sum or in ten annual installments, with payment made or commencing upon the later of a director ceasing service with the Board or the director achieving a specified age not to exceed 72. As of December 31, 2017, the following directors had the following aggregate number of Mattel stock equivalents in the Director DCP, including deferred vested RSUs: Mr. Edwards, 3,649; Dr. Fergusson, 6,490; Mr. Ng, 79,048; Mr. Scarborough, 71,719; Mr. Van de Put, 4,995; and Ms. White Loyd, 32,273.

Expense Reimbursement Policy

Mattel reimburses directors for their expenses incurred while traveling on Board business and permits directors to use Company-selected aircraft when traveling on Board business, as well as commercial aircraft, charter flights, and non-Mattel private aircraft. These expenses are not considered perquisites, as they are limited to business use. In the case of travel by a non-Mattel private aircraft, the amount reimbursed is generally limited to variable costs or direct operating costs relating to travel on Mattel Board business and generally does not include fixed costs such as a portion of the flight crew’s salaries, monthly management fee, capital costs, or depreciation.

Independent Consultant Review of Non-Employee Director Compensation

In May 2017, FW Cook conducted an independent review of our non-employee director compensation program and concluded that the total annual compensation for our non-employee directors on average approximated the median of our peer group, and reflects a similar mix of cash and equity at the median.

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DIRECTOR COMPENSATION

FW Cook further found that our non-employee director compensation program has a stable structure and exhibits many best practices, including retainer-only cash compensation (i.e., no meeting fees), annual grants delivered as full value awards based on a fixed-value formula, immediate equity vesting that avoids entrenchment, and no major perquisites other than charitable gift matching.

Non-Employee Director Stock Ownership

The Board has adopted guidelines regarding non-employee director stock ownership. Within five years after joining the Board, non-employee members of the Board must attain stock ownership of five times the annual cash retainer. For this purpose, stock holdings are valued at the greater of actual cost or current market value. Amounts deferred into Mattel stock equivalents in the Director DCP receive credit and are valued at the current market value. Each of our Board members (other than Ms. Lewnes and Mr. Kreiz, the newest members of our Board) has met the target minimum stock ownership level. Ms. Lewnes has until February 1, 2020, and Mr. Kreiz has until June 13, 2022 to meet the target minimum level of stock ownership.

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PROPOSAL 1 – ELECTION OF DIRECTORS

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board recommends that stockholders vote FOR each of the nominees named herein for election as directors.

Identifying and Evaluating Nominees for Director

The Board, acting through the Governance and Social Responsibility Committee, is responsible for identifying and evaluating candidates for membership on the Board. Mattel’s Guidelines on Corporate Governance set forth the process for selecting candidates for director positions and the role of the Governance and Social Responsibility Committee in identifying potential candidates and screening them, with input from the Chairman of the Board, which, under our current structure, is provided by our Executive Chairman.

Under the Guidelines on Corporate Governance, the Governance and Social Responsibility Committee is responsible for reviewing with the Board annually the appropriate skills and characteristics required of Board members given the current make-up of the Board and the perceived needs of the Board at that time. This review includes an assessment of the talents, skills, areas of expertise, experience, diversity, and independence of the Board and its members. Any changes that may have occurred in any director’s responsibilities, as well as such other factors as may be determined by the committee to be appropriate for review, are also considered. In addition, under the Guidelines on Corporate Governance, upon attaining age 73, a director shall not stand for re-election to the Board at the subsequent annual meeting of the stockholders.

The charter of the Governance and Social Responsibility Committee also sets forth the process by which the committee actively seeks qualified director candidates for recommendation to the Board. The committee, with input from the Chairman of the Board, screens candidates to fill vacancies on the Board, solicits recommendations from Board members as to such candidates, and considers recommendations for Board membership submitted by stockholders as described further below. The Governance and Social Responsibility Committee has retained a third-party, independent search firm to locate candidates who may meet the needs of the Board. The firm typically provides information on a select number of candidates for review and discussion by the Governance and Social Responsibility Committee. Candidates who the committee expresses interest in pursuing must meet in person with at least two members of the Governance and Social Responsibility Committee before being selected. The committee recommends to the Board the director nominees for election at each annual meeting of stockholders.

The Governance and Social Responsibility Committee also has adopted a Director Nominations Policy that describes the methodology for selecting the candidates who are included in the slate of director nominees recommended to the Board and the procedures for stockholders to follow in submitting nominations and recommendations of possible candidates for Board membership. Under this policy, each director nominee should, at a minimum, possess the following:

•	An outstanding record of professional accomplishment in his or her field of endeavor;

•	A high degree of professional integrity, consistent with Mattel’s values;

•	Willingness and ability to represent the general best interests of all of Mattel’s stockholders and not just one particular stockholder or constituency, including a commitment to enhancing stockholder value; and

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•	Willingness and ability to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and no commitments that would, in the judgment of the Governance and Social Responsibility Committee, interfere with or limit his or her ability to do so.

The Director Nominations Policy also lists the following additional skills, experiences, and qualities that are desirable in director nominees:

•	Skills and experiences relevant to Mattel’s business, operations, or strategy. These skills and experiences might include, among other things, experience in senior management of a large consumer products or multinational company, and/or senior level experience in one or more of the following areas: finance, accounting, law, strategy and business development, operations, sales, marketing, international business, information technology, and/or public relations;

•	Qualities that help the Board achieve a balance of a variety of knowledge, experience, and capability on the Board and an ability to contribute positively to the collegial and collaborative culture among Board members; and

•	Qualities that contribute to the Board’s overall diversity – diversity being broadly construed to mean a variety of opinions, perspectives, professional and personal experiences, and backgrounds, as well as other differentiating characteristics.

Lastly, a nominee’s ability to qualify as an independent director of Mattel is considered in terms of both the overall independence of Mattel’s Board as well as the independence of its committees.

In performing its role in the annual nomination process, the Governance and Social Responsibility Committee reviews the composition of the Board in light of the committee’s assessment of the needs of the Board, Mattel’s current business structure, operations, and financial condition, challenges facing Mattel, the Board’s performance and input from stockholders and other key constituencies, and evaluates director nominees against the criteria for nominees set forth in the Director Nominations Policy. The committee reviews the Director Nominations Policy periodically and may amend the policy from time to time as necessary or advisable based on changes to applicable legal requirements and listing standards as well as the evolving needs and circumstances of the business. For additional information on the Board’s selection and evaluation process, see our Director Nominations Policy, which is available on Mattel’s corporate website at http://corporate.mattel.com/about-us/relatedlinks.aspx.

Stockholder Recommendations of Director Candidates

The Governance and Social Responsibility Committee will consider recommendations for director candidates made by stockholders and evaluate them using the same criteria as for other candidates. Under our Director Nominations Policy, any such recommendation must include a detailed statement explaining why the stockholder is making the recommendation, as well as all information that would be required were the stockholder to nominate such person under our Bylaws or applicable law. For additional information on stockholder recommendations, see our Bylaws and Director Nomination Policy, which are available on Mattel’s corporate website at http://corporate.mattel.com/about-us/relatedlinks.aspx.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Stockholder recommendations for director candidates should comply with our Director Nominations Policy and should be addressed to:

Governance and Social Responsibility Committee

c/o Secretary, TWR 15-1

Mattel, Inc.

333 Continental Boulevard

El Segundo, CA 90245-5012

Director Nominees for Election

After receiving input from members of the Governance and Social Responsibility Committee, the Board has nominated ten director nominees for election at the 2018 Annual Meeting. All of the director nominees are currently directors except for Messrs. Bradley and Laursen and Ms. Rios. The director nominees will hold office from election until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal:

R. Todd Bradley	Ynon Kreiz	Vasant M. Prabhu
Michael J. Dolan	Soren T. Laursen	Rosa G. Rios
Trevor A. Edwards	Ann Lewnes
Margaret H. Georgiadis	Dominic Ng

Each director nominee has consented to being named in this Proxy Statement as a nominee for election as a director and agreed to serve as a director, if elected.

If your properly submitted proxy does not contain voting instructions, the persons named as proxies will vote your shares “for” the election of each of the ten director nominees named above. If, before the 2018 Annual Meeting, any director nominee becomes unavailable to serve, the Board may identify a substitute for such director nominee and treat votes “for” the unavailable director nominee as votes “for” the substitute. We presently believe that each of the nominees will be available to serve.

On November 17, 2017, Dirk Van de Put resigned from our Board in order to focus on his new role and increased responsibilities as CEO of Modelez International, Inc. Mr. Sinclair, who currently serves as our Executive Chairman, intends to retire from the Board at the end of his current term and will not stand for re-election to the Board at the 2018 Annual Meeting. In addition, Dr. Fergusson will have reached Mattel’s mandatory retirement age at the time of the 2018 Annual Meeting and, accordingly, will not stand for re-election to the Board. Mr. Scarborough and Ms. White Loyd also have notified us that they will not be standing for re-election to the Board in order to focus on their other professional and personal commitments. The authorized number of directors is currently set at eleven, and the Board currently consists of eleven members. The Board has approved reducing the authorized number of directors to ten effective as of the 2018 Annual Meeting.

The Board, after receiving input from members of the Governance and Social Responsibility Committee, selected director nominees whose experiences, qualifications, attributes, and skills in, among other things, leadership of large corporations, consumer products, international business, marketing and advertising, digital media and entertainment, financial management and operations, information technology, commercial banking, investment banking, including mergers and acquisitions and business development,

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PROPOSAL 1 – ELECTION OF DIRECTORS

accounting, community outreach, corporate governance, and public policy, led the Board to conclude that these persons should serve as our directors at this time. The Board also selected director nominees with experience gained from past service with Mattel and/or other companies that have encountered comparable situations as Mattel.

For each director nominee, set forth below is his or her name, age, tenure as a director of Mattel, and a description of his or her principal occupation, other business experience, public company, and other directorships held during the past five years. The specific experiences, qualifications, attributes, and skills that led the Board to conclude that each nominee should serve as a director at this time are described below.

R. TODD BRADLEY

Career Highlights

Mozido, LLC, a global provider of digital commerce and payment solutions

• Chief Executive Officer and Director (December 2016 – May 2017)

TIBCO Software, Inc., an integration, analytics, and event-processing software company

• President (June 2014 – December 2014)

Hewlett-Packard Company, a global provider of products, technologies, software, solutions, and services

• Executive Vice President Strategic Growth Initiatives (June 2013 – June 2014); Executive Vice President of Printing and Personal Systems Group (March 2012 –June 2013); Executive Vice President of Personal Systems Group (June 2005 – March 2012)

PalmOne, Inc., a maker of mobile devices and WebOS

• President and Chief Executive Officer (October 2003 – March 2005)

Additional Leadership Experience and Service

• Director, Eastman Kodak Company since 2017; also serves on Compensation and Nominating & Governance Committees

• Director, TrueCar, Inc. (2013 – 2016)

• Trustee, Newseum (2014 – 2016)

Key Experience/Director Qualifications

Mr. Bradley brings to Mattel’s Board significant leadership, finance, digital, marketing, and technology experience. As a prior Chief Executive Officer of a technology- driven company, he will bring his expertise to Mattel’s evolving business strategy. In addition, Mr. Bradley has proven experience with turnaround companies in driving growth and improving profitably. He also has held various management positions within logistics, production, and quality control.

Age: 59 New Director Nominee
Other Current Public Directorships: • Eastman Kodak Company

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PROPOSAL 1 – ELECTION OF DIRECTORS

MICHAEL J. DOLAN

Career Highlights

Bacardi Limited, a global privately-held spirits company

• Chief Executive Officer (November 2014 – September 2017); Director (2009 – September 2017; served on Audit Committee until 2014); Interim Chief Executive Officer (May 2014 – November 2014)

IMG Worldwide, a global sports, fashion, and media entertainment company

• Chairman of the Board and Chief Executive Officer (November 2011 – May 2014); President and Chief Operating Officer (April 2011 – November 2011); Executive Vice President and Chief Financial Officer (April 2010 – April 2011)

Viacom, Inc., a global entertainment content company

• Executive Vice President and Chief Financial Officer (May 2004 – December 2006)

Kohlberg Kravis Roberts & Co., a global investment firm

• Senior Advisor (October 2004 – May 2005)

Young & Rubicam, Inc., a global marketing and communications company

• Chairman of the Board and Chief Executive Officer (2001 – 2003); Vice Chairman and Chief Operating Officer (2000 – 2001); Vice Chairman and Chief Financial Officer (1996 – 2000)

Additional Leadership Experience and Service

• Director, March of Dimes since 2013

• Director, Northside Center for Child Development since 2003

• Chairman of the Board, America’s Choice, Inc. (2004 – 2010)

Key Experience/Director Qualifications

As a former Chief Executive Officer of a large global company, Mr. Dolan brings to Mattel’s Board significant leadership, finance, global consumer products and branding, strategic marketing, and operations experience. Mr. Dolan also brings a valuable perspective on the entertainment industry through his experience as the former Chief Executive Officer of IMG, which is important to Mattel since many of our most popular toys are derived from licensed entertainment properties. In addition, Mr. Dolan’s long tenure with Young & Rubicam enables him to provide unique insights into brand building and advertising. Mr. Dolan has also gained valuable experience as the Chief Financial Officer of IMG, Viacom, and Young & Rubicam, where he dealt with complex accounting principles and judgments, internal controls, and financial reporting rules and regulations, and evaluated the financial results and financial reporting processes of large companies.

Age: 71 Director Since: 2004
Mattel Committee Memberships: • Compensation Committee (Chair) • Executive Committee (Chair) • Governance and Social Responsibility Committee

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PROPOSAL 1 – ELECTION OF DIRECTORS

TREVOR A. EDWARDS

Career Highlights

NIKE, Inc., a global designer, marketer, and distributor of athletic footwear, apparel, equipment, and accessories

• President, NIKE Brand (July 2013 – March 2018); Vice President, Global Brand & Category Management (August 2006 – June 2013); Vice President, Global Brand Management (2002 – 2006); Vice President, U.S. Brand Marketing (2000 – 2002); Vice President, EMEA Marketing (1999 – 2000); Director of Marketing for Europe (1997 – 1999); Director of Marketing for the Americas (1995 – 1997)

Additional Leadership Experience and Service

• Director, NIKE Foundation since 2005

• Director, Management Leadership for Tomorrow since 2008

Key Experience/Director Qualifications

Mr. Edwards brings to Mattel’s Board two decades of significant marketing and global brand management experience from a large public company. His leadership and strategy skills in overseeing geographic, category, direct-to-consumer business units globally, and all brand management functions, including digital and advertising, sports marketing, brand design, public relations, and retail marketing, provide a unique perspective on Mattel’s key goals and strategies for growth. During his career at NIKE, Mr. Edwards led some of the brand’s most significant break-through innovations, including spearheading the creation of NIKE+. In addition, he helped transform the digital landscape and position NIKE as a leader in the use of social media to connect with consumers globally.

Age: 55 Director Since: 2012
Mattel Committee Memberships: • Compensation Committee • Governance and Social Responsibility Committee

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PROPOSAL 1 – ELECTION OF DIRECTORS

MARGARET H. GEORGIADIS

Career Highlights

Mattel, Inc.

• Chief Executive Officer and Director since February 2017

Google Inc., a global technology company

• President, Americas (October 2011 – February 2017); Vice President, Global Sales Operations (September 2009 – April 2011)

Groupon, Inc., a global online local marketplace

• Chief Operating Officer (April 2011 – September 2011)

Synetro Capital, LLC, a private investment firm

• Principal (January 2009 – September 2009); Director since October 2009

Discover Financial Services, a direct banking and payment services company

• Executive Vice President, Card Products and Chief Marketing Officer (2004 – 2008)

McKinsey & Company, a global management consulting firm

• Partner (1990 – 2004)

Other Public Company Directorships

• McDonald’s Corporation since 2015; also serves on Audit/Finance and Sustainability and Corporate Responsibility Committees

• Amyris, Inc. (2015 – 2017)

• The Jones Group (2009 – 2014)

Additional Leadership Experience and Service

• Director, Ad Council since 2012; also served as Chair (2016 – 2017)

• Director, The Economic Club of Chicago since 2013

• Director, World Business Chicago (2014 – 2017)

Key Experience/Director Qualifications

Ms. Georgiadis brings to Mattel’s Board significant experience in technology, marketing, consumer insights, e-commerce, finance, leadership, global business, strategy, and business development. She has proven ability to foster innovation, experience in building partnerships on a global scale, expertise in leading complex organizations, and experience in engaging consumers and retail partners in a rapidly evolving industry. She has successfully led efforts to deliver above market growth and profitability by creating transformational partnerships across content, media, and technology providers and through innovation in product development and customer engagement. At Google, Ms. Georgiadis led their commercial operations and advertising sales in the U.S., Canada, and Latin America and was responsible for driving Google’s sales operations and strategies across regions, channels, and products. She also has over 15 years of analytical and strategic experience at the global management consulting firm of McKinsey & Company.

Age: 54 Director Since: 2017
Mattel Committee Memberships: • Equity Grant Allocation Committee
Other Current Public Directorships: • McDonald’s Corporation

34	Mattel, Inc. 2018 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

YNON KREIZ

Career Highlights

Maker Studios, Inc., a global digital media and content network company that was acquired by The Walt Disney Company

• Chairman of the Board (June 2012 – May 2014); Chief Executive Officer (May 2013 – January 2015)

Endemol Group., one of the world’s leading television production companies

• Chairman of the Board and Chief Executive Officer (June 2008 – June 2011)

Balderton Capital (formerly Benchmark Capital Europe), a venture capital firm

• General Partner (2005 – 2007)

Fox Kids Europe N.V., a children’s entertainment company

• Chairman of the Board, Chief Executive Officer and Co-founder (1996 – 2002)

Other Public Company Directorships

• Warner Music Group Corp. since May 2015; also serves on Audit Committee

Additional Leadership Experience and Service

• Chairman of the Board, Showmax since March 2017

• Board of Advisors, Anderson Graduate School of Management at UCLA since April 2015

• Chairman of the Board, Cortica Inc. (2012 – 2014)

• Chairman of Board of Trustees, Israeli Olympic Committee, London Games (2012)

Key Experience/Director Qualifications

Mr. Kreiz brings to Mattel’s Board of Directors significant leadership, finance, multimedia, and entertainment experience. As a former Chief Executive Officer of a number of global media companies and a board member of Warner Music Group Corp., he brings a valuable perspective on the entertainment, digital, and media industries, including a focus on children’s programming. He was also General Partner at Balderton Capital where he was active in early stage technology and media investments.

Age: 53 Director Since: 2017
Mattel Committee Memberships: • Finance Committee (until 2018 Annual Meeting)
Other Current Public Directorships: • Warner Music Group Corp.

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PROPOSAL 1 – ELECTION OF DIRECTORS

SOREN T. LAURSEN

Career Highlights

TOP-TOY, a toy retailer in the Nordic market

• Chief Executive Officer (April 2016 – January 2018)

LEGO Systems, Inc., the Americas division of the family-owned and privately-held The LEGO Group, a toy company based in Denmark

• President (January 2004 – March 2016)

The LEGO Company

• Senior Vice President, Europe North and Europe East (April 2000 – December 2003);

• Senior Vice President, Special Markets (1999 – 2000)

• VP/GM, LEGO New Zealand, (1995 – 1999)

Additional Leadership Experience and Service

• Advisor, American Toy Industry Association since 2014; served as Chairman 2012-2014 and Board Member at large since 2004.

• Director, A.T. Cross, R.I and Varier Furniture A/S Oslo since 2014

• Director, LEGO Children’s Fund (2010 – 2016)

• Director, Connecticut Children’s Medical Center (2008 – 2016; served on Executive and Strategy Task Force Committee)

Key Experience/Director Qualifications

Mr. Laursen brings to Mattel’s Board of Directors significant leadership, finance, brand, marketing, retail, global, and toy industry experience. He has experience successfully turning around a company and driving growth. As a former Chief Executive Officer of a toy retail company and former President of a toy manufacturer, he has tested experience and understanding of Mattel’s business.

Age: 54 New Director Nominee

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PROPOSAL 1 – ELECTION OF DIRECTORS

ANN LEWNES

Career Highlights

Adobe Systems Incorporated, a multinational computer software company providing digital marketing and media solutions

• Executive Vice President and Chief Marketing Officer since January 2016; Senior Vice President and Chief Marketing Officer (November 2006 – January 2016)

Intel Corporation, a multinational semiconductor manufacturing company that designs, manufactures, and sells integrated digital technology platforms

• Vice President, Sales & Marketing (2000 – 2006)

Awards Received

• Changing The Game Award by the Advertising Women of New York (2010)

• American Advertising Federation’s Hall of Achievement (2000)

Additional Leadership Experience and Service

• Director, Advertising Council since 2009; also serves on Executive Committee

• Director, Adobe Foundation since 2009; also serves as Secretary

Key Experience/Director Qualifications

As a global media and marketing leader in the technology industry, Ms. Lewnes brings to Mattel’s Board her significant leadership experience in branding, advertising, technology, and financial management marketing. She also brings experience in driving strategic growth and global demand at two public technology companies, as well as her experience serving on the boards of nonprofit entities. At Adobe, Ms. Lewnes is responsible for Adobe’s corporate brand, corporate communications, and integrated marketing efforts worldwide and has spearheaded the transformation of the company’s global marketing efforts to be digital-first and data-driven. At Intel, Ms. Lewnes played a key role globally positioning the business and products to consumers, business professionals, and key computer channels.

Age: 56 Director Since: 2015
Mattel Committee Memberships: • Governance and Social Responsibility Committee

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PROPOSAL 1 – ELECTION OF DIRECTORS

DOMINIC NG

Career Highlights

East West Bancorp, Inc. and East West Bank, a global bank based in California

• Chief Executive Officer and Chairman of the Board since 1992; President (1992 – 2009)

Federal Reserve Bank of San Francisco, Los Angeles Branch

• Director (2005 – 2011)

Seyen Investment, Inc., a private family investment business

• President (1990 – 1992)

Deloitte & Touche LLP, an accounting firm

• CPA (1980 – 1990)

Other Public Company Directorships

• East West Bancorp, Inc. since 1992; also Chairman since 1992

• PacifiCare Health Systems, Inc. (2003 – 2005)

Additional Leadership Experience and Service

• Director, STX Entertainment since 2016

• Trustee, University of Southern California since 2014

• Member, Keck School of Medicine Board of Overseers since 2016

• Director of the following non-profit entities and government organizations: Director, California Bankers Association (previously 2002 – 2011, 2016 – 2017); Chairman, Committee of 100 (2011 – 2014); The United Way of Greater Los Angeles (2006 – 2014); Pacific Council on International Policy (2010 – 2013); Federal Reserve Bank of San Francisco – Los Angeles Branch (2005 – 2011); and Los Angeles’ Mayor’s Trade Advisory Council as Co-Chair (2009 – 2011)

Key Experience/Director Qualifications

As a currently-serving Chief Executive Officer of a large California commercial bank, Mr. Ng brings to Mattel’s Board significant experience in leadership, strategy, business development, and global business. He also has valuable experience in dealing with complex accounting principles and judgments, internal controls, and financial reporting rules and regulations, and evaluating financial results and financial reporting processes of large companies. Mr. Ng transformed East West Bank from a small savings and loan association based in Los Angeles into a large full service commercial bank with exclusive focus on the United States and Greater China markets. Mr. Ng’s extensive experience conducting business in China is extremely valuable to Mattel because of Mattel’s large manufacturing presence in China and emerging markets initiatives (including China). He also brings to Mattel’s Board extensive business and governmental relationships in the State of California and the greater metropolitan area of Los Angeles, where Mattel is headquartered.

Age: 59 Director Since: 2006
Mattel Committee Memberships: • Audit Committee • Finance Committee
Other Current Public Directorships: • East West Bancorp, Inc.

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PROPOSAL 1 – ELECTION OF DIRECTORS

VASANT M. PRABHU

Career Highlights

Visa Inc., a global consumer payments technology company

• Executive Vice President and Chief Financial Officer since 2015

NBCUniversal, a media and entertainment company

• Chief Financial Officer (May 2014 – February 2015)

Starwood Hotels and Resorts Worldwide, Inc., a hotel and leisure company

• Vice Chairman and Chief Financial Officer (March 2010 – May 2014); Executive Vice President and Chief Financial Officer (2004 – 2010)

Safeway, Inc., a supermarket chain

• Executive Vice President and Chief Financial Officer (2000 – 2003)

McGraw-Hill, an educational publisher and learning science company

• President, Information and Media Group (1998 – 2000)

Pepsi International, a multinational food, beverage and snack company

• Senior Vice President Finance and Chief Financial Officer (1992 – 1998)

Additional Leadership Experience and Service

• Director, U.S. India Business Counsel (2013 – 2014)

• Director, Knight Ridder (2003 – 2006); also served on Audit and Compensation Committees

Key Experience/Director Qualifications

As Chief Financial Officer of a number of large public companies, Mr. Prabhu brings to Mattel’s Board significant leadership experience dealing with complex accounting principles and judgments, internal controls, and financial reporting rules and regulations, and evaluating financial results and financial reporting processes of large companies. As Senior Vice President Finance & Chief Financial Officer of Pepsi International, Mr. Prabhu was responsible for the company’s franchise and had oversight of operations in more than 100 countries. His global management, retail, and finance experience are also important to Mattel, given Mattel’s significant international operations.

Age: 58 Director Since: 2007
Mattel Committee Memberships: • Audit Committee (Chair) • Executive Committee • Finance Committee

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PROPOSAL 1 – ELECTION OF DIRECTORS

ROSA G. RIOS

Career Highlights

Red River Associates, Inc., a real estate/economic development consulting firm

• Chief Executive Officer since July 2016

Radcliffe Institute for Advanced Study at Harvard University

• Visiting Scholar since October 2016

Unites States Department of the Treasury

• 43rd Treasurer of the United States (July 2009 – July 2016). Also served as a member of the Treasury/Federal Reserve Transition Team

MacFarlane Partners, a real estate investment management firm

• Managing Director, Investments (November 2006 – July 2009)

Cities of Oakland, Fremont, San Francisco, Washington D.C., San Leandro

• Director of Economic Development and/or Redevelopment/Consultant (June 1994 – November 2006)

Additional Leadership Experience and Service

• Founder and Chief Executive Officer, EMPOWERMENT 2020 since 2016

• Advisor, Schlesinger Library Council at Harvard University since 2016

• Advisory Committee, Artemis Real Estate Partners since 2017

• Advisor, White House Council on Women and Girls (2009 – 2016)

• Trustee, Alameda County Employees’ Retirement Association (2008 – 2009)

Key Experience/Director Qualifications

Ms. Rios brings to Mattel’s Board significant experience in finance, real estate, manufacturing, and community development. As the former Treasurer of the United States, Ms. Rios has deep experience implementing efficiencies and innovative concepts while meeting increased production demand and increasing employee morale at record levels. She delivered over $1 billion in savings in the first five years of her tenure as Treasurer. She is most recently known for initiating and leading the efforts to place a portrait of a woman on the front of U.S. currency for the first time in over a century. In addition, her current work at Harvard and EMPOWERMENT 2020 focuses on increasing the visibility of historical women, supporting efforts to increase female participation in decision-making capacities, and mobilizing stakeholders to inspire the next generation of leadership.

Age: 52 New Director Nominee

Recommendation

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED HEREIN FOR ELECTION AS DIRECTORS.

40	Mattel, Inc. 2018 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

AUDIT AND RELATED PARTY MATTERS

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the liabilities of Section 18 of the Exchange Act. The Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Mattel specifically incorporates it by reference.

The Audit Committee’s responsibility is to assist the Board in its oversight of:

•	The quality and integrity of Mattel’s financial reports;

•	The independence, qualifications, and performance of PricewaterhouseCoopers LLP (“PwC”), Mattel’s independent registered public accounting firm;

•	The performance of Mattel’s internal audit function; and

•	The compliance by Mattel with legal and regulatory requirements.

Management of Mattel is responsible for Mattel’s consolidated financial statements as well as Mattel’s financial reporting process, disclosure controls and procedures, and internal control over financial reporting.

PwC is responsible for performing an integrated audit of Mattel’s annual consolidated financial statements and of its internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management, the senior internal auditing officer of Mattel, and PwC, the audited financial statements of Mattel as of and for the year ended December 31, 2017 and Management’s Report on Internal Control Over Financial Reporting. Management has confirmed to the Audit Committee that, as required by Section 404 of the Sarbanes-Oxley Act, management has evaluated the effectiveness of Mattel’s internal control over financial reporting using the framework in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission. Based on this evaluation, management concluded that Mattel’s internal control over financial reporting was effective as of December 31, 2017.

PwC has expressed its opinion that:

•	Mattel’s consolidated financial statements present fairly, in all material respects, its financial position as of December 31, 2017 and 2016, and its results of operations and cash flows for each of the three years in the period ended December 31, 2017 in conformity with accounting principles generally accepted in the United States of America; and

•	Mattel has maintained, in all material respects, effective internal control over financial reporting as of December 31, 2017, based on criteria established in Internal Control – Integrated Framework issued by COSO.

Mattel, Inc. 2018 Proxy Statement	41

REPORT OF THE AUDIT COMMITTEE

In addition, Mattel’s Chief Executive Officer and Chief Financial Officer reviewed with the Audit Committee, prior to filing with the SEC, the certifications that were filed pursuant to the requirements of the Sarbanes-Oxley Act and the disclosure controls and procedures management has adopted to support the certifications. The Audit Committee periodically meets in executive sessions and in separate private sessions with management, the Chief Legal Officer, the senior internal auditing officer, and PwC. Each of the Chief Financial Officer, the Chief Legal Officer, the senior internal auditing officer, and PwC has unrestricted access to the Audit Committee.

The Audit Committee has discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from PwC required by the PCAOB regarding the firm’s independence from Mattel, and the Audit Committee has also discussed with PwC the firm’s independence from Mattel.

The Audit Committee has also considered whether PwC’s provision of non-audit services to Mattel is compatible with maintaining the firm’s independence from Mattel.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving accounting or auditing, including the subject of auditor independence. As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Mattel’s consolidated financial statements fairly present Mattel’s financial position, results of operations and cash flows, and are in conformity with accounting principles generally accepted in the United States of America and applicable laws and regulations. Each member of the Audit Committee is entitled to rely on:

•	The integrity of those persons within Mattel and of the professionals and experts (such as PwC) from which the Audit Committee receives information;

•	The accuracy of the financial and other information provided to the Audit Committee by such persons, professionals, or experts absent actual knowledge to the contrary; and

•	Representations made by management or PwC as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by PwC to Mattel.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Mattel’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

AUDIT COMMITTEE

Vasant M. Prabhu (Chair)

Dominic Ng

Kathy White Loyd

March 19, 2018

42	Mattel, Inc. 2018 Proxy Statement

FEES INCURRED FOR SERVICES BY PRICEWATERHOUSECOOPERS LLP

FEES INCURRED FOR SERVICES BY

PRICEWATERHOUSECOOPERS LLP

The following table summarizes the fees accrued by Mattel for audit and non-audit services provided by PricewaterhouseCoopers LLP for fiscal years 2017 and 2016:

Fees	2017	2016

Audit fees(1)	$7,764,000	$6,483,000

Audit-related fees(2)	$143,000	$228,000

Tax fees (3)	$1,501,000	$1,951,000

Total	$9,408,000	$8,662,000

(1) Audit fees consisted of fees for professional services provided in connection with the integrated audit of Mattel’s annual consolidated financial statements and the audit of internal control over financial reporting, the performance of interim reviews of Mattel’s quarterly unaudited financial information, comfort letters, consents, and statutory audits required internationally.

(2) Audit-related fees consisted primarily of the fees related to the audits of employee benefit plans in 2017 and 2016 and the debt offering in 2016.

(3) Tax fees principally included (i) tax compliance and preparation fees (including fees for preparation of original and amended tax returns, claims for refunds, and tax payment-planning services) of 643,000 for 2017 and $654,000 for 2016, and (ii) other tax advice, tax consultation, and tax planning services of 858,000 for 2017 and $1,297,000 for 2016.

The Audit Committee charter provides that the Audit Committee pre-approves all audit services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

In addition, consistent with SEC rules regarding auditor independence, the Audit Committee has adopted a Pre-Approval Policy, which provides that the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. The Pre-Approval Policy sets forth procedures to be used for pre-approval requests relating to audit services, audit-related services, tax services, and all other services and provides that:

•	The term of the pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period or the services are specifically associated with a period in time;

•	The Audit Committee may consider the amount of estimated or budgeted fees as a factor in connection with the determination of whether a proposed service would impair the independence of the registered public accounting firm;

•	Requests or applications to provide services that require separate approval by the Audit Committee are submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer or Corporate Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the SEC on auditor independence;

•	The Audit Committee may delegate pre-approval authority to one or more of its members, and if the Audit Committee does so, the member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting; and

Mattel, Inc. 2018 Proxy Statement	43

FEES INCURRED FOR SERVICES BY PRICEWATERHOUSECOOPERS LLP

•	The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

All services provided by our independent registered public accounting firm in 2017 were pre-approved in accordance with the Audit Committee’s Pre-Approval Policy.

44	Mattel, Inc. 2018 Proxy Statement

CERTAIN TRANSACTIONS WITH RELATED PERSONS

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Our Board maintains a written Related Party Transactions Policy regarding the review, approval, and ratification of any transaction required to be reported under Item 404(a) of the SEC’s Regulation S-K. Under the policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. A transaction entered into without pre-approval of the Audit Committee is not deemed to violate the policy so long as the transaction is brought to the Audit Committee as promptly as reasonably practical after it is entered into. Management shall present to the Audit Committee each new or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to Mattel and to the relevant related person. For the purposes of our policy, a “related party transaction” is any transaction or relationship directly or indirectly involving one of our directors (which term includes any director nominee) or executive officers (within the meaning of Rule 3b-7 under the Exchange Act), any person known by us to be the beneficial owner of more than 5% of our common stock, or any person known by us to be an immediate family member of any of the foregoing that would need to be disclosed under Item 404(a) of the SEC’s Regulation S-K.

Our directors and executive officers complete questionnaires on an annual basis designed to elicit information about any potential related party transactions. They are also instructed and periodically reminded of their obligation to inform our legal department of any potential related party transactions. In addition, we review information about security holders known by us to be beneficial owners of more than 5% of any class of our voting securities (see “Stock Ownership and Reporting – Principal Stockholders”) to determine whether there are any relationships with such security holders that might constitute related party transactions.

We are not aware of any related party transactions with any directors, executive officers, more-than-5% security holders, or any person known by us to be an immediate family member of any of the foregoing requiring disclosure under the SEC’s rules or our Related Party Transactions Policy.

Mattel, Inc. 2018 Proxy Statement	45

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2 – RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2018 Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants is not required by our Restated Certificate of Incorporation, our Bylaws, or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification because we believe it is a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Mattel’s best interests and that of our stockholders.

Recommendation

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS MATTEL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

46	Mattel, Inc. 2018 Proxy Statement

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS AND EXECUTIVE

COMPENSATION

EXECUTIVE OFFICERS

The current executive officers of Mattel are as follows:

Name	Age	Position	Executive Officer Since

Margaret H. Georgiadis(1)	54	Chief Executive Officer and Director	2017

Christopher A. Sinclair	67	Executive Chairman of the Board	2015

Richard Dickson	50	President and Chief Operating Officer	2014

Michael J. Eilola	56	Executive Vice President and Chief Supply Chain Officer	2018

Joseph J. Euteneuer	62	Chief Financial Officer	2017

Robert Normile	58	Executive Vice President, Chief Legal Officer, and Secretary	1999

Amanda J. Thompson	42	Executive Vice President and Chief People Officer	2017

(1) Information regarding Ms. Georgiadis is provided in the “Proposal 1 – Election of Directors” section of this Proxy Statement.

Mr. Sinclair has been Executive Chairman of the Board since February 2017. From April 2015 to February 2017, he served as Chief Executive Officer, and from January 2015 to February 2017, he also served as Chairman of the Board of Mattel. He served as Interim Chief Executive Officer from January 2015 to April 2015. Prior to assuming the role of Chairman of the Board and Interim Chief Executive Officer, Mr. Sinclair served as the Independent Lead Director, Chairman of the Audit Committee and Chairman of the Executive Committee since 2011. From May 2002 until his retirement in July 2008, he served as Executive Chairman of Scandent Holdings, an information technology investment company. From August 2005 to January 2009, he also served as Executive Chairman of Cambridge Solutions Corporation Ltd., a leader in providing information technology and business process outsourcing services. He served as a Managing Director of Manticore Partners, LLC, a venture capital advisory firm, from June 2000 to June 2005, as an Operating Partner of Pegasus Capital Advisors, LP, a private equity firm, from February 2000 to August 2002, and as Chairman of the Board and Chief Executive Officer of Caribiner International, Inc. from December 1998 to May 2000. Prior to that, he served as President and Chief Executive Officer of Quality Food, Inc., Chairman and Chief Executive Officer of Pepsi-Cola Company, and President and Chief Executive Officer of PepsiCo Foods & Beverages International and Pepsi-Cola International for more than five years.

Mr. Dickson has been President and Chief Operating Officer since April 2015. From January 2015 to April 2015, he served as President, Chief Brands Officer. He served as Chief Brands Officer from May 2014 to January 2015. From February 2010 to May 2014, he served as President and CEO of Branded Businesses at The Jones Group, Inc. From August 2008 to February 2010, he served as General Manager and Senior Vice President of the Barbie Brand at Mattel. From 2000 to 2008, he was Senior Vice President at Mattel overseeing Consumer Products, Marketing, Media, Entertainment, and Packaging. Prior to Mattel, he

Mattel, Inc. 2018 Proxy Statement	47

EXECUTIVE OFFICERS

served as Vice President of Brand Management and Merchandising at Estee Lauder Companies, Inc. and was Principal with Gloss.com, an e-commerce beauty website he helped develop and manage until its acquisition by Estee Lauder. Mr. Dickson started his career and spent nearly a decade with Bloomingdale’s, a leading U.S. fashion retailer.

Mr. Eilola has been Executive Vice President and Chief Supply Chain Officer since January 2018. From August 2017 through December 2017, he served as Senior Vice President, Global Manufacturing. Prior to joining Mattel, Mr. Eilola held executive positions with Honeywell International Inc., where he served as Vice President, Integrated Supply Chain, Americas from January 2012 to August 2017, and as Vice President, Manufacturing in the company’s Chemical and Aerospace segments from June 2005 to January 2012. Prior to that, from 1985 through 2005, Mr. Eilola held a number of management positions with firms including PQ Corporation, Ashland Chemical, BOC Gases, and Olin/Arch Chemicals.

Mr. Euteneuer has been Chief Financial Officer of Mattel since September 2017. From May 2016 to September 2017, he served as Co-Chief Executive Officer and Chief Financial Officer of the Americas of Rivada Networks, LLC., a communications technology business. From April 2011 to August 2015, he served as Chief Financial Officer of Sprint Corporation, a wireless communications company. Mr. Euteneuer was Chief Financial Officer and Executive Vice President of Qwest Communications, a wireline telecom company, from 2008 to 2011. Before joining Qwest Communications, he served as Chief Financial Officer and Executive Vice President of XM Satellite Radio Holdings from 2002 to 2008. From 1988 to 2002, Mr. Euteneuer held several executive roles at Comcast Corporation, including Chief Financial Officer and Executive Vice President at Comcast Corporation’s Business Communications/Broadnet Europe from 2000 to 2002; and earlier, Vice President, Corporate Development, and Corporate Controller from 1988 to 2000. Prior to joining Comcast, he served as Chief Operating Officer of LaCanasta Mexican Foods International. Earlier in his career, Mr. Euteneuer held leadership roles at Deloitte and PricewaterhouseCoopers. He is a Certified Public Accountant.

Mr. Normile has been Executive Vice President, Chief Legal Officer, and Secretary since February 2011, and from March 1999 to February 2011 he was Senior Vice President, General Counsel, and Secretary. He served as Vice President, Associate General Counsel, and Assistant Secretary from August 1994 to March 1999. From June 1992 to August 1994, he served as Assistant General Counsel. Prior to that, he was associated with the law firms of Latham & Watkins LLP and Sullivan & Cromwell LLP.

Ms. Thompson has been Executive Vice President and Chief People Officer since September 2017. From 2012 to 2017, she served as Chief People Officer of TOMS Shoes, a designer, manufacturer, and distributor of shoes, apparel, and accessories. Ms. Thompson held several executive and leadership roles at Starbucks Coffee Company from 2006 to 2012, including Vice President of Human Resources, China and the Asia Pacific Region; Vice President of Human Resources, Strategic Initiatives; and, Vice President of Human Resources, Seattle’s Best Coffee. From 2003 to 2006, Ms. Thompson was Senior Director, Employee and Organization Development, at Ticketmaster Corporation. Previously, she served as Director, Human Resources, at CitySearch.com. Since November 2017, Ms. Thompson has served on the Board of Directors of Feed the Children.

48	Mattel, Inc. 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is organized as follows:

EXECUTIVE SUMMARY

2017 Named Executive Officers

Our fiscal year 2017 NEOs were:

Name	Position (as of December 31, 2017)
Margaret H. Georgiadis	Chief Executive Officer (since February 2017)
Christopher A. Sinclair	Executive Chairman (former Chairman and Chief Executive Officer)
Richard Dickson	President and Chief Operating Officer
Joseph A. Euteneuer	Chief Financial Officer (since September 2017)
Robert Normile	Executive Vice President, Chief Legal Officer, and Secretary
Amanda J. Thompson	Executive Vice President and Chief People Officer (since September 2017)
Kevin M. Farr	Former Chief Financial Officer

Mattel, Inc. 2018 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS

2017 Financial and Business Highlights

In 2017, we made tough decisions to reset our business and lay the groundwork for continued progress on our transformation in 2018.

During the year, our new leadership identified a clear go-forward strategy anchored by the following five strategic pillars to reposition Mattel for future revenue improvement and profit growth.

Mattel’s Five-Pillar Strategy
• Build Mattel’s Power Brands (American Girl, Barbie, Fisher-Price, Hot Wheels, and Thomas & Friends) into connected 360-degree play systems and experience
• Accelerate emerging markets growth with digital-first solutions
• Focus and strengthen Mattel’s innovation pipeline
• Reshape Mattel’s operations to be leaner, faster, and smarter via commercial realignment, supply chain transformation, and IT transformation
• Reignite Mattel’s culture and team

2017 was an extraordinary year for Mattel as we faced multiple, significant dislocations driven by tighter retail inventory management, planning misalignments, mixed brand performance, and the Toys “R” Us bankruptcy. Collectively, these contributed substantially to top-line and bottom-line pressures.

Profitability in the year was primarily impacted by the proliferation of SKUs and brands, that led to an increase in closeout sales and unfavorable product mix, as well as increased obsolescence expense, and freight and logistics challenges. After examining the business, management announced a structural simplification after the third quarter to right size our cost structure. By structurally simplifying our business, we plan to eliminate at least $650 million in net costs over the next two years, which will unlock substantial resources to invest in our transformation plan.

Key 2017 Financial Results
• Net sales were $4.88 billion, an 11% decrease as compared to 2016
• Gross sales* were $5.51 billion, a 9% decrease as compared to 2016
• Gross margin was 37.3%, a decrease of 950 basis points from 2016
• Operating loss was $342.8 million, as compared to operating income of $519.2 million in 2016
• Diluted net loss per share in 2017 was $3.07, as compared to diluted earnings per share of $0.92 in 2016

* Gross sales is a non-GAAP financial measure. For a reconciliation of gross sales to net sales, the most directly comparable GAAP financial measure, please see pages 49 to 50 of our Annual Report on Form 10-K filed with the SEC on February 27, 2018.

50	Mattel, Inc. 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following shows our TSR(1) performance as compared to the median of our peer group for periods ending December 31, 2017, when our closing stock price was $15.38:

Period	Mattel	Peer Group
1 year	-41.9%	17.5%
3 year	-16.7%	6.3%
5 year	-12.0%	13.4%

(1) TSR represents the annualized rate of return reflecting changes in the stock price plus reinvestment and the compounding effect of dividends over such period.

Despite the challenges, we took action in 2017 to transform our business and reset our economic model for the future. Throughout the year, right sizing retail inventory levels remained a critical priority. We ended 2017 with significantly reduced retail inventories, and with POS and shipping more aligned for most of our brands.

We are driving strong progress on our structural simplification cost savings initiative, which is a cornerstone to restoring profitability. We began taking action in the fourth quarter of 2017 by de-layering the organization, eliminating $50 million of payroll expense on an annualized basis exiting 2017; implementing SKU reduction initiatives resulting in a $21 million tooling write-off; and deploying comprehensive zero-based budgeting, where all spending is evaluated as part of our 2018 budgeting process to determine whether it is necessary and consistent with driving our overall business objectives. We expect to achieve approximately 40% of the total savings in 2018 primarily through process simplification and the optimization of SG&A, cost of goods sold, and advertising. This estimate represents a greater portion of the overall reduction target than initially anticipated.

As we drive savings through structural simplification, we also remain committed to strategic investments to help Mattel promote top-line growth and improve profitability. In 2017, we spent approximately $30 million on strategic investments including our China strategic partnerships, IT transformation, connected 360-degree play systems and experiences, Hot Wheels connected products, and key external hires.

In 2018, we will be making staged investments across multiple pillars of our strategy as we continue to focus on building out our connected 360-degree play systems and experiences for our Power Brands, unlocking our IP in the form of both content and gaming, and will be accelerating our progress on consumer products and live experiences to provide a truly immersive experience for our consumers. We will also be reshaping our operations through an IT transformation that will help us become a leaner, faster, and smarter organization. We will continue to invest in emerging markets as we lean into our partnerships in China and expand beyond the traditional toy model. Additionally, we will be investing to strengthen our innovation pipeline by leveraging co-productions to create and partner on our new IP as well as supporting our recently formed incubator, which is focused on launching on-trend products.

The implementation of our strategy in conjunction with our structural simplification cost savings initiative should restore profitability, drive revenue growth, and maximize long-term stockholder value over time.

Mattel, Inc. 2018 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS

Key progress points in 2017 in connection with our transformation efforts include:

Transformation Progress
✓ We are resetting our economic model with a $650 million structural simplification cost savings initiative so that we can deliver improving margins
✓ We are starting 2018 in a much better position in terms of retail inventory levels than the prior year
✓ We have a new leadership team and a stronger organizational structure
✓ We remain committed to our strategic investments, spending approximately $30 million in 2017 and $170 million more planned, with approximately half being spent in 2018 and half in 2019
✓ We are rapidly executing against our strategy with new content, new distribution deals, and new partnerships

2017 Leadership Transformation

Over the course of 2017, we made key strategic hires to our executive leadership team and each addition brings a proven track record in organizational transformation.

Chief Executive Officer

In February 2017, the Board appointed Ms. Georgiadis, former President, Americas of Google Inc. to become our CEO, based on her significant experience in technology, marketing, consumer insights, e-commerce, finance, leadership, global business strategy, and business development. She has proven ability to foster innovation, experience in building partnerships on a global scale, expertise in leading complex organizations, and experience in engaging consumers and retail partners in a rapidly evolving industry. At Google, Ms. Georgiadis successfully led efforts to deliver above market growth and profitability by creating transformational partnerships across content, media and technology providers, and through innovation in product development and customer engagement.

Chief Financial Officer

Under Ms. Georgiadis’ leadership, in September 2017, Mr. Euteneuer was appointed to serve as our CFO to provide financial and administrative leadership, facilitate better forecasting, and implement strategies for long-term growth and profitability. His extensive experience includes serving as CFO for four decades with a number of major communications companies, such as Sprint Corporation, Quest Communications International, and XM Satellite Radio Holdings, as well as his recent position of co-CEO of the Americas of Rivada Networks LLC. Mr. Euteneuer’s strong record of helping companies through transformations and implementing new strategies to improve long-term growth and profitability make him a key addition to our management team.

Chief People Officer

In September 2017, Ms. Thompson joined our senior management team as our EVP and CPO to champion the Company’s values and mission and ensure optimal collaboration across the global workforce to drive performance. She was previously the CPO at TOMS Shoes, where she successfully developed and implemented programs that increased employee engagement and improved organizational design and accountability. At Mattel, Ms. Thompson is focusing on establishing a high-performance culture to support our transformation and building a progressive and world-class human resources organization.

52	Mattel, Inc. 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In addition, Mattel also appointed Sven Gerjets as our EVP and Chief Technology Officer and Nancy Elder as our EVP and Chief Communication Officer in 2017, further strengthening our leadership team.

Compensation Decisions

In order to attract these talented individuals to lead our transformation, the Compensation Committee determined that it was in the best interest of the Company and its stockholders to provide one-time new hire grants of stock options and RSUs to Ms. Georgiadis, Mr. Euteneuer, and Ms. Thompson, which serve as inducements to join Mattel, create immediate alignment with stockholders’ interests, and further incentivize our new leadership team to drive long-term value creation. In addition, the Compensation Committee provided these executives one-time minimum guaranteed cash bonus payments for 2017 to replace compensation opportunities forfeited by the executives at their former employers. The amounts and terms of the new hire compensation arrangements were deemed necessary by the Compensation Committee to recruit the best executives to guide our transformation in a competitive market for talent.

CEO

In determining Ms. Georgiadis’ compensation, the Compensation Committee took into account guidance and competitive market analysis provided by FW Cook, the Compensation Committee’s independent consultant. The Compensation Committee also reviewed the target TDC provided to Ms. Georgiadis by her former employer. In recognition of the value of equity compensation forfeited by Ms. Georgiadis in connection with her resignation from her prior employer, she was awarded a one-time make-whole grant of RSUs valued at $14 million, vesting monthly over the first year following grant, and new hire inducement grants of stock options and RSUs, each valued at $5.5 million, vesting 50% on each of the second and third anniversaries of grant. In converting these values into shares of RSUs, the Compensation Committee applied a trailing 20-day average stock price rather than the closing stock price on the grant date.

Excluding these one-time grants, Ms. Georgiadis’ 2017 annual target TDC package was set at $12 million ($1.5 million salary, 150% annual target bonus opportunity, and $8.25 million annual target LTI), which was determined to be at approximately the 60th percentile for target TDC for CEO’s of our comparator peer companies.

The details of the new hire and annual compensation packages of Ms. Georgiadis, Mr. Euteneuer, and Ms. Thompson are described further below in “Elements of Compensation” and “Summary Compensation Table – Narrative Disclosure to Summary Compensation Table.”

Executive Chairman

In connection with Mr. Sinclair assuming the role of Executive Chairman in support of the CEO transition, Mr. Sinclair’s base salary was set at $1,000,000, his target annual cash incentive opportunity was 100% of his base salary, and his 2017 LTI target grant value was set at $3,000,000. The Board believed it was important to retain Mr. Sinclair through the 2018 Annual Meeting to support the CEO transition and help drive continued, strong Board oversight of our transformation. Accordingly, to incentivize Mr. Sinclair to remain in the Executive Chairman role at least through the 2018 Annual Meeting, the August 1, 2017 annual grant of stock options and RSUs vest 100% on the date of the 2018 Annual Meeting. Mr. Sinclair is not standing for re-election at the 2018 Annual Meeting. For 2018, he is not eligible to participate in the MIP or receive any equity grants (including Performance Units under the LTIP).

Mattel, Inc. 2018 Proxy Statement	53

COMPENSATION DISCUSSION AND ANALYSIS

Demonstrated Pay for Performance: Realized Compensation Significantly Below Targeted Compensation

Our executive compensation programs are designed to be performance-based and link our executives’ pay to the execution of Mattel’s strategic objectives and to the interest of our stockholders.

The table below summarizes compensation decisions and payouts for our NEOs over the past four years, and illustrates our pay-for-performance alignment:

Compensation Element	Historical Results for NEOs			2017 Results for NEOs
	2014	2015	2016
Annual Cash Incentive	• Below target payouts under our MIP	• Below target payouts under our MIP	• No payout earned under our MIP	• No payout earned under our MIP
Base Salary	• No salary increases, other than in connection with greater responsibilities assumed	• No salary increases, other than in connection with promotion or greater responsibilities assumed	• No salary increases, other than in connection with promotion or greater responsibilities assumed	• No salary increases, other than in connection with retention based on criticality of role during leadership transition
	Historical Results for NEOs			2017 Results for NEOs
Equity LTIs	• Last payout under our LTIP was in 2014 for the 2011-2013 LTIP • No payouts under the 2014-2016 LTIP

• Not on track for any earnout of Performance Units under the 2016-2018 LTIP, which bases payout on achievement against a three-year cumulative EPS financial measure, plus a relative TSR modifier

• No earnout for 2017 performance under the 2017-2019 LTIP, which bases payout on achievement against EPS goals that are set on an annual basis with earnouts averaged over the three-year period, plus a relative TSR modifier

• All outstanding stock options are currently underwater

54	Mattel, Inc. 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Pay outcomes for our NEOs in 2017 closely aligned with our challenging financial results this past year. The strong link between pay and performance is further illustrated by the chart below. Ms. Georgiadis’ realizable TDC at the end of 2017 was only 48% of her 2017 targeted TDC.

2017 Targeted TDC
2017 Annual Cash	$3,359,536
- Base Salary(1)	$1,343,836
- MIP	$2,015,700	(2)
2017 LTI	$33,250,000	(3)
Annual
- Performance Units	$2,750,000
- Stock Options	$2,750,000
- Time-Vesting RSUs	$2,750,000
New Hire
- Stock Options	$5,500,000
- Time-Vesting RSUs	$5,500,000
Make-Whole RSUs	$14,000,000
Total 2017 TDC	$36,609,536

2017 Realizable TDC
2017 Annual Cash	$2,843,836
- Base Salary(1)	$1,343,836
- MIP	$1,500,000	(4)
2017 LTI	$14,608,630
Annual
- Performance Units	$263,844	(5)
- Stock Options	$0	(6)
- Time-Vesting RSUs	$2,144,772	(7)
New Hire
- Stock Options	$0	(6)
- Time-Vesting RSUs	$2,984,827	(7)
Make-Whole RSUs	$9,215,187	(8)
Total 2017 TDC	$17,452,466
% of Targeted TDC	48%

(1) Reflects annual base salary pro-rated from Ms. Georgiadis’ hire date of February 8, 2017 through December 31, 2017.

(2) Reflects pro-rated target amount payable under the MIP as disclosed in the “Grants of Plan-Based Awards in 2017” table on page 88 for the period Ms. Georgiadis served as CEO.

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2017 CEO Targeted vs. Realizable TDC ($ Millions) $40.0 $35.0 $30.0 $25.0 $20.0 $15.0 $10.0 $5.0 $0.0 Targeted: $36.6 Realizable: $17.5 = 48% Realizable Compensation 52% lower than Targeted

COMPENSATION DISCUSSION AND ANALYSIS

(3) Reflects amounts disclosed in the “2017 LTI Annual Grant Values” table on page 67 and also Ms. Georgiadis’ make-whole grant ($14 million) and new hire grants (totaling $11 million).

(4) Reflects the one-time guaranteed cash bonus payment per offer letter.

(5) The value shown for the Performance Units for the 2017-2019 LTIP is 16.7% of target earnout, based on our adjusted EPS of $(0.87) for 2017, which was below threshold performance and resulted in 0% earned for the 2017 financial performance goal. Further, we have assumed target EPS performance for each of 2018 and 2019, resulting in a three-year average of 66.7% earned for the financial performance goal. We have further assumed, based on our current stock price, which results in substantially below threshold performance, that the impact of our TSR modifier would result in a reduction of 50 percentage points from the 66.7% earned payout based on our EPS performance, resulting in 16.7% earned payout under the 2017-2019 LTIP.

(6) The stock options granted in 2017 were underwater as of the end of the fiscal year and none were vested. The value shown for the realizable 2017 stock options reflects no intrinsic value for such options as of December 29, 2017, the last trading day of fiscal year 2017, based on our closing stock price of $15.38 and the option exercise price of $25.95 for the February 8, 2017 grant and $19.72 for the August 1, 2017 grant. If instead the Black-Scholes value of the stock options were taken into account as of December 29, 2017, then such options would be valued at approximately $4.4 million, resulting in Total 2017 Realizable TDC of $21.9 million, or 60% of Targeted TDC (for valuation purposes the expected life was based on the original ratio of expected life to original option term, volatility assumption (see Note 7 to Mattel’s Consolidated Financial Statements for 2017 contained in the Annual Report on Form 10-K filed with the SEC on February 27, 2018), no dividends assumed, and December 29, 2017 five-year Government Treasury rate used).

(7) The value shown for the realizable time-vesting restricted stock units (“RSUs”) for 2017 reflects our closing stock price of $15.38 as of December 29, 2017.

(8) For amounts vested in 2017, value shown is disclosed in the “Option Exercises and Stock Vested in 2017” table and for unvested RSUs, value shown reflects our closing stock price of $15.38 as of December 29, 2017.

No MIP Payout Earned for 2017

No 2017 cash incentive payout was earned under the MIP. The payout formula for our NEOs (and other EVPs) for 2017 under our MIP was as follows:

•	75% of the payout is based on achievement of financial goals

Company Financial Measure	Threshold (millions)	Actual
Adjusted Operating Profit (75% weighting)	$489	$(280)
Adjusted Net Sales (25% weighting)	$5,477	$4,882

•	25% of the payout is based on achievement of individualized strategic priorities related to each executive’s job responsibilities

For 2017, to further motivate a focus on stockholder value creation, the Compensation Committee established a cap on payout for executives in the executive leadership level and above at 100% of target if adjusted operating profit was below 2016 actuals and our 2017 TSR was negative.

As in prior years, no payouts could be made unless we achieved adjusted operating profit threshold performance. For 2017, given that we did not meet any of our financial performance goals, no amounts were earned under the MIP for the NEOs. For 2017, after review of competitive market practices, the offer letters of Ms. Georgiadis, Mr. Euteneuer, and Ms. Thompson provided them with a minimum guaranteed cash bonus payment of $1,500,000, $300,000, and $250,000 respectively. The Compensation Committee determined that these one-time minimum payments were appropriate and necessary in order to recruit high-level executives in a competitive market for their talent and to compensate them for forfeited bonus opportunities with their prior employers.

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COMPENSATION DISCUSSION AND ANALYSIS

Outstanding LTIP Cycles are Tracking Toward No Payout

Under our LTIP, commencing with the 2016 plan year, we grant three-year long-term performance-based RSUs, or Performance Units, each year, instead of every three years. The Performance Units under the 2016-2018 LTIP are earned based on a pre-determined three-year cumulative EPS, with the resulting earned percentage increased or decreased up to 50 percentage points based on our relative three-year TSR versus the S&P 500. For our 2017-2019 LTIP, the Compensation Committee revised the program to be based on annual EPS performance, set at the commencement of each year, with earned percentages averaged over the three-year performance cycle, and the resulting earned percentage similarly increased or decreased based on our relative three-year TSR versus the S&P 500. When the goals were established in March 2017, the Compensation Committee determined that one-year goal setting would: (i) allow the committee to set challenging targets that better reflect the Board’s expectations for changes at the Company during this stage of our transformation, (ii) better enable the committee to account for shifting industry dynamics, and (iii) avoid the potential risk of either windfall payouts or retention issues that could be associated with setting a less precise three-year EPS goal.

For the 2017-2019 LTIP, to further motivate a focus on stockholder value creation, the Compensation Committee established a cap on payout for the executives in the executive leadership level and above at 100% of target if 2017-2019 TSR is negative.

•	2017-2019 LTIP – Our annual 2017 EPS goal for the 2017-2019 LTIP at threshold performance was $0.91, with actual adjusted EPS performance for 2017 at $(0.87), resulting in no earned percentage attained for 2017 EPS financial performance. Further, our relative one year TSR at December 31, 2017, based on our stock price of $15.38, placed us significantly below the 25th percentile, which would have resulted in a reduction by 50 percentage points of any earned percentage under the EPS goal had the performance period ended on December 31, 2017.

•	2016-2018 LTIP – Our cumulative two-year adjusted EPS performance from January 1, 2016 through December 31, 2017, was significantly below threshold level and tracks at no payout under our 2016-2018 LTIP for financial performance. Our relative TSR at December 31, 2017 for the two-year period was also well below the 25th percentile, which would have resulted in a reduction by 50 percentage points of any earned percentage under the EPS goal had the performance period ended on December 31, 2017.

Initiatives to Retain Key Talent During This Critical Time

While the reduced payouts under our short-term and long-term incentive programs clearly demonstrate the Company’s commitment to pay-for-performance philosophy, they also reflect the difficulties of long- and short-term goal setting in the context of the significant changes that are impacting the toy industry and retail environment. In evaluating recent incentive earnouts at zero, as well as the considerable uncertainty at Mattel given recent changes at the senior executive level, the Compensation Committee determined to grant retention-focused compensation to certain longer-serving key members of the management team. The awards are focused on maintaining stability and retaining important institutional knowledge during a critical period in Mattel’s transformation, which is necessary to facilitate our leadership team’s execution of the Company’s strategic priorities.

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COMPENSATION DISCUSSION AND ANALYSIS

Accordingly, in connection with the hiring of Ms. Georgiadis, the Compensation Committee provided Mr. Dickson, our President and COO, with $100,000 increase in salary; $1 million retention cash award, paid 50% on June 30, 2017 and 50% on January 31, 2018; and $5 million retention equity grants, 50% in RSUs and 50% in stock options, each vesting in one-third annual increments. Mr. Dickson is a key member of our leadership team and a significant contributor to the transformation of Mattel’s Power Brands.

In addition, in recognition of his critical role and experience, Mr. Normile was granted retention RSUs valued at $250,000 on December 29, 2017, which vest 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date.

Choice of Annual Equity LTI Mix

Our annual equity LTI mix is comprised one-third of LTIP Performance Units, one-third of RSUs, and one-third of stock options. For 2017, our Compensation Committee approved a program allowing senior executives, except for the CEO, Executive Chairman, and then CFO, to allocate the grant value of the stock options/RSUs component to a selected mix of stock options and RSUs (“Choice Program”). Our EVPs and above and other Section 16 officers must allocate at least 25% to stock options, and the remaining portion can be allocated to RSUs or stock options in 25% increments. This Choice Program was designed and implemented to strengthen senior executive engagement and retention.

LTIP Grant – March		Annual Equity Grant – August				LTI Annual Target Value

Performance Units (Three-year cycle)	+	Stock Options	+	Time-Vesting RSUs	=
1/3 of LTI		Remaining 2/3 of LTI Choice of equity grant mix, with a minimum of 25% options

Stockholder Engagement

We continued to receive strong support for our executive compensation programs and practices in 2017.

We received more than 91% approval from stockholders on our 2017 Say-on-Pay. Over the past three years, we received more than 91% support on average. We have established a robust stockholder engagement program, which includes proactive and responsive dialogue with a broad range of our stockholders. This engagement helps inform the Board’s understanding of stockholder perspectives on a wide range of matters. Stockholder dialogue is a year-round practice for Mattel. During 2017, a year of tremendous leadership and business transformation, our dialogue with stockholders was primarily focused on the progress of our strategic transformation, our leadership changes, the performance of the Company, and how our Board and management team are driving value for our stockholders. The input and perspectives provided by our stockholders is highly valued, particularly at such a critical period for our Company, and we have processes in place to ensure that feedback received from our stockholders is relayed directly to the Board to help inform our practices. As we continue to execute on our transformation, we look forward to ongoing stockholder engagement, including dialogue focused on our executive compensation program and corporate governance practices.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance Best Practices

We maintain strong governance standards with respect to our executive compensation programs and are mindful of the perspectives of our stockholders.

What We Do

✓ Clawback Policy – Our Clawback Policy that is applicable to all Section 16 officers and other direct reports to the CEO permits our Compensation Committee to require forfeiture or reimbursement of certain cash and equity that was paid, granted, or vested based upon the achievement of financial results that, when recalculated to include the impact of a material financial restatement, were not achieved, whether or not fraud or misconduct was involved.

✓ Best Practices in Severance Arrangements – We maintain executive severance arrangements that reflect current compensation best practices, which include:
– Double-trigger equity acceleration requires both a change of control and a qualifying termination of employment; and
– Severance benefits set at competitive levels

✓ Meaningful Stock Ownership Guidelines – Our guidelines align the long-term interests of our NEOs with those of our stockholders and discourage excessive risk-taking. Our guidelines require stock ownership levels as a value of Mattel shares equal to a multiple of base salary (CEO and Executive Chairman at 6x, COO and CFO at 4x, and other NEOs at 3x), consistent with market practices, and include holding requirements if the target level ownerships are not met within the compliance deadline.

✓ Independent Compensation Consultant – Our Compensation Committee engages its own independent compensation consultant, FW Cook, to advise on executive and director compensation matters.

✓ Annual Risk Assessment – Based on our detailed annual risk assessment performed with assistance of our compensation consultant, our Compensation Committee has concluded that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on the Company.

✓ Annual Comparator Peer Group Review – Our Compensation Committee, in conjunction with FW Cook, reviews the makeup of our comparator peer group annually and makes adjustments to the composition of the group as it deems appropriate.

✓ Annual Tally Sheet Review – Our Compensation Committee annually reviews comprehensive tally sheets, illustrating the total compensation for the most recent two years of our CEO and her direct reports.

What We Do Not Do
× No Excise Tax Gross-Ups – We do not provide any gross-ups of excise taxes on severance or other payments in connection with a change of control.

×  No Poor Pay Practice of Tax Gross-Ups on Perquisites and Benefits – We do not provide tax gross-up payments to our executives other than in limited circumstances for business-related relocations (and related international tax compliance) that are generally available to other employees.

× No Hedging or Pledging Permitted – We generally do not permit our Board members, officers, and employees to engage in hedging transactions or to pledge or use Mattel shares as collateral for loans.

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COMPENSATION DISCUSSION AND ANALYSIS

ELEMENTS OF COMPENSATION

Guiding Principles, Philosophy, and Objectives

Our executive compensation programs are designed to be performance-based and link our executives’ pay to the execution of Mattel’s strategic objectives and to the interests of our stockholders.

The guiding principles of our executive compensation programs include:

•	Pay for performance;

•	Financial interests of NEOs aligned with the financial interests of our stockholders; and

•	Governance best practices aligned with views of our stockholders.

We are a global consumer goods company and, as such, we compete for executive talent with, and our comparator peer group is made up of, a large range of companies that are category leaders in the consumer products, apparel and fashion, food and beverage, entertainment and leisure, home entertainment software, and retail industries. Our comparator peer companies are similar to us in their orientation, business model, size (as measured by revenue, net income growth, employees, and market capitalization), and global scale and reach. We intend for Mattel’s revenues, total employees, and market cap value to generally fall in the median range of our peer group.

The table below lists the key elements of our NEOs’ TDC and how they relate to our compensation philosophy and objectives.

Compensation Element	Philosophy and Objective

Base Salary	• Provide fixed income for financial certainty and stability • Reward individual performance

Annual Cash Incentive

• Directly link pay to Company performance through achievement of financial performance goals

• Incentivize and motivate executives to achieve our short-term strategic and financial objectives that we believe will drive long-term value creation

• Promote team orientation by encouraging participants in all areas of the Company to work together to achieve common Company goals

Equity Long-Term Incentives • Performance Units • Stock Options • RSUs

• Directly link pay to Company and stock price performance through achievement of financial performance goals and TSR (relative to the S&P 500), as well as stock price appreciation

• Incentivize and motivate executives to achieve key long-term strategic and financial objectives

• Align executives’ interests with stockholders’ interests

• Foster a long-term focus on increasing stockholder value

• Encourage executive stock ownership

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COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee has designed our executive compensation programs so that a significant percentage of annual compensation is performance-based and at risk, with a large portion delivered in the form of equity, rather than cash, which promotes alignment with stockholders’ interests and creates incentives for long-term performance. The chart below shows the 2017 target annual TDC mix (i.e., target total direct compensation without one-time new hire inducement, make-whole or retention equity awards) for Ms. Georgiadis as our CEO and the other current NEOs:

* For purposes of the chart above, the target annual TDC is the sum of year-end annual base salary, annual cash incentive plan target and annual equity LTIs grant value (i.e., 2017-2019 LTIP grant value (LTIP three-year awards granted annually), plus annual grant value of stock options and time-vesting RSUs, excluding any one-time special equity grants).

Base Salary

Our Compensation Committee reviews the base salaries of our CEO and her direct reports at its first meeting each year. Our CEO typically provides our Compensation Committee with recommendations regarding merit increases to the base salary for each of her direct reports. Merit increases to base salaries are driven primarily by our CEO’s evaluation of individual performance, market competitive factors, and our corporate merit budget. Our CEO’s base salary is determined by our Compensation Committee in an executive session without the presence of our CEO, with input from FW Cook.

The 2017 base salaries for Ms. Georgiadis, Mr. Euteneuer, and Ms. Thompson, each of whom were new hires in 2017, were established based on review of competitive market practices. Ms. Georgiadis’ base salary was set at $1,500,000, representing the same amount paid to Mr. Sinclair as our CEO, and Mr. Sinclair’s salary was reduced to $1,000,000 in connection with his transition to the Executive Chairman role. Mr. Euteneuer’s base salary was set at $900,000; while this represents an increase from the $750,000 paid to our former CFO, the Compensation Committee considered it appropriate given Mr. Euteneuer’s substantial experience and competitive market conditions. Ms. Thompson’s base salary was set at $525,000, which was consistent with the base salary of our prior head of Human Resources (“HR”).

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2017 Target Annual TDC* CEO Equity Long-Term Incentives (LTIs) 69% Base Salary 12% Annual Cash Incentive (MIP) 19% Other Current NEOs Equity Long-Term Incentives (LTIs) 58% Base Salary 23% Annual Cash Incentive (MIP) 19%

COMPENSATION DISCUSSION AND ANALYSIS

With respect to our other NEOs, in January 2017, in light of our challenging performance in 2016 as well as market data, as reviewed in November 2016, our Compensation Committee determined that none of our NEOs (and other CEO direct reports) would receive a merit-based salary increase for 2017. In February 2017, Mr. Dickson’s base salary was increased from $900,000 to $1,000,000 as part of his compensation package in connection with our CEO leadership transition.

For 2018, of our NEOs, only Mr. Normile received a three percent merit salary increase in light of the market level of our peers for his position.

Annual Cash Incentive and Bonus Payments

The MIP, our annual cash incentive plan, provides our NEOs and approximately 10,500 other global employees with the opportunity to earn annual cash incentive compensation based on achievement of our short-term strategic and financial objectives that are intended to drive long-term value creation. The objectives of the MIP include:

•	Link pay to financial performance and put a meaningful portion of compensation at risk based on our financial success;

•	Incentivize and motivate executives to achieve our short-term strategic and financial objectives that we believe will drive long-term value creation;

•	Provide a competitive level of target annual compensation to attract and retain key talent;

•	Promote team orientation by encouraging all areas of the Company to work together to achieve common Company goals; and

•	Provide appropriate reward leverage and risk for threshold to maximum performance.

2017 MIP

In March 2017, the Compensation Committee approved an annual cash incentive design under the MIP that is substantially similar to the design for 2016. Bonus opportunities were based:

•	75% on financial performance goals (as measured by adjusted operating profit, weighted 75%, and adjusted net sales, weighted 25%) and

•	25% on individualized strategic priorities for EVPs and above.

Further, no payouts would be made under the MIP to our NEOs unless we achieved adjusted operating profit threshold performance.

Like the 2016 MIP, the 2017 MIP was structured as an “umbrella” plan where the MIP would be funded at a maximum for our NEOs and other EVPs if 50% of the target adjusted operating profit goal was achieved, while allowing the Compensation Committee to exercise discretion to adjust the payouts downward in accordance with actual achievement of our financial measures and individual strategic goals.

For 2017, the Compensation Committee also determined to base the financial performance portion of the MIP on only Company financial performance goals for a larger population of our senior leadership: all NEOs and CEO and COO direct reports. The Compensation Committee believed that the change to eliminate business unit financial goals within the financial performance portion of the MIP standardizes goals for a broader portion of our senior leadership, further encouraging a common focus on our Company-wide transformation objectives of top-line growth with bottom-line discipline.

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COMPENSATION DISCUSSION AND ANALYSIS

Target MIP Opportunity

The following table shows the 2017 target MIP opportunities for our NEOs, expressed as a percentage of base salary. In connection with our leadership transition, Ms. Georgiadis’ target MIP opportunity was set at 150%, which represents the median among our peer group of CEOs, while Mr. Sinclair’s target opportunity was reduced from 150% to 100%. Mr. Euteneuer’s target opportunity was set at 100%, which was an increase from the 70% of our former CFO, as 70% was below the 25th percentile among our comparator peer group. Ms. Thompson’s target opportunity was set at 65% of base salary, consistent with what was paid to our prior head of HR. The target opportunities for Messrs. Dickson, Farr, and Normile were unchanged from 2016.

Name	2017 Target MIP Opportunity as a % of Base Salary
Margaret H. Georgiadis, CEO	150%
Christopher A. Sinclair, Executive Chairman, former CEO	100%
Richard Dickson, President and COO	100%
Joseph J. Euteneuer, CFO	100%
Robert Normile, EVP, Chief Legal Officer, and Secretary	65%
Amanda J. Thompson, EVP and Chief People Officer	65%
Kevin M. Farr, former CFO	70%

Potential 2017 MIP payouts ranged from 0 to 200% of target MIP opportunity, with up to 150% payable based on our performance against measurable financial goals and up to 50% payable based on achievement of individualized strategic priorities related to the executive’s job responsibilities. For individuals who commenced employment in 2017 or had a change in role, their 2017 target MIP opportunity and resulting payout are prorated to reflect the time employed or in the new role in 2017.

Financial Performance Goals and Results

The amount that can be earned under each financial measure ranges from 25% of target for threshold performance to 200% of target for maximum performance. Linear interpolation from threshold to target performance and from target to maximum performance are applied for each measure. No amounts are earned under a financial measure for below threshold performance, and no amounts can be earned under the MIP if the Company adjusted operating profit threshold performance is not achieved. The table below shows the threshold, target, and maximum percentages that can be earned under our financial performance goals, after weighting.

Company Financial Measure	Threshold After Weighting	Target After Weighting	Maximum after Weighting
Adjusted Operating Profit (75% weighting)	14.06%	56.25%	112.50%
Adjusted Net Sales (25% weighting)	4.69%	18.75%	37.50%
% Earned for Financial Measures	18.75%	75.00%	150.00%

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COMPENSATION DISCUSSION AND ANALYSIS

In March 2017, the Compensation Committee set the target MIP financial performance goals for 2017 as follows:

Company Financial Measure	Threshold (millions)	Target (millions)	Maximum (millions)
Adjusted Operating Profit (75% weighting)	$529	$623	$716
Adjusted Net Sales (25% weighting)	$5,445	$5,830	$6,231

The threshold goal for adjusted net sales of $5,445 million was set slightly below actual results for 2016 of $5,457 million, while the threshold operating profit was set above actual results for 2016. The objective was to provide greater alignment with our transformation strategy objectives of top-line growth with bottom-line discipline, while widening the financial performance bands to acknowledge the shifting nature of the current retail environment and Mattel’s ongoing transformation.

Modification of Financial Performance Goals; No Payout

In April 2017, after evaluating a number of considerations, including our CEO’s newly established internal annual financial plan and the importance of providing our broader team with challenging yet achievable targets that align with our five-pillar strategy, the Compensation Committee recognized that it was necessary to revise the threshold, target, and maximum performance goals for 2017. This included reducing the target goals and decreasing the adjusted operating profit bands for threshold and maximum performance from the levels previously established in March 2017. In making this determination, the Compensation Committee sought to set appropriate yet realistic performance targets that aligned with the Company’s transformation strategy and retention goals, as well as demonstrate its continued commitment to pay for performance, all in light of the Company’s recent history of below-target payouts. Each of these revised threshold goals are higher than actual results for 2016.

In connection with the goal changes and in order to ensure that only positive, improved performance could be rewarded, the Compensation Committee also provided that for the executive leadership job level and above the 2017 MIP could not pay out at over 100% unless our adjusted operating profit was higher than actual achievement in 2016 and our 2017 TSR was positive. The table below shows the revised financial goals approved in April 2017 and actual levels achieved in 2017 under the MIP. As illustrated below, we did not meet threshold performance under any of the revised goals and, thus, no amount was earned under the 2017 MIP.

Company Financial Measure	Threshold (millions)	Target (millions)	Maximum (millions)	2017 Actual (millions)	Weighted Performance Earnout %
Adjusted Operating Profit (75% weighting)	$489	$556	$623	$(280)	0%
Adjusted Net Sales (25% weighting)	$5,477	$5,786	$6,112	$4,882	0%
Company Financial Performance Earnout					0%

The table above reflects actual amounts as adjusted from the GAAP results consistent with the plan parameters and Compensation Committee approvals. As in past years, in order to improve alignment with stockholders’ interests and ensure that events outside the control of management do not unduly influence the achievement of the performance measures, actual results are adjusted for the impact of unusual items. In 2017, actual results for adjusted operating profit reflected adjustments for litigation costs, severance

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COMPENSATION DISCUSSION AND ANALYSIS

payments, Venezuelan currency devaluation, and acquisition-related intangible amortization. Without such adjustments, the actual results for the operating profit would have been $(408) million, which was below threshold performance. For 2017, there were no adjustments to net sales.

2017 Strategic Priorities

The Compensation Committee established the 2017 individualized strategic priorities under the MIP for our NEOs based on Mattel’s five-pillar strategy described above. The individualized strategic priorities for each NEO are set forth below. As previously noted, because we did not meet threshold performance for any of our financial goals, no amount could be earned by the NEOs and other EVPs under the individualized strategic priorities component for our 2017 MIP.

Name	Individualized Strategic Priorities
Margaret H. Georgiadis

• Build power brands into connected 360° play experiences (weighted 20%)

• Accelerate emerging markets (weighted 20%)

• Strengthen our innovation pipeline (weighted 10%)

• Reshape operations (weighted 20%)

• Reignite culture and team (weighted 30%)

Christopher A. Sinclair

• Build power brands into connected 360° play experiences (weighted 20%)

• Accelerate emerging markets (weighted 20%)

• Reshape operations (weighted 20%)

• Reignite culture and team (weighted 20%)

• Help successfully recruit and on-board the new CEO (weighted 20%)

Richard Dickson

• Build power brands into connected 360° play experiences (weighted 20%)

• Accelerate emerging markets (weighted 20%)

• Strengthen our innovation pipeline (weighted 15%)

• Reshape operations (weighted 30%)

• Reignite culture and team (weighted 15%)

Joseph J. Euteneuer	• Reshape operations (weighted 85%) • Reignite culture and team (weighted 15%)
Robert Normile

• Build power brands into connected 360° play experiences (weighted 20%)

• Accelerate emerging markets (weighted 20%)

• Strengthen our innovation pipeline (weighted 15%)

• Reshape operations (weighted 15%)

• Reignite culture and team (weighted 15%)

• Execute on other legal strategies and projects (weighted 15%)

Amanda J. Thompson	• Build high-performing executive team (weighted 20%) • Reignite culture and team (weighted 40%) • Reshape baseline organization (weighted 20%) • Build HR organization capabilities (weighted 20%)
Kevin M. Farr

• Build power brands into connected 360° play experiences (weighted 25%)

• Accelerate emerging markets (weighted 20%)

• Strengthen our innovation pipeline (weighted 15%)

• Reshape operations (weighted 25%)

• Reignite culture and team (weighted 15%)

2017 Cash Compensation Payments in Connection with Mattel’s Leadership Transformation

While no amounts were earned under our 2017 MIP, pursuant to their offer letters, Ms. Georgiadis, Mr. Euteneuer, and Ms. Thompson were provided with a minimum guaranteed cash bonus payment for

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COMPENSATION DISCUSSION AND ANALYSIS

2017 of $1,500,000, $300,000, and $250,000, respectively. The Compensation Committee determined that these one-time minimum payments were necessary in order to recruit high-level executives in a competitive market for their talent and to compensate them for forfeited 2017 bonus opportunities from their prior employers.

In connection with his hiring in September 2017, Mr. Euteneuer received a signing bonus in an aggregate amount of $400,000, with $200,000 of the signing bonus payable within 30 days of his hire date, subject to repayment in the event of Mr. Euteneuer’s voluntary resignation or termination for cause within one year of his hire date. The remaining $200,000 will be payable on the first payroll date following January 1, 2019, subject to Mr. Euteneuer’s continued employment through January 1, 2019.

In connection with our CEO transition and to ensure that the Company retained the talent and skill of our COO, and to motivate him to remain focused during this challenging transformation time, Mr. Dickson was awarded a retention package in January 2017 that included a $1,000,000 retention cash payment, payable in two equal installments on June 30, 2017 and January 31, 2018, subject to continued employment through each date, or an earlier date if his employment is terminated without cause by the Company.

Equity Long-Term Incentives

Our LTIs are equity-based and aimed at focusing our executives on achieving our key long-term financial goals and strategic objectives, while rewarding growth in stockholder value that is sustained over several years. We believe our equity-based LTIs align our executives’ interests with those of our stockholders and provide important retention value.

Our current portfolio approach to LTIs continues to be comprised of three equity components: one-third long-term Performance Units, and the remaining two-thirds in stock options and time-vesting RSUs. Commencing in 2016, we began granting our LTIP Performance Units on an annual basis instead of every three years.

2017 LTI – Grant Values

In March 2017, the Compensation Committee established the 2017-2019 LTIP and granted the 2017-2019 Performance Units after review and consideration of equity terms, total LTI annual target values and specific 2017-2019 LTIP grant values. In July 2017, consistent with past practice, the Compensation Committee approved the remaining portion of the 2017 LTI annual grant value in the form of stock options and time-vesting RSUs, to be granted on August 1, 2017. The Compensation Committee also approved the Choice Program, allowing our senior executives, other than our CEO, Executive Chairman, and then CFO, the choice to make an election prior to the August 2017 annual equity grant date with respect to the remaining portion of the LTI grant value among a mix of stock options and RSUs in 25% increments. Our EVPs and other eligible Section 16 officers were required to have a minimum of 25% stock options. The Choice Program was implemented to strengthen senior executive engagement and retention at this critical time in our transformation.

Given the Compensation Committee’s focus on pay for performance and our operational and financial results, as reviewed in March and July, the Compensation Committee determined that the 2017 LTI annual grant values for our continuing NEOs should not change from the 2016 LTI annual grant values, except for Mr. Sinclair. Mr. Sinclair’s annual LTI grant value was reduced to $3 million in connection with his change

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from CEO to Executive Chairman in February 2017, and his stock options and RSUs were set to vest 100% on the date of the 2018 Annual Meeting in order to incentivize him to remain at least through the 2018 Annual Meeting to assist with the CEO transition.

Ms. Georgiadis’ annual equity compensation was determined in connection with her appointment as our CEO in February 2017. In establishing her annual compensation, the Compensation Committee reviewed competitive market data prepared by FW Cook, and also considered her pay structure at her former employer, which was heavily weighted toward equity. The Compensation Committee determined that Ms. Georgiadis would receive $8,250,000 in total annual LTI grant value, divided equally into 2017-2019 LTIP Performance Units, stock options, and RSUs. The Compensation Committee believed it was important to establish a target annual pay mix heavily weighted toward LTIs, similar to our other NEOs.

The table below shows our NEOs’ 2017 LTI annual grant values and reflects the allocation of stock options and RSUs for eligible participants under our Choice Program discussed above. Mr. Euteneuer and Ms. Thompson were hired after the August 1 grant date of our annual grants and, thus, did not participate in the Choice Program. Their new hire grants of stock options and RSUs were intended to represent their annual equity awards and as such, are shown in the table below, and they did not receive grants of Performance Units under the 2017-2019 LTIP as the performance period had commenced on January 1, 2017. In light of Mr. Farr’s separation from the Company, which was announced in July 2017, he was not granted any stock options or RSUs.

2017 LTI Annual Grant Values

Name	2017 Stock Options(1)	2017 Time-Vesting RSUs(2)	2017-2019 Performance Units(3)	2017 Total LTI Annual Grant Value
Margaret H. Georgiadis	$2,750,000	$2,750,000	$2,750,000	$8,250,000
Christopher A. Sinclair	$1,000,000	$1,000,000	$1,000,000	$3,000,000(4)
Richard Dickson	$2,000,000	–	$1,000,000	$3,000,000
Joseph J. Euteneuer	$900,000	$900,000	–	$1,800,000
Bob Normile	$700,000	$–	$350,000	$1,050,000
Amanda J. Thompson	$350,000	$350,000	–	$700,000
Kevin M. Farr	–	–	$585,000	$585,000

(1) The stock option grant values shown above are reflected in the “Summary Compensation Table.”

(2) The values for the time-vesting RSUs above, and, thus, the total LTI Annual Grant Values, are different than the values reflected in the “Summary Compensation Table,” as the accounting rules require the grant date values for the RSUs to be based on our closing stock price on the grant date discounted for the lack of dividend equivalents. In converting the LTI grant values to a number of RSUs, we use the full closing stock price on the grant date.

(3) In accordance with SEC rules and FASB Topic 718, due to the annual setting of financial performance goals under the 2017-2019 LTIP, one-third of the grant date fair value of the Performance Units for the 2017-2019 LTIP based on the EPS performance condition plus the full grant date value of the TSR market related component is reflected in the “Summary Compensation Table,” while the Compensation Committee approved full grant value is included in the table above.

(4) For Mr. Sinclair, in connection with his transition to Executive Chairman, so long as he is employed through the 2018 Annual Meeting: (i) he will be entitled to payout of the 2017-2019 Performance Units based on actual achievement at the end of the three-year performance period, without pro-ration; (ii) his 2017 stock option grant will be fully vested; and (iii) his 2017 RSU grant will be fully vested.

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Special Inducement and Retention Grants

In connection with our leadership transformation, the Compensation Committee reviewed market competitiveness data and sought advice from FW Cook regarding a new hire make-whole and inducement compensation package for our CEO as well as a special retention package for our President and COO. The Compensation Committee also determined to make certain new hire inducement equity grants to our new CFO and CPO and a retention grant to our Chief Legal Officer. These equity awards are discussed below and are not included in the “2017 LTI Annual Grant Values” table above, given their nature as special one-time inducements.

•	Ms. Georgiadis – On February 8, 2017, in recognition of the value of equity compensation forfeited by Ms. Georgiadis when she resigned from Google, Ms. Georgiadis received a one-time make-whole grant of RSUs, determined by dividing $14,000,000 by the average of the closing trading prices of Mattel common stock over the 20 consecutive trading days immediately prior to the grant date (“Average Price”). These RSUs vested in twelve monthly installments following the grant date. To establish an immediate and meaningful link to Mattel’s long-term stock performance, the Compensation Committee also made new hire inducement grants of stock options and RSUs to Ms. Georgiadis on February 8, 2017, valued at $5,500,000 each, to be converted into a number of stock option shares and RSUs using the Average Price. These new hire inducement grants vest 50% on each of the second and third anniversaries of the grant date.

•	Mr. Dickson – The Board believed it was important and critical to our transformation to retain Mr. Dickson, who is a key member of our senior executive team and a significant contributor to the transformation of Mattel’s Power Brands. On January 31, 2017, in connection with the hiring of Ms. Georgiadis, the Compensation Committee approved a retention package for Mr. Dickson that included equity grants of stock options and RSUs, each valued at $2,500,000. Such equity grants vest one-third on each of the first three anniversaries of the grant date, and are intended to help maintain stability and institutional knowledge as our leadership team executes on our transformation.

•	Mr. Euteneuer – In connection with the recruitment and hiring of Mr. Euteneuer as CFO in September 2017, the Compensation Committee approved new hire inducement equity grants of RSUs valued at $1,900,000 and stock options valued at $1,000,000. These special equity grants vest one-third on each of the first three anniversaries of the grant date. The Compensation Committee determined that the special equity grants were necessary to recruit Mr. Euteneuer given his four decades of financial and strategic planning leadership experience.

•	Mr. Normile – In light of his critical role and experience, Mr. Normile was granted RSUs valued at $250,000 on December 29, 2017, which vest 50% on the first and second anniversaries of the grant date. Mr. Normile has deep institutional knowledge of the Company, and our Board considers him a key member of the senior executive team.

•	Ms. Thompson – In connection with the recruitment and hiring of Ms. Thompson as our EVP and CPO in September 2017, Ms. Thompson was awarded a new hire inducement equity grant of RSUs valued at $950,000, which vests one-third on each of the first three anniversaries of the grant date.

In addition to time-based vesting, some or all of the equity awards may vest in the event of certain qualifying terminations. These additional vesting conditions are described below under “Potential Payments Upon Termination or Change of Control.”

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LTIP – Current Outstanding Performance Units

2017-2019 LTIP

In March 2017, the Compensation Committee approved the new 2017-2019 LTIP, covering a performance period from January 1, 2017 to December 31, 2019, and granted Performance Units thereunder. As under the 2016-2018 LTIP, the 2017-2019 LTIP continues to use an EPS financial measure and a three-year relative TSR modifier as the performance measures. The 2017-2019 LTIP Performance Units, however, will be earned based on annual EPS performance, with EPS goals set annually, and earned percentages averaged over the three-year performance cycle (instead of a three-year EPS goal determined at the onset of the performance period), and the resulting earned percentage, which can range from 50-150%, will then be increased or decreased by 50 percentage points based on our relative three-year TSR compared to companies in the S&P 500, for a maximum potential earnout of 200%. No amounts can be earned for below threshold level performance.

In implementing this change in March 2017 from three-year EPS goal setting (in place for the 2016-2018 LTIP) to annual goal setting for the 2017-2019 LTIP EPS financial measure, the Compensation Committee determined that one-year goal setting would: (i) allow the committee to set challenging targets that better reflect the Board’s expectations for changes at the Company during this stage of our transformation, (ii) better enable the committee to account for shifting industry dynamics, and (iii) avoid the potential risk of either windfall earnouts or retention issues that could be associated with setting a less precise three-year EPS goal. To maintain accountability for longer-term performance and incentivize sustained profitable growth, annual EPS earned percentages will be averaged over the three-year period. For the 2017-2019 LTIP, the Compensation Committee retained the relative three-year TSR modifier on the same terms, as it provides an additional link between incentive pay and stockholders’ interests, encourages long-term growth, and measures our ability to outperform other companies in the S&P 500.

In April 2017, after evaluating a number of considerations, including our CEO’s newly established internal annual budget plan and the importance of providing our team with challenging yet achievable targets that align with our five-pillar strategy, the Compensation Committee recognized that it was necessary to revise the goals for the 2017 EPS financial measure. The resulting EPS goal at threshold was primarily driven by the adjusted operating profit measure at threshold for the MIP as revised in April 2017. In making the determination to adjust the 2017 EPS goal, the Compensation Committee sought to set appropriate yet realistic performance goals that are aligned with the Company’s transformation strategy and retention goals, as well as demonstrate its continued commitment to pay for performance, all in light of the Company’s recent history of below-target payouts. In connection with the revision of the 2017 EPS goal, the Compensation Committee added a cap to the amount that can be earned under the 2017-2019 LTIP, which requires that our three-year TSR be positive in order for any amounts to be earned above 100%. The cap is intended to ensure that above target awards can only be paid if our stockholders experience long-term share price growth over the three-year performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

The final threshold, target, and maximum EPS performance goals for 2017 under the 2017-2019 LTIP after the April revision, the original March 2017 EPS goals, and the actual EPS for 2017 are shown in the table below. As illustrated, our EPS performance for the first year of the three-year performance period resulted in no earnout.

2017 EPS Performance under 2017-2019 LTIP

Company Financial Measure	Threshold	Target	Maximum	2017 Actual Adjusted EPS	Performance Achievement %
Earnout Percentage if Goal is Met	50%	100%	150%	< 50%	0%
Final 2017 EPS Goals	$0.91	$1.06	$1.21	$(0.87)	0%
Original March 2017 EPS Goals	$1.00	$1.21	$1.42	$(0.87)	0%

The EPS goals for 2018 and 2019 are established by our Compensation Committee at the commencement of each such year. Consistent with the MIP and past years, in order to improve alignment with stockholders’ interests and ensure that events outside the control of management do not unduly influence the achievement of the performance measure under the LTIP, actual results are adjusted for the impact of unusual items. In 2017, actual results for adjusted EPS reflected adjustments from GAAP as follows: adjusts for any litigation costs, severance payments, Venezuelan currency devaluation, acquisition-related intangible amortization, and taxes. Without adjustment, the 2017 GAAP EPS was $(3.07).

TSR Modifier under 2017-2019 LTIP

Effect of TSR Modifier under 2017-2019 LTIP				Actual at 12/31/17
Mattel TSR Relative to S&P 500	<25th	50th	>75th	<25th
Earnout Percentage Adjustment*	–50%	No change	+ 50%	-50%

* TSR levels achieved between the 25th, 50th, and 75th percentiles are linearly interpolated.

Based on our closing stock price on December 29, 2017, the last trading day of fiscal year 2017, of $15.38, our relative TSR positioning was well under the 25th percentile, which would result in a reduction of 50 percentage points from any earned percentage under the EPS financial measure for the 2017-2019 LTIP.

2016-2018 LTIP

Under the 2016-2018 LTIP, Performance Units are earned based on a cumulative three-year EPS financial performance measure established at the commencement of the performance period, and a three-year relative TSR modifier identical to the 2017-2019 LTIP discussed above. As with the 2017-2019 Performance Units, the 2016-2018 Performance Units are earned 50-150% based on our performance against the cumulative three-year EPS performance goal, which earned percentage is then adjusted up or down by up to 50 percentage points based on our relative TSR performance. No amounts can be earned for below threshold level performance.

Our cumulative two-year adjusted EPS performance from January 1, 2016 through December 31, 2017 was significantly below threshold level and tracks at no payout under our 2016-2018 LTIP for EPS financial performance for the three-year performance period. Based on the Company’s two-year TSR from

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January 1, 2016 through December 31, 2017, the TSR modifier was also significantly below threshold performance, which would result in a reduction of 50 percentage points from any earned percentage under the EPS financial measure.

Dividend Equivalents on Performance Units

The outstanding Performance Units have dividend equivalent rights that are converted to shares of Mattel common stock only when and to the extent the underlying Performance Units are earned and paid. Dividend equivalents accrue and are assumed to be reinvested in shares as of our closing stock price on the ex-dividend date with respect to any dividends declared and earned during the three-year performance cycle.

Stock Options and RSUs

In addition to Performance Units, included in our portfolio approach to equity-based LTIs are annual grants of stock options and time-vesting RSUs:

•	Stock Options – Stock options have value only with stock price appreciation and continued service over time, thereby aligning interests with our stockholders. Our stock options vest subject to continued employment through the applicable vesting date and typically vest in three approximately equal annual installments on the first through third anniversaries of the grant date. We do not provide for dividend equivalents on our stock options.

•	Time-Vesting RSUs – Time-vesting RSUs put significant value at risk and are effective as an ownership and retention tool. Our RSUs vest subject to continued employment through the applicable vesting date and typically vest in three approximately equal annual installments on the first through third anniversaries of the grant date, subject to continued employment through such date. We do not provide for dividend equivalents to employees for RSU grants made on or after July 31, 2015.

2018 Incentive Compensation Program Changes

2018 MIP

In April 2018, the Compensation Committee approved an annual cash incentive design under the MIP that included new financial measures to align with the Company’s business strategies and transformation objectives. We retained foundational focus on profitability and net sales, but also added additional key enabler measures of Company performance. Thus, for 2018, the measures and weightings will be:

Foundational Measures	Weighting	Key Enabler Measures	Weighting
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)	50%	Gross Margin	15%
Net Sales	20%	Working Capital and Tooling	15%

The Compensation Committee determined it was appropriate to replace the operating profit measure with EBITDA, given the closer linkage to cash flow generation as we execute on our transformation. Furthermore, the Committee determined that these key enabler measures provide a more balanced approach to profitable growth and disciplined cash management, and are aligned with our structural simplification cost savings initiative.

In determining the amount earned under the MIP, the financial measures are subject to a multiplier of 0 to 125% based on achievement of individualized strategic priorities for EVPs (who report directly to the CEO) and above, but in no event may the amount earned under the MIP exceed 200% of target MIP opportunity.

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2018-2020 LTIP

In April 2018, the Compensation Committee approved the new 2018-2020 LTIP and granted Performance Units thereunder. The 2018-2020 LTIP will use Free Cash Flow (instead of EPS) as the financial measure and a three-year relative TSR multiplier (instead of a modifier) as the performance measure. The Compensation Committee determined that Free Cash Flow was a more appropriate measure than EPS at this time because of the closer linkage Free Cash Flow provides with overall cash generation, a core component of our transformation plan and long-term growth. The Compensation Committee further determined to use a three-year Free Cash Flow target for the 2018-2020 LTIP to promote long-term value creation and drive sustainable, profitable growth as we continue to execute on our transformation. Accordingly, the Performance Units will be earned based on the achievement of a three-year cumulative goal of Free Cash Flow set at the commencement of the three-year performance cycle, and the resulting earnout percentage will then be multiplied by 67% (for below threshold TSR performance) to 133% (for maximum TSR performance) based on our relative three-year TSR versus the S&P 500. For the 2018-2020 LTIP, the Compensation Committee is continuing to utilize a relative three-year TSR, as TSR provides an additional link between incentive pay and stockholders’ interests, encourages long-term growth, and measures our ability to outperform other companies in the S&P 500.

Other Forms of Compensation

Perquisites and Other Personal Benefits

We offer the following perquisites to our NEOs to attract and retain key executive talent:

•	Car Allowance – We provide our executives with a monthly car allowance to allow our executives to fulfill their job responsibilities that involve extensive regional travel to the offices of clients and business partners. The monthly amount of the allowance is based on the executive’s job level. While he served as CEO, Mr. Sinclair had use of a Company car instead of a car allowance, and the cost of the Company car has been less than the cost of the monthly allowance provided to our other NEOs. Mr. Sinclair ceased to be eligible for use of a car or car allowance effective April 1, 2017 in connection with his role as Executive Chairman.

•	Financial Counseling Services – We provide our executives the choice of financial counseling and tax return preparation service through a third-party financial service or up to $10,000 reimbursement for financial counseling services through a company of the executive’s choice. We believe that providing this service gives our executives a better understanding of their compensation and benefits, allowing the executives to concentrate on Mattel’s future success.

•	Executive Physicals – We provide comprehensive executive physical examination and diagnostic service costs. We believe that the executive physicals help ensure the health of our executives and provide a retention tool at a reasonable cost to Mattel.

•

Relocation Assistance – We provide relocation assistance to newly hired and current executives who would have to relocate to accept our job offer or a new role within Mattel. Such relocation assistance can be pursuant to Mattel’s relocation program, which is designed to cover the costs directly resulting from the Company-requested relocation, which includes travel, shipping household goods, two-months of temporary housing, and participation in a home sale program (which covers certain costs (but not loss) on the sale of the executive’s home). On occasion, in order to recruit new hires or promote into new positions, we will provide additional and/or special relocation payments. The executives are required to repay such relocation program benefits or payments if they resign or their employment is terminated for cause within one year or two years of the relocation date, as applicable. We provide tax gross-up payments under our relocation program. Our

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relocation program and one-time special relocation payments benefit Mattel, are business-related, and are primarily intended to eliminate or lessen the expenses that the executive incurs as a direct result of the Company’s request. They are important tools for us to recruit and retain key management talent and allocate our talent as best fits our Company objectives.

Effective April 1, 2017, in connection with his new role as Executive Chairman, Mr. Sinclair ceased to receive a monthly allowance of $60,000 that was provided to him for his service as our CEO and was in lieu of participation in Mattel’s relocation program. This allowance was intended to assist him with his living and commuting expenses while working in California and maintaining his primary residence in Florida. Mr. Sinclair was not eligible for any tax gross-up payments on his special allowance.

In addition to Mattel’s relocation program benefits, to facilitate an immediate focus on Mattel and allow time for a permanent relocation, Ms. Georgiadis was provided temporary accommodations, one round-trip airfare per week and reimbursement for incidental relocation expenses through September 30, 2017. Ms. Georgiadis is eligible to receive relocation assistance under Mattel’s relocation program for up to two years from her hire date. Similarly, in addition to Mattel’s relocation program benefits, Mr. Euteneuer was provided temporary accommodations, one round-trip airfare per week and reimbursement for incidental relocation expenses through May 31, 2018 (initially for five months and then extended for an additional three months in early 2018 to enable him to remain focused on executing on Mattel’s strategy and allow him time for a permanent relocation). Pursuant to Mattel’s relocation program, Ms. Georgiadis and Mr. Euteneuer are eligible to receive tax gross-up payments on such relocation costs and will be required to repay the relocation costs incurred by Mattel if he or she resigns or his or her employment is terminated with cause within one year of the relocation date.

•	Prior Limited Aircraft Use – As our CEO, Mr. Sinclair was eligible for periodic personal use of a private aircraft up to a maximum of 25 flight hours per year to facilitate time management and focus on Mattel. In providing this benefit to Mr. Sinclair, the Compensation Committee determined that Mr. Sinclair’s use of a private aircraft for personal use also benefited Mattel as it allowed him to be available quickly and efficiently for our business needs, especially in light of Mr. Sinclair having his primary residence in Florida while working in California. Mr. Sinclair ceased to be eligible for this benefit effective April 1, 2017 in connection with him becoming Executive Chairman. Ms. Georgiadis is not eligible for this benefit.

Retirement Plans

Our NEOs participate in the same broad-based benefit plans as our other U.S. employees. In addition, we provide our NEOs certain executive benefits, which are not provided to other employees generally, to promote tax efficiency or to replace benefit opportunities that are not available to executives because of regulatory limits. These include:

•	The 2005 Supplemental Executive Retirement Plan (“SERP”), our supplemental, non-qualified pension plan provides supplemental retirement income to a selected few senior executives. No new participants have been added to the SERP since 2001 and, as a result, Messrs. Normile and Farr are the only executives currently participating in the SERP. As a result of his separation from the Company, Mr. Farr will receive his full SERP benefits in 2018.

•

The DCP, our non-qualified deferred compensation plan, generally provides our U.S.-based executives with a mechanism to defer compensation in excess of the amounts that are permitted to be deferred under our tax-qualified, 401(k) savings plan (“401(k) Plan”). Together, the 401(k) Plan and the DCP allow participants to set aside amounts as tax-deferred savings for their retirement. Similar to the 401(k) Plan, the DCP provides for Company automatic contributions and matching contributions, both of which are

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at the same levels as the Company contributions in the 401(k) Plan. Our Compensation Committee believes the opportunity to defer compensation is a competitive benefit that enhances our ability to attract and retain talented executives while building plan participants’ long-term commitment to Mattel. The return on the deferred amounts is linked to the performance of market-based investment choices made available in the plan. The terms of Mr. Sinclair’s letter agreement provide that he is not eligible to participate in the DCP.

No Poor Pay Practice of Tax Gross-Ups on Perquisites and Benefits

Mattel generally does not provide tax gross-up payments to our executives in connection with perquisites and benefits. In certain limited cases, Mattel does provide to executives (and generally to other employees) tax gross-up payments for relocation assistance costs and any related international tax compliance and tax equalization costs and payments because we believe such expenses are incurred as a direct result of Mattel’s request.

Severance and Change-of-Control Benefits

We have three executive severance arrangements: the Mattel, Inc. Executive Severance Plan (the “Severance Plan”), the Mattel, Inc. Executive Severance Plan B (the “Severance Plan B,” and together with the Severance Plan, the “Executive Severance Plans”), and an executive severance practice. As of the end of fiscal year 2017, Ms. Georgiadis and Mr. Euteneuer participated in the Severance Plan B as modified by the terms of their respective participation letter agreements with the Company, Mr. Dickson participated in the Severance Plan B (with no modifications), and Mr. Normile participated in the Severance Plan. Ms. Thompson is eligible for benefits under our current executive severance practice. Mr. Sinclair is not eligible to participate in any severance plan, arrangement, or program, including our executive severance practice. We do not pay any excise tax gross-up payments under our severance arrangements.

In connection with Mr. Farr’s separation from the Company in September 2017, Mr. Farr received benefits under the Severance Plan subject to his execution of a release against the Company and his ongoing compliance with certain post-employment restrictive covenants.

At the time of adopting each of the Executive Severance Plans, our Compensation Committee reviewed competitive data of severance benefits prepared by FW Cook. Our Compensation Committee believes that the benefits provided by the Executive Severance Plans are reflective of current compensation market practices and trends.

Our Compensation Committee believes that our executive severance arrangements are key to our ability to recruit, retain, and develop key, high-quality management talent in a competitive market because such arrangements provide reasonable protection to the executive in the event he or she is not retained under specific circumstances. In addition, our tiered approach to severance arrangements allows us to tailor our arrangements as appropriate to each job level based on market practice.

More details regarding our three executive severance arrangements are provided below under “Potential Payments Upon Termination or Change in Control.”

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IMPORTANT POLICIES AND GUIDELINES

Stock Ownership Guidelines

We have had stock ownership guidelines for our NEOs and certain other senior executives since 2001. Under our current stock ownership guidelines, effective January 1, 2014, the targeted stock ownership is established as shares of Mattel common stock with a value equal to a multiple of base salary, as set forth below for each current NEO.

Name	Salary Multiple	Deadline
Margaret H. Georgiadis	6x	1/31/2022
Christopher A. Sinclair	6x	3/31/2020
Richard Dickson	4x	12/31/2019
Joseph J. Euteneuer	4x	9/30/2022
Robert Normile	3x	12/31/2018
Amy Thompson	3x	9/30/2022

Generally, executive officers have five years from the later of the date the new target levels were established or the date of promotion or hiring to meet the guidelines. Prior to Mr. Farr’s separation from the Company, he was subject to a targeted stock ownership of a multiple of 4x of his base salary, which he had already met.

All the current NEOs have either met their target levels or are on track to be in compliance by their deadlines. However, if the target level ownerships are not met within the compliance deadline, the executive officers are required to retain 100% of after-tax shares acquired from equity awards until the guidelines are met. Based on input from FW Cook, our Compensation Committee believes that our guidelines align with best practices.

Shares counted toward ownership guidelines include shares of Mattel common stock directly owned, beneficially owned, or held in the Mattel Stock Fund of the 401(k) Plan, and phantom shares of Mattel common stock held in the Mattel Stock Equivalent Fund of our DCP.

Insider Trading Policy

Mattel’s Insider Trading Policy, as implemented, generally prohibits Board members, officers, and employees from engaging in short-term or speculative transactions in Mattel common stock, including short sales, transactions in publicly-traded options and other derivative securities, hedging transactions, holding Mattel shares in a margin account, and pledging or using Mattel shares owned as collateral for loans.

Recoupment of Compensation

Our Clawback Policy provides for forfeiture or reimbursement of certain cash and equity incentive compensation that was paid, granted, or vested based on financial results that, when recalculated to include the impact of a material financial restatement, were not achieved. The Clawback Policy applies to

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all Section 16 officers and any other direct reports to the CEO and covers incentive compensation (cash and equity) paid, granted, or vested, within three years preceding the material financial restatement. If the covered employee did not engage in misconduct in connection with the material financial restatement, our Compensation Committee may recover the excess incentive compensation determined based on the restated financials. If the covered employee engaged in misconduct in connection with the material financial restatement, our Compensation Committee may recover the full amount of incentive compensation paid, granted, or vested based on financial results that were impacted by the restatement. Our Compensation Committee believes this policy encourages strong leadership, accountability, and responsible management that benefits the growth of Mattel, and is aligned with good governance practices.

In order to better align executives’ long-term interests with those of Mattel and its subsidiaries and affiliates, our Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “Amended 2010 Plan”, and its predecessor, our 2005 Equity Compensation Plan (the “2005 Plan”)) provide that, subject to certain limitations, Mattel may terminate outstanding grants, rescind exercises, payments, or deliveries of shares pursuant to grants, and/or recapture proceeds of a participant’s sale of shares of Mattel common stock delivered pursuant to grants if the participant violates specified confidentiality and intellectual property requirements or engages in certain activities against the interest of Mattel or any of its subsidiaries and affiliates. These provisions apply only to grants made to participants for services as employees, and they do not apply to participants following any severance that occurs within 24 months after a change of control.

Our SERP provides that, for a period of three years following termination of employment or at any time while receiving benefits, we can recoup benefits from an executive who commences service for one of our competitors or otherwise engages in behavior that is damaging to Mattel.

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EXECUTIVE COMPENSATION PROCESS AND GOVERNANCE

Roles and Expert Independent Advice

Independent Compensation Committee

Our executive compensation programs are designed and administered under the direction and control of our Compensation Committee. Our Compensation Committee is comprised solely of independent directors, who review and approve our overall executive compensation programs and practices, and set the compensation of our senior executives.

Independent Compensation Consultant

FW Cook is our Compensation Committee’s independent compensation consultant. Our Compensation Committee has determined that FW Cook is independent and does not have any conflicts of interests with the Company. FW Cook provides a number of services to our Compensation Committee throughout the year. Typically, FW Cook provides a comprehensive market analysis of our compensation programs each year. Our last two reviews occurred in November 2016 and November 2017 in order to take into account the updated comparative data that was then available from SEC filings. See “Corporate Governance at Mattel – Board General Information – Board Committees – Compensation Committee” section of this Proxy Statement for a detailed discussion of the services provided by FW Cook in 2017.

CEO and the HR Department

While our Compensation Committee has overall responsibility for establishing the elements, level, and administration of our executive compensation programs, our CEO and members of our HR Department routinely participate in this process. Our CEO generally conducts the performance reviews of each of her direct reports and makes recommendations to our Compensation Committee regarding adjustments to base salary, target and actual annual cash incentives, and LTI target and grant values. Our CEO’s recommendations are one of the factors considered by our Compensation Committee in making its determinations. When appropriate, our Compensation Committee meets in an executive session without management, including when CEO or Executive Chairman compensation is being approved. The Compensation Committee also makes recommendations to our Board regarding the executive compensation programs and practices, and informs the Board of its decisions regarding compensation for our Executive Chairman, CEO, the CEO’s direct reports, and other senior executives. For Mr. Sinclair’s transition to Executive Chairman, the Compensation Committee recommended to the Board his compensation package.

Reviews and Process

Market Competitiveness Review

We annually evaluate the overall competitiveness of our executives’ annual TDC. Certain components of our executives’ actual compensation are determined primarily by operational and business group financial performance, reflecting our pay-for-performance philosophy.

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During FW Cook’s review of our comparator peer group in November 2017, three new companies were added and one company was removed. FW Cook evaluated our executives’ TDC for 2017 as compared to the TDCs of executives in our 23-company comparator peer group (discussed below), based on information from their then most recent SEC filings and a custom selection of an Aon Hewitt survey that included 28 branded, consumer goods companies, in which five of our peer group companies participated. FW Cook’s report included the base salaries, target and actual annual cash incentives, bonus leverage, target and actual LTIs, target and actual annual TDC, and all other compensation for our NEOs as compared to the compensation of their counterparts at our comparator peer companies and in the custom survey. Ms. Georgiadis’ annual target TDC, which was set at $12 million ($1.5 million salary, 150% target bonus opportunity, and $8.25 million annual LTI), was determined to be at approximately the 60th percentile for target TDC for CEOs within our peer group companies.

Comparator Peer Group

As a global consumer goods company, we compete for executive talent with, and our comparator peer group is made up of, a large range of companies that are category leaders in the consumer products, apparel and fashion, food and beverage, entertainment and leisure, and retail industries. In November 2017, our Compensation Committee also included companies in the home entertainment software industry. Our Compensation Committee determined that it was appropriate to have a more diverse comparator peer group beyond toy companies, as there are not enough publicly-reporting toy companies that are comparable to us in size. Our comparator peer companies are similar to us in their orientation, business model, size (as measured by revenue, net income growth, employees, and market capitalization), and global scale and reach. Our Compensation Committee, in conjunction with FW Cook, reviews the makeup of this group annually and makes adjustments to the composition of the group as it deems appropriate.

Our current comparator peer group approved in November 2017 was designed to cover companies between about one-fourth to four times our revenue and market capitalization (changed from one-third to three times), and to position Mattel near the median under these measures. In addition, our Compensation Committee also considered whether the comparator peer companies had similar pay models and reasonable compensation practices, as well as whether the companies were listed as peers of our other peer group companies and whether they were listed in peer groups used for Mattel by two proxy advisory firms, Institutional Shareholder Services and Glass Lewis, in their review of last year’s proxy statement.

Our current comparator peer group is comprised of the following 23 companies:

Mattel’s Comparator Peer Group for Executive Compensation as of November 2017
Activision Blizzard, Inc.	General Mills, Inc.	PVH Corp.
Campbell Soup Company	Hanesbrands Inc.	Ralph Lauren Corporation
Church & Dwight Co., Inc.	Hasbro, Inc.	Spectrum Brands, Inc.
The Clorox Company	The Hershey Company	Take-Two Interactive Software, Inc.
Electronic Arts Inc.	The J.M. Smucker Company	Tapestry, Inc. (formerly Coach, Inc.)
Energizer Holdings, Inc.	Kellogg Company	Tiffany & Co.
Estee Lauder Companies, Inc.	L Brands, Inc. (formerly Limited Brands, Inc.)	V.F. Corporation
Gap, Inc.	Newell Rubbermaid, Inc.

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COMPENSATION DISCUSSION AND ANALYSIS

This reflects the removal of Avon Products and the addition of Activision Blizzard, Electronic Arts, and Take-Two Interactive as compared to our prior comparator peer group as a result of the changes in the criteria described above.

Tally Sheets

As part of our Compensation Committee’s annual compensation review process, our HR Department prepares and reviews with FW Cook and our Compensation Committee, comprehensive tally sheets illustrating the total compensation for the most recent two years of our CEO and her direct reports. The tally sheets also include each executive’s holdings of Mattel common stock and accumulated value and unrealized gains under prior equity grants at various stock prices (realized and realizable pay). In conjunction with the review of tally sheets, our Compensation Committee reviews the potential severance and change-of-control benefits that would be payable to executives.

Equity Grant Process

Like other public companies, we seek to implement equity compensation grant procedures that are intended to comply with evolving best practices, taking into account accounting, tax, and regulatory requirements. The Compensation Committee has adopted the following equity grant process:

•	LTI Annual Grant Values and LTIP Performance Units – Generally, at its March meeting, the Compensation Committee reviews potential total LTI annual grant values and determines the total LTI annual grant values for the executive leadership job level and above in Mattel’s compensation structure. At this time, the Compensation Committee reviews and approves the specific grant value for that year’s LTIP (typically one-third of the total LTI annual target grant values). Performance Units under our LTIP are granted solely by the Compensation Committee to executives in the executive leadership job level and above.

•	Annual Grants of Stock Options and RSUs – In May, our HR Department reviews with our Compensation Committee the equity compensation program’s objectives, background, grant approach, grant process, and the proposed total pool of shares and value to be granted that year. Specific recommendations regarding the aggregate equity pool to be allocated to employees, the size and value of awards to be granted to employees per job level, and the recommended grants to be made to the executives at the executive leadership job level and above, previously reviewed by FW Cook, are presented to our Compensation Committee for approval. Generally, the Compensation Committee also approves the annual grant values for the CEO and her direct reports at its May meeting, but in all events before the grant date.

The annual equity grant of stock options and RSUs for employees (including our NEOs) occurs on August 1 or if August 1 is a Saturday, on the last preceding business day, and if August 1 is a Sunday, on the next following business day. At the end of July of each year, our Compensation Committee meets to confirm the methodology for converting the grant values to units or shares and to approve the annual grant values for senior executives, other than the CEO and her direct reports, at the executive leadership job level and above.

•	Equity Grant Allocation Committee – Our Compensation Committee approves all equity grants to executives who are in the executive leadership job level and above. For grants of stock options and RSUs to employees below the executive leadership job level, our Board has delegated the authority to an Equity Grant Allocation Committee to, subject to certain limitations, approve annual and off-cycle equity compensation grants (such as grants to employees who are newly hired or promoted). Ms. Georgiadis has been the sole member of the committee since February 2017.

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COMPENSATION DISCUSSION AND ANALYSIS

In May, our Compensation Committee sets, subject to approval by our Board, the key parameters of the delegation of authority to the Equity Grant Allocation Committee for the annual grants of stock options and RSUs to employees below the executive leadership job level.

•	2017 Choice Program – In 2017, the Compensation Committee approved the Choice Program allowing senior executives, including our NEOs other than the CEO, Executive Chairman, and then CFO, the choice to make an election with respect to the two-thirds portion of the LTI annual grant value allocated to stock options and time-vesting RSUs among a mix of stock options and time-vesting RSUs in 25% increments, provided that our NEOs must choose at least 25% in stock options.

•	Off-Cycle Grants – If there are proposed new hire or other off-cycle equity grants for consideration for executives in the executive leadership job level and above, the grant date is generally the last trading day of the month of the later of the (i) hire or promotion date or (ii) the Compensation Committee approval date.

For new hire grants to employees below the executive leadership job level, the grant date is the last trading day of the month following the month of hire, and for other special off-cycle grants, the grant date is the last trading day of the month in which the Equity Grant Allocation Committee approval occurs.

•	All Grants – Our practice is to grant all of our stock options at an exercise price at least equal to our closing stock price on the grant date.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code disallows a tax deduction for compensation in excess of $1 million paid to our CEO and our three other most highly compensated executive officers employed at the end of the year (other than, prior to the 2017 Tax Cuts and Jobs Act (“Tax Reform Act”), our CFO). Prior to the 2017 Tax Reform Act, certain compensation was specifically exempt from the deduction limit to the extent it was “qualified performance-based compensation” as previously defined in Section 162(m) of the Internal Revenue Code. As part of the 2017 Tax Reform Act, the ability to rely on this “qualified performance-based compensation” exception was eliminated. As a result, although we have compensation plans that were intended to permit the award of deductible compensation under Section 162(m) prior to the 2017 Tax Reform Act, subject to the Act’s limited grandfathering rules, we may no longer take a deduction for any compensation paid to our NEOs in excess of $1 million.

Mattel accounts for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments (including stock options and other forms of equity compensation). The impact of FASB ASC Topic 718 has been taken into account by our Compensation Committee in determining to use a portfolio approach to equity grants, including Performance Units, stock options, and RSUs.

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EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning total compensation earned or paid to our NEOs.

Name, Principal Position in 2017 and Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Margaret H. Georgiadis Chief Executive Officer
2017	$1,343,836	$1,500,000	$20,264,391	$7,784,988	$ 0	–	$382,074	$31,275,289
Christopher A. Sinclair Executive Chairman and Former Chief Executive Officer
2017	$1,052,055	–	$ 1,346,880	$1,000,002	$ 0	–	$266,691	$ 3,665,628
2016	$1,500,000	–	$ 4,452,008	$2,333,333	$ 0	–	$939,852	$ 9,225,193
2015	$1,593,699	–	$ 1,499,998	$5,000,001	$754,983	–	$895,648	$ 9,744,329
Richard Dickson President and Chief Operating Officer
2017	$ 992,055	$ 500,000	$ 2,584,491	$4,500,000	$ 0	–	$151,025	$ 8,727,571
2016	$ 900,000	–	$ 2,274,381	$1,000,000	$ 0	–	$113,318	$ 4,287,699
2015	$ 869,918	–	$ 2,309,678	$1,300,001	$397,130	–	$119,661	$ 4,996,388
Joseph J. Euteneuer Chief Financial Officer
2017	$ 241,644	$ 500,000	$ 2,586,570	$1,900,000	$ 0	–	$ 48,875	$ 5,277,089
Robert Normile Executive Vice President, Chief Legal Officer and Secretary
2017	$ 580,000	–	$ 379,391	$700,001	$ 0	$ 981,386	$ 99,806	$ 2,740,584
2016	$ 580,000	–	$ 973,146	$350,000	$ 0	$ 298,661	$100,628	$ 2,302,435
2015	$ 580,000	–	$ 566,408	$350,000	$168,519	–	$107,282	$ 1,772,209
Amanda J. Thompson Executive Vice President and Chief People Officer
2017	$ 140,959	$ 250,000	$ 1,200,914	$350,001	$ 0	–	$ 10,846	$ 1,952,720
Kevin M. Farr Former Chief Financial Officer
2017	$ 558,904	–	$ 216,263	$0	$ 0	$1,588,557	$428,086	$ 2,791,810
2016	$ 750,000	–	$ 1,650,490	$585,000	$ 0	$ 444,124	$122,139	$ 3,551,753
2015	$ 750,000	–	$ 1,503,680	$625,000	$234,675	–	$132,662	$ 3,246,017

(1) Base Salary

Represents base salary prorated based on time in role in 2017 and is not annualized. For Ms. Georgiadis, represents base salary paid from her hire date of February 8, 2017. For Mr. Sinclair, represents base salary as CEO through February 7, 2017 and as Executive Chairman for the remainder of the year. For Mr. Euteneuer and Ms. Thompson, represents base salary since their hire date of September 25, 2017. For Mr. Farr, represents base salary paid as an employee through September 29, 2017, the date of his separation from the Company.

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EXECUTIVE COMPENSATION TABLES

(2) Bonus

Amounts shown for Ms. Georgiadis, Mr. Euteneuer, and Ms. Thompson represent one-time minimum guaranteed cash bonus payments for 2017. Also for Mr. Euteneuer, amount includes a $200,000 signing bonus paid in October 2017, which is subject to repayment in the event of Mr. Euteneuer’s voluntary resignation or termination for cause on or before September 28, 2018. Amounts shown for Mr. Dickson represent the one-half portion of his $1 million retention cash award that was paid on June 30, 2017.

(3) Stock Awards and Option Awards

Amounts shown represent the grant date fair value of RSUs and options granted in the year indicated as computed in accordance with FASB ASC Topic 718. The actual value, if any, that an executive may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award, and for options, upon the excess of the stock price over the exercise price, if any, on the date the award is exercised. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

For a discussion of the assumptions made in the valuation of options granted in 2017, see Note 7 to Mattel’s Consolidated Financial Statements for 2017 contained in the Annual Report on Form 10-K filed with the SEC on February 27, 2018.

Amounts shown under the “Stock Awards” column for 2017 include the grant date fair value for our annual time-vesting RSUs granted on August 1, 2017, retention and new hire grants made throughout the year (as indicated below), and the Performance Units under the 2017-2019 LTIP granted on March 20, 2017, as modified on April 24, 2017, as discussed in more detail below.

Time-vesting RSUs are valued based on our closing stock price on the grant date, discounted for lack of dividend equivalents and as explained below:

2017 RSU Grant Date Fair Values

Person/Category	Grant Type	Grant Date	Closing Stock Price	Grant Date Fair Value per Share(1)
Richard Dickson	Retention	January 31, 2017	$26.21	$23.22
Margaret H. Georgiadis	Make whole	February 8, 2017	$25.95	$25.00	(2)
Margaret H. Georgiadis	New hire, inducement	February 8, 2017	$25.95	$22.22	(3)
Then Currently Employed NEOs (Other Than Christopher A. Sinclair)	Annual	August 1, 2017	$19.72	$18.54
Christopher A. Sinclair	Annual	August 1, 2017	$19.72	$19.27	(4)
Joseph J. Euteneuer	New hire, inducement	September 29, 2017	$15.48	$14.30
Amanda J. Thompson	New hire, inducement	September 29, 2017	$15.48	$14.30
Robert Normile	Retention	December 29, 2017	$15.38	$15.38	(5)

(1) Reflects discount for present value of dividends not to be received during the normal three-year vesting period due to the lack of dividend equivalent rights, assuming the same level of dividends as the most recent dividend declared as of the grant date.

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(2) Reflects monthly discounting due to vesting being over a one-year period.

(3) Reflects discounting over a three-year period due to vesting being over a three-year period.

(4) Reflects discounting over a ten-month period due to vesting being over a ten-month period; 100% vesting on date of 2018 Annual Meeting.

(5) Reflects no discounting as dividend payments were suspended on Mattel stock.

The Performance Units under the 2017-2019 LTIP have a three-year performance cycle from January 1, 2017 through December 31, 2019. The number of Performance Units earned is determined as follows:

•	Each year, the annual EPS goals are set by the Compensation Committee;

•	The earned percentage for each year is then averaged over the three-year period (the performance-related component); and

•	This average is then adjusted up or down by up to 50 percentage points based on our TSR relative to the TSR performance of companies in the S&P 500 over the full three-year performance period (the market-related component).

For 2017, the year of grant, the Performance Units are valued, in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date and the probable outcome of the annual performance-related EPS component for 2017, plus the full grant date value for the TSR market-related component. Because the performance-related component of the 2017-2019 LTIP is based on separate measurements of our performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date value to be calculated with respect to one-third of the total Performance Units in each year of the three-year performance cycle, with the value for each year based on the probable outcome of the EPS performance condition against the goal set for that year. For 2017, the grant date value of the Performance Units, as measured in accordance with FASB ASC Topic 718, is based in part upon our closing stock price on the deemed grant date of March 20, 2017, which is the date the 2017 EPS performance goal for the Performance Units were originally set by the Compensation Committee of $25.31 and the probable outcome of target performance (100%) of the 2017 annual EPS performance-related component for 2017. The grant date value of the 2017-2019 LTIP also includes the original grant date value of the TSR market-related component on March 20, 2017 of $1.46 per Performance Unit determined under a Monte Carlo valuation in accordance with the accounting rules. This resulted in an original grant date fair value per 2017-2019 Performance Unit of $26.77 on March 20, 2017. The 2017-2019 LTIP was modified under the accounting rules on April 24, 2017. The modification resulted in a decrease in grant date fair value for the financial measure performance condition and no change to the TSR market-related component, for a decrease in grant date fair value of $3.71 per Performance Unit. This results in an modified grant date fair value per 2017-2019 Performance Unit of $23.06 on April 24, 2017, which is the final fair value used for expensing purposes under ASC Topic 718. Consistent with ASC Topic 718, the original grant date fair value on March 20, 2017 as to one-third of the 2017-2019 Performance Units is reflected in the table above.

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EXECUTIVE COMPENSATION TABLES

The table below sets forth the original grant date fair value of the 2017-2019 Performance Units determined in accordance with FASB ASC Topic 718 principles (i) based upon the probable outcome (100%) of the EPS performance-related component at the original grant date value for the EPS performance-related component of $25.31 as to one-third of the Performance Units granted, and (ii) based upon achieving the maximum level of performance (150%) under the EPS performance-related component at the original grant date value of $25.31 as to one-third of the Performance Units granted. Since the modification to the performance-related component that occurred on April 24, 2017 resulted in a decrease in the grant date fair value of $3.71 per Performance Unit, this is not reflected in the table below. Also set forth below is the grant date value for the market-related component, or the TSR adjustment of $1.46, determined upon the original grant date and applied to the full granted awards, and which is not subject to probable or maximum outcome assumptions. The TSR market-related component could result in an additional 50 percentage points earned, which is not reflected in the table below. Given their September 2017 hire dates, Mr. Euteneuer and Ms. Thompson were not awarded any 2017-2019 Performance Units.

2017-2019 LTIP Grant Date Fair Value as of March 20, 2017

Name and Year	Probable (Target) Outcome of 2017 Performance-Related Component Grant Date Value(a)	Maximum Outcome of 2017 Performance-Related Component Grant Date Value(a)	Market-Related Component Grant Date Value(b)
Margaret H. Georgiadis
2017	$866,665	$1,300,010	$149,981
Christopher A. Sinclair
2017	$315,160	$472,728	$54,538
Richard Dickson
2017	$315,160	$472,728	$54,538
Robert Normile
2017	$110,301	$165,451	$19,088
Kevin M. Farr
2017	$184,358	$276,550	$31,905

(a) Reflects the performance-related component grant date fair value of one-third of the target Performance Units granted.

(b) Reflects the market-related component grant date fair value as to all of the target Performance Units granted.

See the “Compensation Discussion and Analysis – Elements of Compensation – Equity Long-Term Incentives” section of this Proxy Statement for a more complete description of the LTIP.

(4) Non-Equity Incentive Plan Compensation

Amounts shown under Non-Equity Incentive Plan Compensation represent the performance-based annual cash compensation earned under the MIP, our annual cash incentive plan, except that the bonuses paid to Ms. Georgiadis, Mr. Euteneuer and Ms. Thompson under the 2017 MIP pursuant to the minimum bonus provisions in their 2017 offer letters are shown in the Bonus column. See “Compensation Discussion and Analysis – Elements of Compensation – Annual Cash Incentive” for a more complete description of the MIP.

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(5) Change in Pension Value and Nonqualified Deferred Compensation Earnings

Amounts shown represent the increase, if any, in the pension benefits that our NEOs have accrued under the SERP during the applicable year. For example, the amounts shown for 2017 are determined by subtracting (i) the present value of each executive’s accrued benefits as of December 31, 2016 from (ii) the present value of the executive’s accrued benefits as of December 31, 2017, which are shown in the “2017 Pension Benefits” table below, and are computed as explained in the narrative disclosure to the “2017 Pension Benefits” table.

No amount is included with respect to nonqualified deferred compensation earnings because there were no above-market earnings on nonqualified deferred compensation.

(6) All Other Compensation

The dollar amounts for each perquisite and each other item of compensation shown in the “All Other Compensation” column and in this footnote represent Mattel’s incremental cost of providing the perquisite or other benefit to our NEOs. See the “Compensation Discussion and Analysis – Elements of Compensation – Other Forms of Compensation” section of this Proxy Statement for additional discussions on these benefits. Amounts include the following perquisites and other items of compensation provided to our NEOs in 2017:

All Other Compensation

All Other Compensation	Georgiadis	Sinclair	Dickson	Euteneuer	Normile	Thompson	Farr
Personal use of private aircraft(a)	–	$50,722	–	–	–	–	–
Car allowance/Company car(b)	$22,000	$4,369	$24,000	$6,000	$24,000	$6,000	$18,000
Relocation/Transition Allowance(c)	$117,946	$180,000	–	$20,170	–	–	–
Relocation Tax Gross-up(d)	$129,717	–	–	$5,397	–	–	–
Other perquisites(e)	$27,681	$10,000	$47,948	–	$17,806	–	$29,218
Total Perquisites	$297,344	$245,091	$71,948	$31,567	$41,806	$6,000	$47,218
Contributions to 401(k) Plan	$23,824	$21,600	$21,600	$17,308	$27,000	$4,846	$27,000
Contributions to DCP	$60,906	–	$57,477	–	$31,000	–	$32,135
Severance payments and benefits(f)	–	–	–	–	–	–	$321,733
Total “All Other Compensation”	$382,074	$266,691	$151,025	$48,875	$99,806	$10,846	$428,086

(a) Mr. Sinclair was permitted to use a private aircraft for personal use up to a maximum of 25 flight hours per year pursuant to the terms of his letter agreement. Mr. Sinclair ceased to be eligible for this benefit effective April 1, 2017 in connection with him becoming Executive Chairman. For purposes of calculating the incremental costs to Mattel of Mr. Sinclair’s limited personal use of a private aircraft, Mattel includes the hourly air cost, ground costs, any applicable catering costs, and federal excise tax charges relating to his personal use of the private aircraft.

(b) Represents the amount of the monthly car allowance or use of a Company car. The amount of car allowance is based on the executive’s job level, and is intended to cover all automobile expenses and mileage reimbursement. For Mr. Sinclair’s personal use of a Company car, the amount represents the cost of insurance, maintenance, and gasoline. Mr. Sinclair ceased to be eligible for this benefit effective April 1, 2017 in connection with him becoming Executive Chairman.

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EXECUTIVE COMPENSATION TABLES

(c) For Mr. Sinclair, the amount of $180,000 shown is a special allowance of $60,000 per month, in lieu of participation in Mattel’s relocation program, and was intended to assist Mr. Sinclair with his living and commuting expenses while working in California and maintaining his primary residence in Florida. Mr. Sinclair ceased to be eligible for this allowance effective April 1, 2017 in connection with him becoming Executive Chairman. For Ms. Georgiadis, the amount shown of $117,946 reflects temporary accommodations, one round-trip airfare per week and reimbursement for incidental relocation expenses through September 30, 2017. Similarly, for Mr. Euteneuer, the amount shown of $20,170 reflects temporary accommodations, one round-trip airfare per week and reimbursement for incidental relocation expenses through December 31, 2017.

(d) Represents tax gross-ups for Ms. Georgiadis and Mr. Euteneuer in connection with their relocation assistance benefits provided in 2017 described above.

(e) Amounts include the following perquisites that may be provided to our NEOs: financial counseling, physical examination, home security system service, and personal use of country club membership. Incremental costs to Mattel for these items were determined as the actual amounts credited to, paid to or on behalf of the executive or the portion of costs allocated to the executive’s personal use of a perquisite. For Mr. Sinclair and Ms. Georgiadis, the amount also includes $10,000 and $15,000, respectively, attributable income under the Board of Directors Recommended Grants and Gift Matching Programs fostering charitable contributions, which is more fully described in the “Director Compensation” section of this Proxy Statement. For Mr. Dickson, the amount also includes $30,100 incurred in lieu of hotel expenses while residing in New York on Company business between November 2014 to June 2017, which reflects a per diem of $350. The benefit ceased for Mr. Dickson as of June 2017.

(f) Represents the value of severance payments actually paid to Mr. Farr pursuant to the terms of the Severance Plan through December 31, 2017. See also the “Estimated Potential Payments” table for details as to the remaining severance benefits to be paid to Mr. Farr, as well as the value of his equity accelerations that occurred as a result of Mr. Farr being retirement eligible under our plans at the time of his separation from the Company.

Narrative Disclosure to Summary Compensation Table

Georgiadis Offer Letter

On February 8, 2017, Ms. Georgiadis became our CEO. In connection with Ms. Georgiadis’ appointment as our CEO, we entered into an offer letter with her that provided (i) a base salary of $1,500,000, (ii) a target MIP bonus opportunity of 150% of her base salary, with a minimum cash bonus payment of $1,500,000 for fiscal 2017; (iii) 2017 LTI annual target grant value of $8,250,000, to be divided equally into three-year Performance Units, stock options and RSUs; (iv) a make-whole grant of RSUs, determined by dividing $14,000,000 by the Average Price, which vests in twelve monthly installments following the grant date; (v) new hire grants of RSUs with a value of $5,500,000 and stock options with a value of $5,500,000, converted into a number of RSUs and option shares based on the Average Price and vesting 50% on each of the second and third anniversaries of the grant date; and (vi) temporary accommodations and other relocation expenses through September 30, 2017. Pursuant to her offer letter, Ms. Georgiadis is also eligible to participate in the Executive Severance Plan B as modified by the terms of her participation letter agreement.

Euteneuer Offer Letter

In connection with Mr. Euteneuer’s appointment as our CFO effective September 25, 2017, we entered into an offer letter with him that provided (i) a base salary of $900,000; (ii) a target MIP bonus opportunity

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EXECUTIVE COMPENSATION TABLES

of 100% of his base salary, with a minimum cash bonus payment of $300,000 for fiscal 2017; (iii) a 2018 LTI annual target grant value of $2,700,000 with $900,000 as 2018-2020 LTIP; (iv) a signing bonus in an aggregate amount of $400,000, $200,000 of which was payable within 30 days of his hire date and subject to repayment in the event of Mr. Euteneuer’s voluntary resignation or termination for cause within one year of his hire date, and the remaining $200,000 of which will be payable on the first payroll date following January 1, 2019, subject to Mr. Euteneuer’s continued employment in good standing through January 1, 2019; (v) new hire grants of RSUs valued at $900,000 and stock options valued at $900,000, converted into a number of RSUs and option shares based on our closing stock price on the grant date and each vesting 33% on each of the first and second anniversaries of the grant date, and 34% on the third anniversary of the grant date; (vi) special equity grants of RSUs valued at $1,900,000 and stock options valued at $1,000,000, converted into a number of RSUs and options shares based on our closing stock price on the grant date and each vesting 33% on each of the first and second anniversaries of the grant date, and 34% on the third anniversary of the grant date; and (vii) temporary accommodations and other relocation expenses through February 28, 2018, which, in January 2018, was extended to cover an additional three months, through May 31, 2018. Pursuant to his offer letter, Mr. Euteneuer is also eligible to participate in the Executive Severance Plan B as modified by the terms of his participation letter agreement.

Thompson Offer Letter

In connection with Ms. Thompson’s appointment as our EVP and CPO in September 2017, we entered into an offer letter with her that provided (i) a base salary of $525,000; (ii) a target MIP bonus opportunity of 65% of her base salary, with a minimum cash bonus payment of $250,000 for fiscal 2017; (iii) new hire grants of RSUs valued at $350,000 and stock options valued at $350,000, converted into a number of RSUs and option shares based on our closing stock price on the grant date and each vesting 33% on each of the first and second anniversaries of the grant date, and 34% on the third anniversary of the grant date; and (iv) special equity grants of RSUs valued at an aggregate of $950,000, converted into a number of RSUs based on our closing stock price on the grant date and vesting 33% on each of the first and second anniversaries of the grant date, and 34% on the third anniversary of the grant date.

Sinclair Letter Agreement

Certain of Mr. Sinclair’s compensation reflected in the “2017 Summary Compensation Table” was provided pursuant to a letter agreement dated April 15, 2015 setting forth his compensation and benefits when he became CEO (the “Sinclair Letter Agreement”). Pursuant to the Sinclair Letter Agreement, as CEO, Mr. Sinclair was eligible to continue to receive certain executive benefits, including the special monthly allowance in the amount of $60,000, periodic personal use of a private aircraft up to a maximum of 25 flight hours per year, Company car use, financial counseling services, and a physical examination. In addition, Mr. Sinclair continued to be ineligible to participate in the DCP and any Company severance plan, program or arrangement.

As discussed under the “2017 Leadership Transformation and Looking Ahead” section of this Proxy Statement, in connection with the transition of Mr. Sinclair’s position from CEO to Executive Chairman, Mr. Sinclair’s certain compensation components were reduced effective February 8, 2017 and certain benefits provided by the Sinclair Letter Agreement were eliminated effective April 1, 2017.

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EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards in 2017

The following table shows information about the non-equity incentive awards and equity-based awards to our NEOs in 2017.

Name and Grant Date	Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Market Value of Stock and Option Awards(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum

Margaret H. Georgiadis

2/8/2017	12/9/2016							494,001(6)			$12,350,025

2/8/2017	12/9/2016							194,072(7)			$4,312,280

2/8/2017	12/9/2016								1,603,499(7)	$25.95	$5,034,987

		$503,925	$2,015,700	$4,031,400

3/20/2017	3/20/2017				17,121	34,242	68,485				$1,016,646(8)

8/1/2017	7/24/2017							139,452			$2,585,440

8/1/2017	7/24/2017								749,319	$19.72	$2,750,001

Christopher A. Sinclair

		$263,025	$1,052,100	$2,104,200

3/20/2017	3/20/2017				6,226	12,452	24,903				$369,698(8)

8/1/2017	7/24/2017							50,710(9)			$977,182

8/1/2017	7/24/2017								272,480(9)	$19.72	$1,000,002

Richard Dickson

1/31/2017	1/31/2017							95,383			$2,214,793

1/31/2017	1/31/2017								773,994	$26.21	$2,500,001

		$250,000	$1,000,000	$2,000,000

3/20/2017	3/20/2017				6,226	12,452	24,903				$369,698(8)

8/1/2017	7/24/2017								544,959	$19.72	$2,000,000

Joseph J. Euteneuer

		$60,413	$241,650	$483,300

9/29/2017	8/22/2017							180,879			$2,586,570

9/29/2017	8/22/2017								719,697	$15.48	$1,900,000

Robert Normile

		$94,250	$377,000	$754,000

3/20/2017	3/20/2017				2,179	4,358	8,716				$129,389(8)

8/1/2017	7/24/2017								190,736	$19.72	$700,001

12/29/2017	12/11/2017							16,255(10)			$250,002

Amanda J. Thompson

		$22,903	$91,613	$183,225

9/29/2017	8/22/2017							83,980			$1,200,914

9/29/2017	8/22/2017								132,576	$15.48	$350,001

Kevin M. Farr

		$97,808	$391,233	$782,466

3/20/2017	3/20/2017				3,642	7,284	14,568				$216,263(8)

(1) The awards shown represent the potential value of annual cash incentive awards that could be earned for fiscal year 2017 (and paid in 2018) under the MIP for each NEO presuming threshold performance (25% of target MIP opportunity), target performance (100% of target MIP opportunity) and maximum performance (200% of target MIP opportunity). For NEOs that commenced employment in 2017 or changed roles in 2017,

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amounts are prorated to reflect the length of their service in 2017 or length of time in their prior and new role. No amounts were earned under the MIP for 2017. See the “Compensation Discussion and Analysis – Elements of Compensation – Annual Cash Incentive” section of this Proxy Statement for a more complete description of the MIP.

(2) Amounts shown at target represent one third of the number of Performance Units granted on March 20, 2017 under the 2017-2019 LTIP that may be earned at the end of the three-year performance cycle from January 1, 2017 through December 31, 2019. Because the performance-related component of the 2017-2019 LTIP is based on separate measurements of our performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date value to be calculated with respect to one-third of the total Performance Units granted in each year of the three-year performance cycle, and SEC rules require presentation that is consistent with FASB ASC Topic 718. The Performance Units are earned based on our achievement of annual EPS goals (the performance-related component) for each year in the three-year performance cycle, which results in performance earnout percentages for each year that are averaged together over the three-year period. This three-year average performance earnout percentage is then adjusted up or down 50 percentage points based on our TSR relative to the TSR of companies in the S&P 500 over the three-year performance cycle (the market-related component) to determine the number of Performance Units earned. The earnout percentage may range from 0% to 200% of the target Performance Units granted, with a range of 50% – 150% earned at threshold to maximum performance under the EPS financial performance-related component, and upward or downward adjustment of up to 50 percentage points based on our TSR performance. The maximum amounts shown reflect one-third of the maximum amount (200% of the amount granted) that can be earned presuming maximum performance under the EPS and TSR goals. The threshold amount shown reflects one-third of the threshold amount that can be earned (50% of the granted Performance Units that can be earned at threshold EPS performance) without adjustment for the results under the TSR modifier, which could reduce the payout to 0%. The Performance Units under the 2017-2019 LTIP have dividend equivalent rights that are converted to shares of Mattel common stock only when and to the extent the underlying Performance Units are earned and paid. Dividend equivalents accrue and are assumed to be reinvested in shares as of our closing stock price on the ex-dividend date with respect to all dividends during the three-year performance cycle.

The outstanding 2016-2018 LTIP is earned based on a three-year EPS performance goal set at the commencement of the three-year performance period and thus, under the accounting rules, the grant date fair value is determined in full on the grant date in 2016.

(3) The awards shown are time-vesting RSUs granted under our Amended 2010 Plan that, except as otherwise indicated, vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date. These RSUs do not earn dividend equivalents.

(4) The awards shown are stock options granted under our Amended 2010 Plan that, except as otherwise indicated, vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date. Stock options do not earn dividend equivalents.

(5) Amounts shown represent the fair market value per share as of the grant date of the award determined pursuant to FASB ASC Topic 718 multiplied by the number of shares (at target, for the Performance Units).

The RSUs’ grant date fair value is based on our discounted closing stock price, as applicable, on the grant date. See the “2017 RSU Grant Date Fair Values” table in the “Summary Compensation Table” section for more details regarding the RSUs’ grant date fair values.

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Because the performance-related component of the Performance Units under the 2017-2019 LTIP is based on the average of our financial performance for each year of the three-year performance cycle, under SEC and accounting rules the grant date fair value for 2017 shown in the table is based on the probable outcome of the performance-related EPS component for 2017, as measured on the grant date in 2017, and applied to one-third of the Performance Units granted. This results in $25.31 grant date value per share for the one-third of Performance Units granted on March 20, 2017 for the EPS performance goal. In addition, since the Performance Units were awarded in 2017, FASB ASC Topic 718 requires inclusion of the full grant date fair value of the market-related (TSR) component on the date the Performance Units were awarded in 2017. The grant date value of the market-related component on March 20, 2017 was $1.46 per unit, determined under a Monte Carlo valuation in accordance with applicable accounting rules, and applied to the full number of units granted. This resulted in an original grant date fair value per 2017-2019 Performance Unit of $26.77 on March 20, 2017, which is reflected in the table.

While the 2017-2019 LTIP was modified on April 24, 2017 under the accounting rules, the modification did not result in any incremental increase in the grant date fair value for these awards. The modification resulted in a decrease in grant date fair value for the performance-related component and no change to the TSR market-related component. This resulted in a lower modified grant date fair value for the 2017-2019 Performance Units on April 24, 2017. Pursuant to SEC rules, the original grant date fair value is reported.

For a discussion of the stock option assumptions made in the valuation reflected in this column, see Note 7 to Mattel’s Consolidated Financial Statements for 2017 contained in the Annual Report on Form 10-K filed with the SEC on February 27, 2018.

(6) Vests in equal installments on each monthly anniversary of the grant date and will be 100% vested on the first anniversary of the grant date.

(7) Vests 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

(8) The performance-related EPS goal under the 2017-2019 LTIP was modified on April 24, 2017. This modification, however, resulted in a decrease in the grant date fair value of the 2017-2019 Performance Units and, thus, no increased value is attributable to this modification.

(9) Vests 100% on the date of the 2018 Annual Meeting.

(10) Vests 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date.

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Outstanding Equity Awards at 2017 Year-End

The following table shows the outstanding equity-based awards that were held by our NEOs as of December 31, 2017.

Name and Grant Date for Options	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Grant Date for Stock Awards	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
						Time-Vesting RSUs				Performance Units
Margaret H. Georgiadis
8/1/2017	–	749,319	(4)	$19.72	8/1/2027
2/8/2017	–	1,603,499	(5)	$25.95	2/8/2027
						8/1/2017	139,452	(4)	$2,144,772
						3/20/2017				51,364	(2)	$789,978
						2/8/2017	194,072	(5)	$2,984,827
						2/8/2017	82,331	(6)	$1,266,251
Christopher A. Sinclair
8/1/2017	–	272,480	(7)	$19.72	8/1/2027
8/1/2016	187,804	381,302	(8)	$32.72	8/1/2026
4/13/2015	1,542,056	794,393	(9)	$24.31	4/13/2025
5/29/2008	4,500	–		$20.41	5/29/2018
						8/1/2017	50,710	(7)	$779,920
						3/20/2017				18,678	(2)	$287,268
						8/1/2016	47,780	(8)	$734,856
						3/21/2016				30,946	(3)	$475,949
Richard Dickson
8/1/2017	–	544,959	(4)	$19.72	8/1/2027
1/31/2017	–	773,994	(10)	$26.21	1/31/2027
8/1/2016	80,487	163,415	(8)	$32.72	8/1/2026
4/13/2015	400,934	206,543	(9)	$24.31	4/13/2025
8/1/2014	89,286			$35.25	8/1/2024
5/20/2014	75,630			$38.53	5/20/2024
						3/20/2017				18,678	(2)	$287,268
						1/31/2017	95,383	(10)	$1,466,991
						8/1/2016	20,477	(8)	$314,936
						3/21/2016				13,263	(3)	$203,985
						4/13/2015	18,182	(9)	$279,639
						1/29/2015	9,481	(11)	$145,818

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Name and Grant Date for Options	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Grant Date for Stock Awards	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
						Time-Vesting RSUs				Performance Units
Joseph J. Euteneuer
9/29/2017	–	340,909	(13)	$15.48	9/29/2027
9/29/2017	–	378,788	(13)	$15.48	9/29/2027
						9/29/2017	64,599	(13)	$993,533
						9/29/2017	58,140	(13)	$894,193
						9/29/2017	58,140	(13)	$894,193
Robert Normile
8/1/2017	–	190,736	(4)	$19.72	8/1/2027
8/1/2016	28,170	57,196	(8)	$32.72	8/1/2026
7/31/2015	119,688	61,659	(12)	$23.21	7/31/2025
8/1/2014	89,286	–		$35.25	8/1/2024
8/1/2013	41,714	–		$42.70	8/1/2023
8/1/2012	49,549	–		$34.76	8/1/2022
8/1/2011	62,571	–		$26.38	8/1/2021
8/2/2010	55,905	–		$21.50	8/2/2020
7/31/2009	72,267	–		$17.58	7/31/2019
8/1/2008	79,156	–		$20.48	8/1/2018
						12/29/2017	16,255	(14)	$250,002
						3/20/2017				6,537	(2)	$100,539
						8/1/2016	7,167	(8)	$110,228
						3/21/2016				4,642	(3)	$ 71,394
						7/31/2015	5,128	(12)	$ 78,869
Amanda J. Thompson
9/29/2017	–	132,576	(13)	$15.48	9/29/2027
						9/29/2017	38,760	(13)	$596,129
						9/29/2017	22,610	(13)	$347,742
						9/29/2017	22,610	(13)	$347,742
Kevin M. Farr(15)
8/1/2016	142,683	–		$32.72	9/29/2022
7/31/2015	323,834	–		$23.21	9/29/2022
8/1/2014	156,250	–		$35.25	9/29/2022
8/1/2013	76,792	–		$42.70	9/29/2022
8/1/2012	91,216	–		$34.76	8/1/2022
8/1/2011	115,188	–		$26.38	8/1/2021
8/2/2010	83,857	–		$21.50	8/2/2020
7/31/2009	108,401	–		$17.58	7/31/2019
8/1/2008	105,541	–		$20.48	8/1/2018
						3/20/2017				10,927	(2)	$168,057
						3/21/2016				7,759	(3)	$119,333

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(1) Amounts are calculated by multiplying the number of units shown in the table by $15.38 per share, which was our closing stock price on December 29, 2017, the last trading day of fiscal year 2017.

(2) The numbers shown represent the 2017-2019 LTIP Performance Units, which are earned based on the Company’s achievement of annual EPS goals and cumulative TSR for the period January 1, 2017 to December 31, 2019. Per SEC rules, based on our below threshold EPS performance for 2017, the amounts shown reflect the threshold number of units that may be earned at the end of the three-year performance period under the financial performance measure, and thus reflect an earnout percentage of 50% that would be earned if the threshold level of cumulative EPS is achieved. Even if threshold level of cumulative EPS is achieved, the number of Performance Units actually earned may be lower based on any applicable adjustment for the relative TSR modifier, which has the effect of adjusting the percentage earned up or down by up to 50 percentage points. Our relative TSR through December 31, 2017 would have resulted in a reduction of approximately 50 percentage points from the threshold earned percentage, resulting in no payout. See the “Compensation Discussion and Analysis – Elements of Compensation – Equity Long-Term Incentives” section of this Proxy Statement for a more complete description of the LTIP.

(3) The numbers shown represent the 2016-2018 LTIP Performance Units, which are earned based on the Company’s achievement of cumulative EPS and TSR for the period January 1, 2016 to December 31, 2018. Per SEC rules, based on our below threshold cumulative EPS performance for the first two years of the performance period (through December 31, 2017), the amounts shown reflect the threshold number of units that may be earned at the end of the three-year performance period under the financial performance measure, and thus reflect an earnout percentage of 50% that would be earned if the threshold level of cumulative EPS is achieved. Even if threshold level of cumulative EPS is achieved, the number of Performance Units actually earned may be lower based on any applicable adjustment for the relative TSR modifier, which has the effect of adjusting the percentage earned up or down by up to 50%. Our relative TSR through December 31, 2017 would have resulted in a reduction of approximately 50 percentage points from the threshold earnout percentage, resulting in no payout. See the “Compensation Discussion and Analysis – Elements of Compensation – Equity Long-Term Incentives” section of this Proxy Statement for a more complete description of the LTIP.

(4) 33% vests on August 1, 2018, 33% vests on August 1, 2019, and 34% vests on August 1, 2020

(5) 50% vests on February 8, 2019 and 50% vests on February 8, 2020

(6) 50% vests on January 8, 2018 and 50% vests on February 8, 2018

(7) 100% vests on the date of the 2018 Annual Meeting

(8) 50% vests on August 1, 2018 and 50% vests on August 1, 2019

(9) Vests on April 13, 2018

(10) 33% vests on January 31, 2018, 33% vest on January 31, 2019, and 34% vest on January 31, 2020

(11) Vests on January 29, 2018

(12) Vests on July 31, 2018

(13) 33% vests on September 29, 2018, 33% vests on September 29, 2019, and 34% vests on September 29, 2020

(14) Vests 50% on December 29, 2018 and 50% on December 29, 2019

(15) As Mr. Farr was retirement eligible under our plans, all his RSUs fully vested pursuant to the terms of the plans on September 29, 2017, his last day of employment.

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Option Exercises and Stock Vested in 2017

For each of our NEOs, the following table gives information for options exercised in 2017 and stock awards vested in 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Margaret H. Georgiadis	–	–	411,670	$7,948,936
Christopher A. Sinclair	–	–	26,873	$539,725
Richard Dickson	–	–	60,774	$1,398,248
Joseph J. Euteneuer	–	–	–	–
Robert Normile	–	–	14,180	$281,122
Amanda J. Thompson	–	–	–	–
Kevin M. Farr(3)	–	–	64,437	$1,240,002

(1) Shares acquired on vesting represent time-vesting RSUs.

(2) Amounts are calculated by multiplying the number of shares underlying time-vesting RSUs by our closing stock price on the date of vesting, or if the stock market was closed on the date of vesting, by our closing stock price on the next preceding day on which the stock market was open.

(3) Because Mr. Farr was retirement-eligible as of the date of his separation on September 29, 2017, he received full vesting of all his RSUs since they were all granted at least six months prior to his separation date.

2017 Pension Benefits

The following table shows the lump sum present value of the accumulated benefit of each NEO with benefits under our SERP, as of December 31, 2017. See also the “Potential Payments Upon Termination or Change of Control” section below.

Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2017
Robert Normile	25.52	$ 8,757,343	–
Kevin M. Farr	27.92(1)	$12,826,399	–

(1) Reflects 25.92 years of actual services and two years of additional service credit under the Severance Plan provided in connection with Mr. Farr’s separation from the Company. Such additional years of service credit did not result in any incremental value for Mr. Farr.

Narrative Disclosure to Pension Benefits Table

The SERP is a nonqualified defined benefit pension plan, and no new participants have been added to the SERP since 2001. As a result, Messrs. Normile and Farr are the only executives currently participating in the

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SERP. Mr. Farr separated from the Company effective September 29, 2017 and will receive his SERP benefit in 2018. In connection with his separation, pursuant to the Severance Plan, Mr. Farr received an additional two years of service and age credit under the SERP. However, these additional years of service and age credits do not increase his SERP benefit since Mr. Farr already has obtained the maximum 15 years of service and will be over age 60 (the unreduced benefit age) at commencement in 2018.

Description of SERP Benefits

The SERP provides for supplemental retirement benefits. The benefits to Messrs. Farr and Normile under the SERP are computed as a yearly benefit for each participant’s lifetime beginning at age 60 equal to 60% of each participant’s final average compensation, less any offsets for certain actual and deemed rates of employer contributions to each participant’s accounts under the 401(k) Plan and the DCP and earnings thereon.

For these purposes, final average compensation includes each participant’s base salary, annual cash incentives paid under the MIP and any special achievement bonuses that our Compensation Committee designates to be taken into account for these purposes. The final average compensation is the average of such annual compensation for the period of 36 consecutive months, out of the last 120 consecutive months of employment, for which these amounts are the highest.

The SERP benefit for a participant whose employment terminates after age 55, but before age 60, is reduced by 0.4167% for each month by which the participant’s age at termination is less than 60.

The SERP provides that a participant will forfeit all SERP benefits upon a termination of employment for cause. The SERP also provides that Mattel may impose a forfeiture of future SERP benefits and a recapture of SERP benefits previously paid if the participant engages in certain behaviors that are harmful to Mattel during or after employment. Upon a change of control, the provision for forfeiture and recapture of SERP benefits does not apply following a termination of employment during the 18-month period after a change of control.

Under the Severance Plan, if the participating executive’s employment is terminated by Mattel without cause or by him for good reason, he will be credited with an additional two years of age and service for purposes of determining his SERP benefit.

Calculation of SERP Benefits Shown in Table

The SERP benefits shown in the table above represent the benefits that our NEOs have earned, based on their service and compensation through December 31, 2017, but assuming that they retire at age 60, which is the earliest date on which they may retire without reduction in the SERP benefit.

As of December 31, 2017, Mr. Farr was 60 years old and had 27.92 years of credited service, representing 25.92 years of actual service with Mattel and, given his separation from the Company in 2017, two years of additional service credit pursuant to the Severance Plan. Mr. Normile was 58 years old and had 25.52 years of credited service, all of which represent actual service with Mattel.

We used the same assumptions in computing the above amounts as we use for financial reporting purposes, including a discount rate of 3.19% and mortality assumptions set forth in the 2018 mortality

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table prescribed under Section 417(e)(3) of the Internal Revenue Code. The benefits are calculated in accordance with the SEC’s rules and the provisions of the SERP, as follows:

•	Determine the gross benefit expressed as a single life annuity, using the SERP’s final average compensation formula and the executive’s service and compensation through December 31, 2017;

•	Reduce this annuity by an amount attributable to Mattel’s contributions to the executive’s account in the 401(k) Plan and DCP, as follows:

–	Determine the portion of the executive’s account balance(s) as of December 31, 2017 that is attributable to Mattel’s contributions to the defined contribution plans and earnings;

–	Roll forward the balance(s) from December 31, 2017 to the date the participant reaches age 60 based on an assumed Stable Value Fund return of 5%;

–	Convert the foregoing total into an age 60 single life annuity, using the mortality table prescribed under Section 417(e)(3) of the Internal Revenue Code and an interest rate of 6.5%; and

–	Subtract that annuity from the gross benefit computed in step 1 to determine the participant’s SERP benefit; and

•	Convert the reduced annuity amount from step 2 to a lump sum present value as of December 31, 2017.

In order to make the calculation in step 2, we projected what the overall rate of return on the Stable Value Fund would be from December 31, 2017 through Mr. Normile’s 60th birthday. We assumed a rate of return of 5%, which is a conservative long-range rate of return consistent with the performance of the Stable Value Fund during the last ten years.

2017 Nonqualified Deferred Compensation

The following table shows the benefits accrued under our DCP by NEOs that participate in the DCP as of December 31, 2017. Mr. Sinclair does not participate in the DCP.

Name	Executive Contributions in 2017(1)	Registrant Contributions in 2017(2)	Aggregate Earnings in 2017(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of 2017(4)
Margaret H. Georgiadis	$0	$60,906	$1,072	–	$61,978
Richard Dickson	$43,108	$57,477	$101,303	–	$1,366,410
Joseph J. Euteneuer(5)	$0	$0	$0	–	$0
Robert Normile	$18,600	$31,000	$(133,881)	–	$1,979,783
Amanda J. Thompson(5)	$0	$0	$0	–	$0
Kevin M. Farr	$19,281	$32,135	$(1,196,466)	–	$3,529,490

(1) Represents the amounts that our NEOs elected to defer in 2017 under the DCP. These represent compensation earned by our NEOs in 2017, and therefore also are reported in the appropriate columns in the “Summary Compensation Table” above.

(2) Represents the amounts credited in 2017 as Company contributions to the accounts of our NEOs under the DCP. These amounts represent automatic contributions and matching contributions as described in the narrative disclosure below. These amounts are also reported in the “Summary Compensation Table” above in the “All Other Compensation” column.

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(3) Represents the net amounts credited to the DCP accounts of our NEOs as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market earnings, and thus are not reported in the “Summary Compensation Table.”

(4) Represents the amounts of the DCP account balances at the end of 2017 for each of our NEOs. The amounts that were previously reported as compensation for each NEO in the “Summary Compensation Table” in years prior to 2017 are as follows.

Name	Aggregate Amounts Previously Reported
Margaret H. Georgiadis	–
Richard Dickson	$1,053,028
Joseph J. Euteneuer	–
Robert Normile	$267,055
Amanda J. Thompson	–
Kevin M. Farr	$1,082,328

(5) Mr. Euteneuer and Ms. Thompson, whose employment started September 25, 2017, did not receive any employer contributions into the DCP since no amounts deferred into the 401k Plan exceeded Internal Revenue Code limitations by year-end.

Description of DCP

The DCP allows participants to defer the amounts listed below. All amounts deferred under the DCP are reflected in book-keeping accounts.

•	Amounts that a participant elects to defer, including:

–	any amounts that could be deferred under the 401(k) Plan, but for Internal Revenue Code limitations;

–	up to 75% of base salary; and

–	up to 100% of annual MIP cash incentive compensation.

•	Company automatic contributions equal to the automatic contributions that would have been made to the 401(k) Plan, but for Internal Revenue Code limitations. The formula for these contributions currently is a percentage of base salary, based on the participant’s age, as follows:

–	under 40 years: 3%;

–	at least 40 but less than 45 years: 4%;

–	at least 45 but less than 50 years: 5%;

–	at least 50 but less than 55 years: 6%; or

–	55 years or more: 7%.

•	Company matching contributions of 50% of the first 6% of the participant’s elective deferrals are made in coordination with the Company’s 401(k) plan to ensure no duplication of benefits.

The amounts deferred under each participant’s DCP accounts are deemed to be invested by the participant from a range of choices established by the plan administrator. Currently, the available choices include

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(i) deemed investment in Mattel common stock (sometimes referred to as “phantom stock”); (ii) deemed investment in any of twelve externally managed institutional funds, including equity and bond mutual funds; and (iii) pre-constructed portfolios with investment strategies aligned with five different risk profiles. A fixed interest account, which provides interest at a rate that is reset annually, was frozen in 2002. The rates of return of the investment options under the DCP for 2017 ranged from -41.85% to 32.14%. Mattel retains the right to change, at its discretion, the available investment options.

The investment options and their annual rates of return for the calendar year ended December 31, 2017 are contained in the following table.

Name of Investment Option	2017 Rate of Return
Fidelity VIP Government Money Market Initial	.58%
Hartford Total Return HLS IA	5.16%
HIMCO U.S. Aggregate Bond Index	3.48%
PIMCO VIT Real Return Instl	3.81%
Hartford Value HLS 1A	15.44%
HIMCO S&P 500 Index Division	21.86%
Vanguard VIF Capital Growth	28.83%
Vanguard VIF Mid Cap Index	19.08%
NT Russell 2000 Index Division	14.70%
HIMCO MSCI EAFE Index Division	25.43%
American Funds International 2	32.14%
Vanguard VIF REIT Index	4.78%
Mattel Stock Equivalent Fund	(41.85)%
Fixed Rate	2.49%

The participant and Company contributions are credited to book-keeping accounts for the participants, and the balances of these accounts are adjusted to reflect, in the case of participants who chose the fixed rate fund, the applicable interest rate, and in the case of participants who chose the Mattel stock equivalent fund or any of the twelve externally managed investment funds or five risk-based portfolios, the gains or losses that would have been obtained if the contributions had actually been invested in Mattel common stock or the applicable externally managed institutional fund, respectively.

We set aside funds to cover our obligations under the DCP in a trust. However, the assets of the trust belong to Mattel and are subject to the claims of Mattel’s creditors in the event of bankruptcy or insolvency.

Generally, participants make annual deferral elections, and the DCP allows distributions on a scheduled withdrawal date, death, disability, retirement or other termination of employment, with distributions payable in lump sum or up to 15 installments. Certain additional rules apply in the event of a change of control, hardship, or, in the case of contributions before 2005, non-hardship accelerated distributions.

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EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination or Change of Control

We have three executive severance arrangements: the original Severance Plan, Severance Plan B and an executive severance practice. The following table reflects the severance arrangement that each NEO was eligible for as of the end of fiscal year 2017:

Name	Severance Arrangement
Margaret H. Georgiadis, CEO	Severance Plan B (as modified by participation agreement)
Christopher A. Sinclair, Executive Chairman and former CEO	None
Richard Dickson, President and COO	Severance Plan B
Joseph J. Euteneuer, CFO	Severance Plan B (as modified by participation agreement)
Robert Normile, EVP, Chief Legal Officer, and Secretary	Severance Plan
Amanda J. Thompson, EVP, CPO	Executive severance practice
Kevin M. Farr, former CFO	Severance Plan

We summarize below the severance and change-of-control arrangements in effect as of December 31, 2017 (or in the case of Mr. Farr, as of his separation in September 2017), as well as pursuant to the terms of other plans and agreements with relevant severance and change-of-control provisions (e.g., the equity award plans and agreements).

Executive Severance Plans

Involuntary Termination

Under the Executive Severance Plans, if a participating NEO’s employment is terminated by Mattel without cause (or solely for Messrs. Euteneuer and Normile, by the executive for good reason) (hereinafter referred to as “involuntary termination”), the executive generally will be entitled to the following benefits, which are more fully described in the footnotes to the “Estimated Potential Payments” table below:

•	Severance payment:

–	Under the Severance Plan, severance to be paid in equal bi-weekly installments over two years, equal to two times the sum of (i) such executive’s annual base salary plus (ii) the average of the two highest consecutive annual bonuses paid to the executive under the MIP for the five fiscal years ending before the notice of termination is given;

–	Under the Severance Plan B, for Ms. Georgiadis, severance to be paid in equal bi-weekly installments over two years, equal to the sum of two times the sum of her annual base salary and target bonus opportunity for the year in which the termination of employment occurs; or

–	Under the Severance Plan B, severance to be paid in equal bi-weekly installments over one year, equal to the sum of such executive’s annual base salary and target bonus opportunity for the year in which the termination of employment occurs; and, other than for Ms. Georgiadis, in the event the executive has not found employment on the first anniversary of the termination date, additional payments totaling 0.5 times (for Mr. Euteneuer, 0.75 times) the sum of the executive’s annual base salary and target bonus opportunity for the year in which the termination of employment occurs, to be paid in equal biweekly installments for up to six months (for Mr. Euteneuer, up to nine months) following the first anniversary of the termination date (such payments, “Income Continuation Payments”);

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•	Payment of an amount representing an annual cash incentive payout under the MIP for the year of termination based on actual amount earned for the year, prorated based on the number of full months the executive was employed during the year and paid at the time such bonuses are generally paid to employees;

•	Payment of a monthly amount equivalent to the then current COBRA premium for up to two years under the Severance Plan and up to one year under the Severance Plan B;

•	Accelerated vesting of all unvested stock options with extended exercise periods that vary based on whether the participant is retirement eligible (three to five years, or if lesser, remaining term);

•	Accelerated pro-rata vesting of unvested time-vesting RSUs, based on the number of full months the executive was employed during the vesting period, or, pursuant to the terms of the equity plans, full vesting for RSUs that were outstanding at least six months if the participant is retirement eligible;

•	Pro-rata vesting of Performance Units based on the total full months worked during the three-year performance cycle, payable at the end of the three-year period at the time such payout occurs for other participants based on our achievement of the performance measures over the three-year period;

•	Additional two years of age and service credits in SERP benefits (see narrative disclosure to the “2017 Pension Benefits” table above for detailed disclosure of the terms) solely under the Severance Plan; and

•	Outplacement services not to exceed $50,000, provided until the earlier of two years following termination of employment or until new employment is found.

Involuntary Termination Following Change of Control

Under the Executive Severance Plans, if a participating NEO’s employment is involuntarily terminated (including, for Ms. Georgiadis and Messrs. Euteneuer and Normile, a resignation for good reason) within the two-year period following a change of control, the executive will be entitled to the same severance payments and benefits as an involuntary termination, as discussed above, except that:

•	Under the Severance Plan, the severance payments described above will be paid in a lump sum; and, under the Severance Plan B, severance payments will be paid in a lump sum equal to two times (for Ms. Georgiadis), 1.75 times (for Mr. Euteneuer) or 1.5 times (for Mr. Dickson) the sum of the executive’s annual base salary and target bonus opportunity for the year in which the termination of employment occurs;

•	An amount representing the annual cash incentive payout under the MIP, prorated for the number of full months the executive is employed in the year and based on such executive’s target annual cash incentive opportunity for the year in which such termination occurs, which is paid at the time that the lump sum severance payment is paid;

•	All of such executive’s time-vesting RSU awards will be fully accelerated;

•	All of such executive’s Performance Units will be fully accelerated based on the greater of the target level award opportunity or the actual performance through the most recent completed year prior to the change of control or the date of termination of employment, as applicable, payable within 60 days of such event; and

•	Under the Severance Plan B, payment of a monthly amount equivalent to the then current COBRA premium will be made for up to two years (for Ms. Georgiadis), 21 months (for Mr. Euteneuer) or 18 months (for Mr. Dickson) following the termination date.

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Participants in the Executive Severance Plans are not entitled to be indemnified for any excise tax imposed as a result of severance or other payments deemed made in connection with a change of control. Instead, they will be required either to pay the excise tax or have such payments reduced to an amount which would not trigger the excise tax if it would be more favorable to them on an after-tax basis.

In order to be entitled to severance payments and benefits under the Executive Severance Plans, the executive will be required to execute a general release agreement with Mattel and, in certain circumstances, comply with post-employment covenants to (a) protect our confidential information, (b) not accept employment or provide services with a competitor, (c) not solicit our employees or (d) not disparage or otherwise impair our reputation, goodwill or commercial interests or any of our affiliated entities or their officers, directors, employees, stockholders, agents or products.

The Executive Severance Plans do not provide for any benefits upon termination of employment due to death or disability. The Executive Severance Plans provide that each participant is covered by the Executive Severance Plans for an initial one-year term, which one-year term automatically renews, unless Mattel gives prior written notice to such executive that the executive’s participation will not be further extended. Once notice is provided, the executive will remain a participant in the Executive Severance Plans for a minimum period of 15 months.

For purposes of the Executive Severance Plans:

•	“Cause” generally means willful neglect of significant duties or willful violation of a material policy; commission of a material act of dishonesty, fraud, misrepresentation or other act of moral turpitude; willful act or omission in the course of employment which constitutes gross negligence; willful failure to obey lawful direction of our Board (or the CEO under the Severance Plan B); provided, in each case, unless the activity cannot be cured, written notice will be provided to the executive and the executive will be given a reasonable opportunity to cure or correct such activity;

•	Solely under the Severance Plan, “good reason” generally means any of the following without the executive’s consent: (i) material diminishment of the executive’s authority, duties or responsibilities; (ii) material diminution in the executive’s annual base salary or a failure by Mattel to pay the executive’s annual base salary, other than an insubstantial or inadvertent failure remedied by Mattel promptly after receipt of notice; (iii) failure by Mattel to make any bonus programs (e.g., the MIP or LTIP), incentive plans or programs, pension, profit sharing, welfare, fringe and other general benefit programs available to the executive at a level that reflects the executive’s responsibilities, other than an insubstantial or inadvertent failure remedied by Mattel promptly after receipt of notice; provided, however, that “good reason” will not exist as a result of Mattel amending, eliminating or reducing any plans, benefits or programs if such actions do not result in a material diminution in the aggregate value of such compensation and benefits, except for any across-the-board compensation and benefit reductions; (iv) other action or inaction that constitutes a breach by Mattel of the plan amendment section of the Severance Plan (i.e., we retain the discretion to amend or terminate the Severance Plan, but any amendment that is materially adverse to any executive requires that executive’s written consent) or any terms of the letter agreement confirming the executive’s eligibility for the Severance Plan; or (v) failure by Mattel to obtain assumption and agreement to perform the Severance Plan by a successor;

•

Solely for the purposes of Ms. Georgiadis’ and Mr. Euteneuer’s participation in the Severance Plan B, “good reason” generally means (i) any material diminution in any of the executive’s duties, authority or responsibilities as CEO or CFO, as applicable; (ii) Mattel’s material reduction of the executive’s base salary and target bonus opportunity, as in effect on his or her Severance Plan B eligibility date or as the

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same may be increased from time to time; (iii) any other action or inaction that constitutes a breach by Mattel of the executive’s participation agreement or the plan amendment provision of the Severance Plan B; (iv) any failure by Mattel to obtain the assumption and agreement to perform this Plan by a successor as contemplated by the Severance Plan B, except where such assumption and agreement occurs by operation of law; or (v) any relocation of the executive’s principal office from its current location in El Segundo, California by more than 50 miles (or for Mr. Euteneuer, a relocation that increases his one-way commute by more than 50 miles).

•	“Change of control” generally includes an acquisition by a third party of 35% or more of Mattel’s outstanding stock; a change in our Board, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which our pre-transaction stockholders cease to hold more than 50% of our stock, we have a new 35%-or-more stockholder, or our pre-transaction Board members do not constitute a majority of the continuing board of directors; and stockholder approval of a liquidation of Mattel.

Executive Severance Practice

Under our current executive severance practice, if a senior executive who does not participate in the Executive Severance Plans incurs an involuntary termination of employment by Mattel without cause, the executive generally may receive the following benefits:

•	Severance payments equal to the greater of (i) up to an amount calculated based on their continuous years of service, salary and age and (ii) up to their annual base salary. The first half of the severance amounts will be paid in equal installments equal to the then current biweekly regular rate of pay, and the remaining half will be paid (in equal installments as well) only to the extent the executive has not found employment by the time the first half of the severance payments have been paid;

•	Continued benefits coverage for up to three months and payment of a monthly amount equivalent to the then current COBRA premium for up to an additional three months; and

•	Outplacement services, provided until the earlier of two year following termination of employment or until new employment is found.

Amounts under our executive severance practice will not exceed the amounts under the Executive Severance Plans. In addition, the executive would be required to execute a general release agreement with Mattel.

Equity Award Plans and Agreements

Stock Options and Time-Vesting RSUs

Unless otherwise provided in an individual award agreement or severance agreement, the 2005 Plan and the Amended 2010 Plan provide for accelerated vesting of equity awards and extended option exercisability under specified terminations of employment, including a qualifying termination in connection with a change of control. “Retirement” for purposes of the 2005 Plan and the Amended 2010 Plan is defined as any termination of employment other than the participant’s death or termination of employment by Mattel for cause, at a time when the participant has attained at least 55 years of age and completed at least five years of continuous service with Mattel.

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Amended 2010 Plan

•	Awards that have been assumed or substituted in a change of control will vest in full if the participant’s employment is terminated without cause within 24 months following the change of control, and options will remain exercisable for the lesser of two years following the termination of employment or their remaining term. Awards that are not assumed or substituted in a change of control generally will vest in full upon the change of control, and outstanding RSUs generally will be settled immediately.

•	In the event of a termination of employment due to death or disability or any retirement, in the case of stock options, and involuntary retirement only, in the case of RSUs, a participant will receive full vesting of any unvested stock options and RSUs that were granted at least six months prior to the termination date, and such stock options would remain exercisable for the lesser of five years or their remaining term.

2005 Plan

•	All outstanding awards under the 2005 Plan have vested.

•	In the event of a termination of employment without cause within 18 months following a change of control, stock options remain exercisable for the lesser of two years following the termination of employment or their remaining term.

Performance Units

In the event of a change of control, if (i) the Performance Units are assumed or substituted by the acquirer in a change of control and the participant’s employment is involuntarily terminated within 24 months following the change of control, or (ii) the Performance Units are not assumed or substituted in a change of control, then the vesting of the Performance Units will be accelerated, based on the greater of the target level award opportunity or the actual performance through the most recent completed year prior to the change of control or the date of termination of employment, as applicable, payable within 60 days of such event.

In addition, in the event of a participant’s voluntary or involuntary retirement, the participant will receive pro-rata vesting based on the total full months worked during the three-year performance cycle, payable at the end of the three-year period based on our achievement of the performance measures.

Further, in the event of a termination of employment due to death or disability, under the 2016-2018 LTIP, the number of Performance Units vesting will be based on our actual achievement of the performance measures through the most recently completed fiscal year that occurs prior to the participant’s death or disability, in each case payable upon such event.

In 2017, our Compensation Committee modified the treatment of our 2017-2019 LTIPs from prior LTIPs to (i) provide that in the event of retirement, pro-rated amounts are only payable if the retirement occurs after at least six months from the beginning date of the performance period, and (ii) in the event of death and disability, pro-rated benefits are payable based on actual performance through the employment period (previously target performance for the first year) and are paid only when the LTIP otherwise pays out, instead of immediately.

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MIP

The terms of the MIP provide that upon a change of control, each participant who is employed by Mattel immediately prior to such change of control will be paid any unpaid annual cash incentive with respect to any performance cycles that ended before the closing date. With respect to each performance cycle that includes the date of the change of control, if the participant executes a waiver of the right to any duplicate cash payments under the Executive Severance Plans with respect to the performance cycle that includes the date of the change of control under the MIP or the Compensation Committee uses its discretion to reduce the cash payment made under the MIP by the amount paid under the Executive Severance Plans with respect to the performance cycle that includes the date of the change of control under the MIP, such participant shall be paid an amount equal to the greater of (i) the amount that such participant would have received under the MIP with respect to the performance cycle as if the target-level performance goals had been achieved, prorated based on the number of months that elapsed from the start of the performance cycle to the date of the change of control (the “Adjusted Performance cycle”), or (ii) if determinable, the amount that such participant would have received under the MIP with respect to the Adjusted Performance cycle, measuring for such purposes, the actual achievement of the performance objectives for the Adjusted Performance cycle as of the date of the change of control. Such amounts shall be paid within 30 days following the change of control.

Estimated Potential Payments

The table below sets forth the estimated current value of payments and benefits to each of our NEOs upon a change of control, an involuntary termination of employment by the Company without cause (“Involuntary Termination”), Involuntary Termination following a change of control (“COC Termination”), retirement, death and disability of our NEOs, assuming that the triggering events occurred on December 31, 2017, when our stock price was $15.38 as of the last trading day of fiscal year 2017. For Mr. Farr, the table below sets forth the actual payments and benefits he has received or will receive under the Severance Plan in connection with his separation from the Company on September 29, 2017, when our stock price was $15.48.

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For all our NEOs, the amounts shown do not include: (i) benefits earned during the term of our NEOs’ employment that are available to all benefit-eligible salaried employees, and (ii) benefits previously accrued under the SERP (without enhanced benefits due to termination), DCP and 401(k) Plan. For information on the accrued amounts payable under the SERP, see “2017 Pension Benefits” and for amounts payable under the DCP, see the “2017 Nonqualified Deferred Compensation” table. The actual amounts of payments and benefits that would be provided can only be determined at the time of the NEO’s termination of employment.

Name and Trigger	Severance: Multiple of Salary and Bonus(1)	Current Year Bonus(2)	Value of Performance Units(3)	Enhancement Value of Pension Benefits(4)	Valuation of Equity Vesting Acceleration(5)	Value of Other Benefits(6)	Total Value

Margaret H. Georgiadis

Change of Control	–	$2,015,700	–	–	–	–	$2,015,700

Involuntary Termination	$7,500,000	–	$73,292	–	$4,549,102	$67,617	$12,190,011

COC Termination	$7,500,000	$2,015,700	$1,579,941	–	$6,395,888	$85,233	$17,576,762

Retirement	–	–	–	–	–	–	–

Death	–	–	$73,292	–	$4,251,117	–	$4,324,409

Disability	–	–	$73,292	–	$4,251,117	–	$4,324,409

Christopher A. Sinclair

Change of Control	–	$1,052,100	–	–	–	–	$1,052,100

Involuntary Termination	–	–	$31,982	–	–	–	$31,982

COC Termination	–	$1,052,100	$1,526,419	–	$1,514,761	–	$4,093,280

Retirement	–	–	$31,982	–	–	–	$31,982

Death	–	–	$31,982	–	$734,842	–	$766,824

Disability	–	–	$31,982	–	$734,842	–	$766,824

Richard Dickson

Change of Control	–	$1,000,000	–	–	–	–	$1,000,000

Involuntary Termination	$3,000,000	–	$31,982	–	$987,304	$567,617	$4,586,903

COC Termination	$3,000,000	$1,000,000	$982,474	–	$2,207,352	$576,425	$7,766,251

Retirement	–	–	–	–	–	–	–

Death	–	–	$31,982	–	$2,207,352	–	$2,239,334

Disability	–	–	$31,982	–	$2,207,352	–	$2,239,334

Joseph J. Euteneuer

Change of Control	–	$300,000	–	–	–	–	$300,000

Involuntary Termination	$3,150,000	–	–	–	$231,838	$67,620	$3,449,458

COC Termination	$3,150,000	$300,000	–	–	$2,781,919	$80,835	$6,312,754

Retirement	–	–	–	–	–	–	–

Death	–	–	–	–	–	–	–

Disability	–	–	–	–	–	–	–

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Name and Trigger	Severance: Multiple of Salary and Bonus(1)	Current Year Bonus(2)	Value of Performance Units(3)	Enhancement Value of Pension Benefits(4)	Valuation of Equity Vesting Acceleration(5)	Value of Other Benefits(6)	Total Value

Robert Normile

Change of Control	–	$377,000	–	–	–	–	$377,000

Involuntary Termination	$2,085,158	–	$11,193	$863,480	$189,085	$61,791	$3,210,707

COC Termination	$2,085,158	$377,000	$343,866	$863,480	$439,087	$61,791	$4,170,382

Retirement	–	–	$11,193	–	–	–	$11,193

Death	–	–	$11,193	–	$189,085	–	$200,278

Disability	–	–	$11,193	–	$189,085	–	$200,278

Amanda J. Thompson

Change of Control	–	$250,000	–	–	–	–	$250,000

Involuntary Termination	$525,000	–	–	–	–	$35,020	$560,020

COC Termination	$525,000	$250,000	–	–	$1,291,612	$35,020	$2,101,632

Retirement	–	–	–	–	–	–	–

Death	–	–	–	–	–	–	–

Disability	–	–	–	–	–	–	–

Kevin M. Farr(7)

Involuntary Termination	$2,788,350	–	$14,030	–	$422,243	$85,233	$3,309,856

(1) For these purposes, the representative bonus portion of the severance payment is determined: (a) for Mr. Normile, in accordance with the Severance Plan as the average of the two highest consecutive annual bonuses paid or payable to the executive for the five fiscal years ending before the notice of termination is given; and (b) for Ms. Georgiadis and Messrs. Dickson and Euteneuer, in accordance with the Severance Plan B as the target MIP opportunity for 2017, the year in which the termination of employment occurs. For Ms. Thompson, there are no representative bonus amounts in the calculation of her severance payments pursuant to our current executive severance practice. The Involuntary Termination severance amounts for Messrs. Dickson and Euteneuer assume they have not found employment on the first anniversary of the termination date nor any time through the last severance payment, and for Ms. Thompson, assumes she has not found employment by the time the first half of the severance payments have been paid nor any time through the last severance payment.

(2) The terms of the Executive Severance Plans provide that upon an Involuntary Termination (not within two years following a change of control), executives will receive an amount representing a pro-rated (based on full months worked) annual cash incentive under the MIP that the executive would have received had the executive remained employed through the MIP annual cash incentive payment date, based on actual performance. Thus, the table shows no payouts in the event of an Involuntary Termination based on actual 2017 performance results.

Upon a COC Termination, the Executive Severance Plans provide that this pro-rated amount will be based on the executive’s current target MIP annual cash incentive amount. Thus, for participants in the Executive Severance Plans, the table shows target payouts under the MIP for a COC Termination. For Ms. Georgiadis, the table shows the prorated target amount based on her February 2017 hire date. For Mr. Euteneuer, the table shows the minimum guaranteed bonus amount contained in his offer letter as this amount was greater.

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EXECUTIVE COMPENSATION TABLES

Pursuant to the terms of the MIP, a participant may only be eligible for payment of a bonus if he or she is an active employee of Mattel on the date of payment; therefore, generally, a participant has not “earned” the MIP annual cash incentive as of December 31, 2017 if the participant leaves the Company on such date and thus there would be no payments under the 2017 MIP due in the event of death, retirement or disability on December 31, 2017.

In accordance with the provisions of the MIP regarding a change of control, the table shows that upon a change of control on December 31, 2017, the target MIP opportunity would be paid as it is greater than the actual MIP payments earned for the year ended December 31, 2017. For Ms. Georgiadis, the table shows the prorated target amount based on her hire date. For Mr. Euteneuer and Ms. Thompson, the table shows the minimum guaranteed bonus amounts contained in their offer letters as these amounts are greater. For Mr. Sinclair, the table shows the prorated target amount based on 2017 change in target percentage resulting from his change in role to Executive Chairman.

(3) We assume that in the event of a change of control, the Performance Units are assumed or substantially similar new rights are substituted therefor by the acquirer. If such Performance Units are not assumed or substantially similar new rights are not substituted, or in the event of a COC Termination, the vesting of such Performance Units will be accelerated, based on the greater of target-level award opportunity or the actual performance through the most recent completed year prior to the date of change of control. For a COC Termination, we have shown values based on the target number of the Performance Units under the 2016-2018 LTIP and the 2017-2019 LTIP as vesting. For the value of the Performance Units that would have been earned at target level if the Performance Units were not assumed or substantially similar new rights were not substituted in the event of a change of control only, please see the COC Termination values.

In the event of retirement, Involuntary Termination, death or disability:

•	2016-2018 LTIP – We have shown values based on the number of Performance Units under the 2016-2018 LTIP that would have been earned as of December 31, 2017 based on two years of actual performance under the three-year performance cycle, would be no Performance Units earned. Since our adjusted EPS for January 1, 2016 through December 31, 2017 was below threshold performance, this would have resulted in 0% earned for the financial performance goal under the 2016-2018 LTIP. In addition, the impact of our TSR modifier for the first two years of the performance period ending on December 31, 2017 would have resulted in a reduction of 50 percentage points from any amounts earned based on our EPS performance.

•	2017-2019 LTIP – We have shown values based on 16.7% of target earnout, based on our 2017 adjusted EPS of $(0.87), which was below threshold and resulted in no Performance Units earned for the 2017 financial performance goal. Further, we have assumed target EPS performance for each of 2018 and 2019, resulting in a three-year average of 66.7% earned for the financial performance goal. We have further assumed, based on our current stock price, which results in substantially below threshold performance, that the impact of our TSR modifier would result in a reduction of 50 percentage points from the 66.7% earned payout based on our EPS performance, resulting in 16.7% earned payout. In accordance with the terms of the 2017-2019 LTIP and the Executive Severance Plans, certain NEOs would receive a prorated amount based on the number of months employed during the 36 month performance period. Amounts shown are valued based on our closing stock price of $15.38 on December 29, 2017, the last trading day of fiscal year 2017.

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(4) Amounts shown reflect the enhancements, if any, provided for in the SERP for each participating NEO in connection with the various termination scenarios, which is the amount that exceeds the present value of the SERP benefit to be received upon retirement or voluntary termination of employment. These amounts are expressed as a lump sum present value amount, without reduction to reflect the possibility of forfeiture or recapture under the provisions described in the narrative disclosure to the “2017 Pension Benefits” table above. While Mr. Farr received an additional two years of service and age credit under the SERP pursuant to the terms of the Severance Plan, this did not result in any additional actuarial benefit to him given his age and service at the time of his separation from the Company.

(5) Stock Options – We assume that in the event of a change of control only, the outstanding options are assumed or substantially similar new rights are substituted therefor by the acquirer. If such options are not assumed or substantially similar new rights are not substituted for the outstanding awards, then the vesting of such options will be fully accelerated. For all other scenarios, amounts shown include the value of option acceleration due to retirement or Involuntary Termination. Amounts shown assume that all stock options would be exercised immediately upon termination of employment. Stock option values represent the excess of the assumed value of the option shares or the change of control price, as applicable, for which vesting is accelerated over the exercise price for those option shares, using our closing stock price of $15.38 on December 29, 2017. All accelerated stock options were underwater as of December 31, 2017 and thus no value is attributed to the acceleration of stock options. If the stock options were not immediately exercised, the value realized by the executives could differ from that disclosed. However, this value is not readily ascertainable since it depends upon a number of unknown factors, such as the date of exercise and the value of the underlying Mattel common stock on that date.

Extended Option Exercise Periods – Upon termination of employment, the stock option award agreements provide for extended option exercise periods, as follows:

•	For Messrs. Farr, Sinclair and Normile, due to their age and years of service with Mattel, any termination of employment would qualify as retirement under the option award agreements; therefore, such stock options would remain exercisable for the lesser of five years or their remaining term, excluding the August 1, 2017 stock option awards as they would be deemed granted within six months of such termination of employment. Because Mr. Normile was a participant in the Severance Plan at the time of the August 1, 2017 stock option award, such stock options would remain exercisable for the lesser of three years or their remaining term in accordance with the Severance Plan.

•	For our remaining NEOs, who are not retirement eligible, the general provisions of the 2005 Plan and the Amended 2010 Plan, as applicable, would apply to their stock option awards, which do not provide for an extended option exercise period. For Ms. Georgiadis and Messrs. Dickson and Euteneuer, any stock options granted after their eligibility in the Severance Plan B would remain exercisable for the lesser of three years or their remaining term in the event of an Involuntary Termination, before or after a change of control.

The amounts shown do not reflect any value attributable to the extended option exercise periods described above.

RSUs – In the event of a termination of employment due to death or disability or an involuntary retirement, a participant will receive full vesting of any unvested RSUs that were granted at least six months prior to the termination date. Messrs. Sinclair and Normile are retirement eligible, and Mr. Farr was retirement eligible at the time of his separation from the Company.

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EXECUTIVE COMPENSATION TABLES

We assume that in the event of a change of control only, the outstanding RSUs under the Amended 2010 Plan are assumed or substantially similar new rights are substituted therefor by the acquirer. If such RSUs are not assumed or substantially similar new rights are not substituted for the outstanding awards, then the vesting of such RSUs will be fully accelerated. The amount shown in the table includes the value of the RSUs for which vesting would have been accelerated under all applicable scenarios (other than a change of control only), based on our closing stock price of $15.38 on December 29, 2017.

(6) Other benefits include: (i) up to two years of outplacement services up to an aggregate maximum cost of $50,000 each for Ms. Georgiadis and Messrs. Dickson, Euteneuer, and Normile and assuming $35,000 for Ms. Thompson, (ii) payment of a monthly amount equivalent to the then current COBRA premium for up to one year in an Involuntary Termination and up to two years in a COC Termination for Ms. Georgiadis, up to one year in an Involuntary Termination and up to 18 months in a COC Termination for Mr. Dickson, up to one year in an Involuntary Termination and up to 21 months in a COC Termination for Mr. Euteneuer, up to two years for Mr. Normile, and up to three months for Ms. Thompson following three months of continued benefits coverage. In the event that Mr. Dickson, Mr. Euteneuer, or Ms. Thompson obtains new employment, the other benefits described above will terminate; however, amounts shown represent the maximum period of continuation. For Mr. Dickson, includes remaining retention payment of $500,000.

(7) Reflects the amounts payable to Mr. Farr under the Severance Plan as of September 29, 2017. The representative bonus portion of the severance amount was determined in accordance with the Severance Plan as the average of the two highest consecutive annual bonuses received by Mr. Farr for the five fiscal years prior to his termination date, which were in years 2012 and 2013. The amount set forth in the “Valuation of Equity Vesting Acceleration” column are estimations of the value based on the stock price of $15.48 on September 29, 2017, the date of Mr. Farr’s separation from the Company. The actual value realized by Mr. Farr depends on when he exercises his outstanding stock options and the value of Mattel’s common stock on such date. Because Mr. Farr was retirement-eligible as of the date of his separation, he received full vesting of his unvested stock options and RSUs, which were granted at least six months prior to the termination date, and his outstanding stock options will remain exercisable for the lesser of five years or their remaining term. In addition, because Mr. Farr was retirement-eligible as of his separation date, he will be eligible to receive pro-rata vesting under the 2016-2018 LTIP and 2017-2019 LTIP based on the total full months worked during the applicable three-year performance cycle, payable at the end of the three-year period based on our achievement of the performance measures; see footnote (3) for the assumptions regarding the LTIP values shown for Mr. Farr.

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PAY RATIO OF CEO TO MEDIAN EMPLOYEE

PAY RATIO OF CEO TO MEDIAN EMPLOYEE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K (we refer to the statute and the regulation collectively as the “pay ratio rule”), we are providing information about the relationship of the annual total compensation of our median employee and the annual total compensation of Ms. Georgiadis, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To compute the pay ratio, the Company chose December 31, 2017 as the date for determining the employees to be considered in computing the pay ratio and 2017 as the measurement period. We chose to use “base pay” as our consistently applied compensation measure, which was determined as base salary or base hourly wage multiplied by regularly scheduled hours, or, in the case of temporary employees, estimated hours. No cost-of-living adjustments were made. “Total Annual Compensation” of the CEO and median employee was based on the compensation reportable in the Summary Compensation Table (“SCT”) according to applicable instructions and interpretations.

Mattel had 35,280 worldwide employees as of December 31, 2017 (including temporary and seasonal employees) and a significant global manufacturing labor workforce of approximately 21,400 employees (or 60% of our total workforce), with approximately 27,500 employees (or 78% of our total workforce) located outside the U.S., a majority of whom are employed in our manufacturing plants. Market levels of pay and wage rates are dramatically lower for foreign countries in which Mattel has manufacturing facilities. The Total Annual Compensation of our global median employee, determined in accordance with the pay ratio rule was $6,271, which was less than 25% of the median wage of our U.S. employees. The global median employee worked in our manufacturing facility in Malaysia.

Total Annual Compensation in 2017 for our CEO was $31,275,289, as reported in the SCT, which when compared to the Total Annual Compensation for our global median employee of $6,271, results in a pay ratio of 4,987:1.

Supplemental Pay Ratio

We are presenting an alternative pay ratio that we believe facilitates a better understanding of our CEO annual equity grant practices.

The pay ratio above is based on our CEO’s 2017 Total Annual Compensation, as reported in the SCT, which contains two equity grants which are not representative of Ms. Georgiadis’ intended annual long-term incentive equity grant value, but instead were special one-time equity grants that the Compensation Committee considered necessary to compensate her for equity grants from her former employer that were forfeited, and to induce Ms. Georgiadis to join Mattel in support of our transformation efforts. Specifically, our CEO’s 2017 Total Annual Compensation includes a one-time make-whole grant of $14 million in RSUs and a one-time new hire inducement grant totaling $11 million in stock options and RSUs. The equity portion of Ms. Georgiadis’ 2017 annual target total direct compensation package that was established at the time of her hiring was valued at $8.25 million, and was granted as one-third Performance Units, one-third stock options, and one-third RSUs.

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PAY RATIO OF CEO TO MEDIAN EMPLOYEE

The supplemental pay ratio excludes the one-time make-whole and one-time new hire inducement grants to our CEO, and thus includes only the $8.25 million of her 2017 annual long-term incentive equity grant value. For purposes of this ratio, Ms. Georgiadis’ Total Annual Compensation is $9,577,997, which when compared to the Total Annual Compensation of our global median employee of $6,271, results in a pay ratio of 1,527:1.

	CEO Total Annual Compensation		Median Employee Total Annual Compensation	Pay Ratio
SEC Required Calculation	$31,275,289		$6,271	4,987:1
Supplemental Pay Ratio	$9,577,997	(1)	$6,271	1,527:1

(1) CEO Total Annual Compensation for the Supplemental Pay Ratio is SCT reported pay, excluding one-time make-whole and new hire inducement equity grants.

Given the one-time nature of some of our CEO’s 2017 equity compensation, we believe that this supplemental ratio allows for better comparability. However, we also believe that there are a number of reasons why our pay ratio is not comparable to that of other companies, including that other companies may have a median employee that works in the U.S., outsource manufacturing, have different types of workforce, operate in different countries, or utilize different compensation practices. Further, in calculating their own pay ratios, other companies may utilize methodologies, exclusions, estimates, and assumptions that substantially differ from Mattel’s calculation approach.

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COMPENSATION RISK REVIEW

COMPENSATION RISK REVIEW

Our Compensation Committee enlisted FW Cook for assistance in performing a detailed risk assessment of our executive compensation plans, policies and programs to determine whether those programs encourage excessive risk taking. FW Cook employed a framework to assist the committee in ascertaining any potential material adverse risks and how they may link with Mattel’s compensation programs. The results of FW Cook’s assessment, along with our HR Department’s assessment of our Company-wide compensation plans, policies and programs, were presented to our Compensation Committee in November 2017. FW Cook and our HR Department advised the Compensation Committee that our Company-wide compensation plans, policies and programs did not present any risks that are reasonably likely to have a material adverse effect on Mattel. As part of its review and assessment, our Compensation Committee also considered the following characteristics of our compensation programs, among others, that discourage excessive or unnecessary risk taking:

•	Our compensation programs appropriately balance short- and long-term incentives and fixed and variable pay.

•	Long-term incentives provide a portfolio approach using Performance Units, stock options and time-vesting RSUs.

•	Under our MIP, we use measures from the income statement and balance sheet. In addition, performance against individualized strategic objectives is taken into account. The performance measures are defined at the beginning of the performance cycle, with specific exclusions addressed in detail.

•	Our Compensation Committee may apply negative discretion in determining annual cash incentives earned under our MIP.

•	Cash and shares earned under our MIP and LTIP, respectively, are capped.

•	An established performance evaluation approach based on quantitative and qualitative performance is used on a Company-wide basis.

•	Stock ownership guidelines for our most senior executives have been in place for over a decade and provide that if the target level ownerships are not met within the compliance deadline, executive officers shall retain 100% of after-tax shares acquired from equity awards until such guidelines are met. Our stock ownership guidelines are reviewed annually by our Compensation Committee for individual compliance.

•	We have a Clawback Policy, Insider Trading Policy and formal equity grant procedures in place.

Based on this assessment, the Compensation Committee believes that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on the Company.

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REPORT OF THE COMPENSATION COMMITTEE

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed Mattel’s Compensation Discussion and Analysis with Mattel’s management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Compensation Committee

Michael J. Dolan (Chair)

Trevor A. Edwards

Dean A. Scarborough

Kathy White Loyd

March 19, 2018

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PROPOSAL 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”)

PROPOSALS RELATING TO COMPENSATION

PROPOSAL 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”)

We are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our NEOs as described in the “Compensation Discussion and Analysis” and set forth in the executive compensation tables above on pages 49 through 109.

The Board believes that the information provided in the “Compensation Discussion and Analysis” and the executive compensation tables demonstrates that our executive compensation programs are designed appropriately, emphasize pay for performance and are working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The Board has determined to hold a “say-on-pay” advisory vote every year. In accordance with this determination and Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking our stockholders to approve the following advisory resolution at the 2018 Annual Meeting:

“RESOLVED, that the stockholders of Mattel approve, on an advisory basis, the compensation of Mattel’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement.”

The Say-on-Pay vote is advisory, and therefore not binding on Mattel, the Compensation Committee or the Board. Although non-binding, the Compensation Committee and the Board will review and consider the voting results when making future decisions regarding our executive compensation programs.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE EXECUTIVE COMPENSATION OF MATTEL’S NAMED EXECUTIVE OFFICERS.

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PROPOSAL 4 – APPROVAL OF FIRST AMENDMENT TO MATTEL, INC. AMENDED AND RESTATED 2010 EQUITY AND LONG-TERM COMPENSATION PLAN

PROPOSAL 4 – APPROVAL OF FIRST AMENDMENT TO MATTEL, INC. AMENDED AND RESTATED 2010 EQUITY AND LONG-TERM COMPENSATION PLAN

Introduction

The Board recommends that the stockholders vote FOR the approval of the First Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan.

The share reserve under the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “2010 Plan”) has been significantly depleted. If our stockholders do not approve an increase in the share reserve under the 2010 Plan, we will not have sufficient shares to cover our annual equity award grants scheduled to be made in August 2018, and we will lose access to an important compensation tool that is key to our ability to attract, motivate, reward, and retain our key employees and directors.

Consequently, on March 20, 2018, upon the recommendation of our Compensation Committee, our Board adopted, subject to stockholder approval, the First Amendment (the “Amendment”) to the 2010 Plan. The 2010 Plan, as amended by the Amendment, is hereinafter referred to as the “Amended Plan.”

The Amendment makes the following key changes to the 2010 Plan (along with certain other clarifying changes):

•	Increase to the maximum number of shares that may be issued pursuant to the 2010 Plan by 13 million shares;

•	Addition of a minimum vesting requirement such that awards granted under the Amended Plan will not vest earlier than the first anniversary of the applicable grant date (subject to limited exceptions);

•	Prohibition on the payment of dividends or dividend equivalents with respect to unvested awards unless and until the underlying award subsequently vests, and prohibition on the grant or payment of dividends or dividend equivalents with respect to stock options and stock appreciation rights;

•	Modification of the change in control provisions of the 2010 Plan to provide that in the event of a change in control, if a performance-vesting award granted on or after the date of the 2018 Annual Meeting is not assumed or substituted in connection with such change in control, such award will vest based on the greater of (i) actual performance through the date of the change in control or (ii) pro-rated target performance, based on the number of days elapsed in the applicable performance period through the date of the change in control;

•	General prohibition on accelerated vesting of time-vesting awards upon the occurrence of a change in control (unless such awards are not assumed or substituted in connection with such change in control); and

•	Deletion of a provision in the 2010 Plan permitting our Board or Compensation Committee, without stockholder approval, to cancel outstanding awards and replace them with new awards having equivalent value.

If stockholders do not approve this Proposal 4, the Amendment will not become effective, the proposed additional shares will not become available for issuance under the 2010 Plan, and the 2010 Plan will continue as in effect prior to the Amendment, subject to previously authorized share limits.

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PROPOSAL 4 – APPROVAL OF FIRST AMENDMENT TO MATTEL, INC. AMENDED AND RESTATED 2010 EQUITY AND LONG-TERM COMPENSATION PLAN

Mattel’s NEOs and members of the Board will be eligible to receive grants under the Amended Plan and therefore have an interest in this Proposal.

A copy of the Amendment is attached as Appendix A to this Proxy Statement, and a conformed copy of the 2010 Plan, as amended by the Amendment, is attached as Appendix B to this Proxy Statement. Other than the limited amendments described herein, we are not making other changes to the 2010 Plan.

Background and Purpose of the Amended Plan

The Compensation Committee and the Board are asking Mattel’s stockholders to approve the Amendment because the Compensation Committee and the Board believe that it is in the best interest of Mattel and its stockholders to provide, through the Amended Plan, a comprehensive equity and long-term compensation program designed to enable Mattel to attract, retain, and reward employees, non-employee directors, and other persons providing services to the Company. The Compensation Committee and the Board also believe that long-term equity compensation is essential to link executive compensation with long-term stockholder value creation. Equity compensation represents a significant portion of the compensation package for our key employees. Since our equity awards generally vest over several years, the value ultimately realized from these awards depends on the long-term value of our common stock. We strongly believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for stockholders.

The Amended Plan provides for a broad range of awards to enable Mattel to respond to market trends and to structure incentives to align to its business goals. In particular, the Amended Plan authorizes the grant of stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, dividend equivalents, unrestricted stock, and performance awards (in the form of equity or cash).

We believe that the Amended Plan also incorporates several key compensation and governance best practices, including the following:

•	Minimum vesting requirement. No awards granted under the Amended Plan may vest until the first anniversary of the applicable grant date (subject to limited exceptions).

•	Payment of dividends and dividend equivalents only if underlying awards vest. Under the Amended Plan, neither dividends nor dividend equivalents may be paid with respect to unvested awards unless and until the underlying award subsequently vests.

•	No discretion to accelerate vesting of awards upon a change in control. The Amended Plan prohibits discretionary acceleration of vesting in connection with a change in control.

•	Limitation on vesting of performance-vesting awards in connection with a change in control. If performance-vesting awards granted on or after the date of the 2018 Annual Meeting are not assumed or substituted in connection with a change in control, the Amended Plan provides that such awards will vest based on the greater of (a) actual performance as of the change in control or (b) pro-rated target performance based on a shortened performance period as of the change in control.

•	No replacement or repricing of awards without stockholder approval. Under the Amended Plan, awards may not be replaced, repriced or re-granted through cancellation or modification without stockholder approval in relation to a change in control or otherwise.

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PROPOSAL 4 – APPROVAL OF FIRST AMENDMENT TO MATTEL, INC. AMENDED AND RESTATED 2010 EQUITY AND LONG-TERM COMPENSATION PLAN

Current Overview of Outstanding Equity Information

The 2010 Plan is the only active equity plan under which equity awards may be made by Mattel. Certain outstanding awards, as set forth in the table below, were granted under the Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”). The Amended Plan authorizes an additional 13 million shares for issuance of equity awards under the Amended Plan (representing approximately 3.8% of the outstanding shares of Mattel common stock as of March 5, 2018). In setting and recommending to stockholders the number of additional shares to authorize under the Amended Plan pursuant to the Amendment, the Compensation Committee and the Board considered the historical number of equity awards granted under the 2010 Plan, as well as the Company’s three-year average burn rate for the preceding three fiscal years as follows:

Year	Stock Options Granted (a)	Full-Value Awards Granted (RSUs) (b)	Performance Units Earned(1) (c)	Total (a)+(b)+(c)	Weighted Average Common Shares Outstanding	Burn Rate
2017	8,048,000	4,255,000	0	12,303,000	343,564,000	3.6%
2016	3,498,000	1,608,000	0	5,106,000	341,480,000	1.5%
2015	9,112,000	2,332,000	0	11,444,000	339,172,000	3.4%
Three-Year Average						2.8%

(1) Includes the number of Performance Units that were earned in each applicable year. The number of Performance Units granted, assuming achievement of performance-related conditions at target and no TSR adjustment, was 469,000, 309,000, and 16,000, in 2017, 2016, and 2015, respectively.

Mattel’s average burn rate for the preceding three fiscal years as set forth in the table above was 2.8%. The burn rate is the ratio of the number of shares underlying awards granted under the 2010 Plan during a fiscal year (or, with respect to Performance Units, earned under the 2010 Plan during a fiscal year) to the number of Mattel’s weighted average common shares outstanding at the corresponding fiscal year end.

Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the 2010 Plan and the 2005 Plan, as of March 5, 2018:

Plan Name	Shares Subject to Outstanding Stock Options(1)	Shares Subject to Outstanding Full-Value Awards (RSUs and Performance Units)(2)	Shares Remaining Available for Future Grant
2005 Plan	700,916	0	0
2010 Plan	23,942,621	5,231,464	10,331,200

(1) As of March 5, 2018, the 24,643,537 stock options outstanding had a weighted average exercise price of $26.57 and a weighted average life of 7.22 years.

(2) Includes the target number of Performance Units that can be earned as of March 5, 2018, assuming achievement of performance-related conditions at target and no TSR adjustment that may be earned for the three-year performance cycle. The maximum number of Performance Units that can be earned as of March 5, 2018, assuming maximum achievement of performance-related conditions and the maximum TSR adjustment that may be earned for the three-year performance cycle, is 1,095,572 Performance Units. This amount includes 525,947 shares related to the 2016-2018 LTIP, of which none is expected to be earned.

The aggregate shares shown in the table above represent an overhang of approximately 10.5% based on Mattel common shares outstanding as of March 5, 2018. If the Amendment is approved, the additional

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PROPOSAL 4 – APPROVAL OF FIRST AMENDMENT TO MATTEL, INC. AMENDED AND RESTATED 2010 EQUITY AND LONG-TERM COMPENSATION PLAN

13 million shares available for issuance would increase the overhang to approximately 13.4%. Mattel calculates “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.

When considering the number of additional shares to add to the 2010 Plan, the Compensation Committee and the Board reviewed, among other things, the potential dilution to Mattel’s current stockholders as measured by burn rate and overhang, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the 2010 Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 13 million shares to be added to the 2010 Plan pursuant to the Amendment, in combination with the remaining authorized shares and shares added back to the 2010 Plan from forfeitures of awards granted under the 2010 Plan and the 2005 Plan, are projected to satisfy Mattel’s equity compensation needs through at least the 2019 Annual Meeting of Stockholders. In light of the factors considered by the Board and Compensation Committee, the Board and Compensation Committee believe that this number of shares represents reasonable potential equity dilution and provides a significant incentive for officers, employees, and non-employee directors to increase the value of the Company for all stockholders. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the Amended Plan while minimizing stockholder dilution.

In light of the factors described above, and the fact that our ability to continue to grant equity and equity-based compensation is vital to our ability to continue to attract and retain key personnel in the labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.

As of March 5, 2018, approximately 2,259 of Mattel’s employees, seven executive officers and nine non-employee directors were eligible to participate in the 2010 Plan. No consultants participated in the 2010 Plan. The closing price of Mattel’s common stock on March 5, 2018 was $16.42.

Summary of the Amended Plan

The material terms of the Amended Plan are summarized below and qualified in their entirety by reference to the Amendment attached as Appendix A to this Proxy Statement, and the conformed copy of the 2010 Plan, as amended by the Amendment, attached as Appendix B to this Proxy Statement. Other than the limited amendments described herein and set forth in the Amendment, we are not making other changes to the 2010 Plan.

Persons Eligible for Grants. The Amended Plan permits the Compensation Committee to make grants to employees, non-employee directors and consultants of Mattel. Recipients of grants are referred to in this Proposal as participants.

Shares Available under the Amended Plan. Without giving effect to the Amendment, the maximum number of shares of our common stock for which grants may be made under the 2010 Plan is equal to the sum of (x) 77 million shares, (y) the number of shares which as of the date of the 2010 annual stockholder meeting (the “Effective Date”) remained available for issuance under the 2005 Plan, or 6,636,782 shares, and (z) any shares subject to awards outstanding under the 2005 Plan as of the Effective Date that were or are thereafter forfeited or otherwise terminate or expire for any reason without the issuance of shares, all

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PROPOSAL 4 – APPROVAL OF FIRST AMENDMENT TO MATTEL, INC. AMENDED AND RESTATED 2010 EQUITY AND LONG-TERM COMPENSATION PLAN

of which may be granted as incentive stock options pursuant to Section 422 of the Code. As of March 5, 2018, the number of shares subject to awards outstanding under the 2005 Plan that could be added to the 2010 Plan if they were forfeited, terminated or expired are 700,916 shares.

As of March 5, 2018, there were approximately 10,331,200 million shares available for grant under the 2010 Plan, without giving effect to any potential increase from outstanding awards that may hereafter be forfeited, terminated or expired under the 2005 Plan.

If our stockholders approve the Amendment, the maximum number of shares of our common stock which may be issued under the Amended Plan will be increased by 13 million shares and thus equal to the sum of (x) 90 million shares, (y) the number of shares which as of the Effective Date remained available for issuance under the 2005 Plan, or 6,636,782 shares, and (z) any shares subject to awards outstanding under the 2005 Plan as of the Effective Date which, on or after the Effective Date, are forfeited or otherwise terminate or expire for any reason without the issuance of shares, all of which may be granted as incentive stock options pursuant to Section 422 of the Code.

For purposes of calculating the shares that remain available for grants under the Amended Plan, each stock option or SAR will be treated as using one available share for each share actually subject to the grant, and each other type of grant (referred to in this Proposal as “full-value grants”) will be treated as using more than one available share for each share actually subject to the grant. This higher debiting rate for full-value grants is referred to in this Proposal as the “full-value share debiting rate.” The Amended Plan calls for a full-value share debiting rate of three-to-one, or a higher rate if the Compensation Committee so determines. These different debiting rates for full-value grants and stock options and SARs are designed to reflect the possibility that full-value grants may be more dilutive than stock options and SARs. Having a higher debiting rate for full-value grants is intended to protect Mattel’s existing stockholders from the possibly greater dilutive effect of full-value grants.

If a stock option or SAR expires without having been exercised, or is settled for cash in lieu of shares, the shares subject to the grant will be added back to the number of shares remaining available for future grants under the Amended Plan. If a full-value grant is forfeited or otherwise terminates without the issuance of shares or is settled for cash in lieu of shares, the number of shares remaining available for future grants under the Amended Plan will be increased by the number of shares not issued as a result, multiplied by three or, in the event that the full-value debiting rate used for such full-value award was not equal to three, then the number of shares remaining available for future grants under the Amended Plan will be increased by the full-value debiting rate actually used for such full-value award. Shares tendered by a participant or withheld by Mattel in payment of the grant price or to satisfy any tax withholding obligation of an option or other grant and shares purchased on the open market with the cash proceeds from the exercise of options will count against the number of shares available under the Amended Plan and will not be added back to the number of shares remaining available for future grants under the Amended Plan. Further, in the event that a SAR may be settled in shares, the number of shares deemed subject to the grant shall be the number of shares with respect to which such SAR may be exercised and not the number of shares that may be distributed in settlement of such exercise.

The maximum number of shares of Mattel common stock as to which grants may be made to a single participant in a single calendar year is 5,000,000 shares and the maximum aggregate amount of cash that may be paid in cash to a single participant in a single calendar year is $20,000,000. Notwithstanding any provision in the Amended Plan to the contrary, the maximum aggregate grant date fair value of grants that may be made to a single non-employee director in a single calendar year is $500,000.

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PROPOSAL 4 – APPROVAL OF FIRST AMENDMENT TO MATTEL, INC. AMENDED AND RESTATED 2010 EQUITY AND LONG-TERM COMPENSATION PLAN

The Amended Plan provides that in the event of a stock dividend, declaration of an extraordinary cash dividend, stock split, reverse stock split, share combination, recapitalization (or any similar event affecting the capital structure of Mattel), merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, or disaffiliation of a subsidiary, affiliate, or division (or any similar event affecting Mattel), the Compensation Committee or the Board will make substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of common stock or other securities reserved for grants under the Amended Plan, (ii) the limitations described above, (iii) the number and kind of shares or other securities subject to outstanding grants, and (iv) the exercise price of outstanding options and SARs.

The Amended Plan also provides that if a grant is made pursuant to the conversion, replacement, or adjustment of outstanding equity awards in connection with any acquisition, merger, or other business combination or similar transaction involving Mattel (this kind of grant is referred to in this Proposal as a “Substitute Grant”), then the number of shares available under the Amended Plan will not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the Nasdaq Stock Market.

Administration of the Amended Plan. The Amended Plan is administered by the Compensation Committee, or such other committee of members of the Board as the Board may designate from time to time. The Compensation Committee is required to have at least three members, and all of its members must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), and must meet the independence requirements of the listing standards of the Nasdaq Stock Market. The Compensation Committee may include all members of the Board, if they all meet the foregoing requirements.

The Compensation Committee is authorized to construe and interpret the Amended Plan, the rules and regulations under the Amended Plan, and all grants under the Amended Plan; to adopt, amend, and rescind rules and procedures relating to the administration of the Amended Plan as, in its opinion, may be advisable in the administration of the Amended Plan; and, except as provided in the Amended Plan, to make all other determinations deemed necessary or advisable under the Amended Plan. The Compensation Committee may, except to the extent prohibited by applicable law or the listing standards of the Nasdaq Stock Market, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including without limitation Mattel’s Chief Executive Officer. However, the Compensation Committee’s ability to delegate its authority is limited in certain respects pursuant to the Amended Plan, including that the Compensation Committee may not make any delegation of its authority to grant awards to Mattel’s directors and executive officers, except to the extent permitted by Rule 16b-3.

Types of Awards. The Amended Plan authorizes the Compensation Committee to grant stock options, SARs, restricted stock, RSUs, dividend equivalents, and unrestricted stock, in each case based on Mattel common stock. The Amended Plan also authorizes the Compensation Committee to grant performance awards payable in the form of Mattel common stock or cash.

Stock Options. The Compensation Committee may grant stock options qualifying as incentive stock options under the Internal Revenue Code (“ISOs”) and non-qualified stock options. The term of each stock option will be fixed by the Compensation Committee, but may not exceed ten years, or in the case of a 10 percent

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stockholder, five years. The exercise price for each stock option will also be fixed by the Compensation Committee, but (except in the case of Substitute Grants) may not be less than the fair market value of Mattel common stock on the date of grant. ISOs may only be granted to employees of Mattel and corporations connected to it by chains of ownership of voting power representing 50 percent or more of the total outstanding voting power of all classes of stock of the lower-tier entity. Stock options will vest and become exercisable as determined by the Compensation Committee. Participants who hold stock options are not entitled to dividends or dividend equivalents.

Stock Appreciation Rights (SARs). The exercise price of a SAR may be paid in cash, in shares of Mattel common stock, or a combination, as determined by the Compensation Committee. SARs may be granted under the Amended Plan either with a stock option (“tandem SARs”) or separately (“free-standing SARs”). Participants who hold SARs are not entitled to dividends or dividend equivalents.

Tandem SARs may be granted at the time the related stock option is granted or, in the case of a non-qualified stock option, after the grant. Tandem SARs must vest and be exercisable, and terminate, at the same time as the related stock option. The exercise of a tandem SAR will result in the termination of the related stock option to the same extent, and vice versa.

The term of each free-standing SAR will be fixed by the Compensation Committee, but may not exceed ten years. The exercise price of each free-standing SAR will also be fixed by the Compensation Committee, but (except in the case of Substitute Grants) may not be less than the fair market value of Mattel common stock on the date of grant. Free-standing SARs will vest and become exercisable as determined by the Compensation Committee.

Restricted Stock. The Compensation Committee may also award restricted stock, which consists of shares of Mattel common stock subject to such vesting requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of specified performance goals. The participant will not be permitted to dispose of restricted stock until it vests, but will be entitled to vote the shares and receive dividends and other distributions. Under the 2010 Plan (without giving effect to the Amendment), the Committee may, in its discretion provide that dividends and distributions with respect to restricted stock may be subject to vesting conditions. The Amendment amends the 2010 Plan to provide that dividends may only be paid to the participant in respect of unvested shares of restricted stock (and any other awards with respect to which dividends may be earned under the Amended Plan) to the extent that the underlying award (or applicable portion thereof) vests.

Restricted Stock Units (RSUs). The Compensation Committee may also award RSUs representing a specified number of hypothetical shares of Mattel common stock, the vesting of which is subject to such requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of specified performance goals. Upon or after vesting, RSUs will be settled in cash or shares of Mattel common stock or a combination, as determined by the Compensation Committee. A participant to whom RSUs are granted will not have any rights as a stockholder with respect to the units, unless and until they are settled in shares of Mattel common stock.

Dividend Equivalents. The Compensation Committee may include dividend equivalents on shares of Mattel common stock that are subject to full-value grants (such as RSUs) but dividend equivalents may not be granted or paid with respect to shares that are subject to options or SARs. The Compensation Committee may make separate grants of dividend equivalents with respect to a specified number of hypothetical

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shares. A dividend equivalent means a right to receive payments, in cash or shares of Mattel common stock, representing the dividends and other distributions with respect to a specified number of hypothetical shares of Mattel common stock, as and when such other dividends and other distributions are actually made to holders of Mattel common stock. The Compensation Committee may specify such other terms as it deems appropriate for dividend equivalents, including when and under what conditions the dividend equivalents will be paid and whether any interest accrues on any unpaid dividend equivalents. The Amendment amends the 2010 Plan to provide that dividend equivalents with respect to grants (or any portion thereof) that are unvested may only be paid to the participant to the extent that the grant (or portion thereof) vests, and any dividend equivalents with respect to any portion of a grant that does not vest will be forfeited.

Performance Awards. Performance awards may also be granted pursuant to the Amended Plan. Performance awards are payable upon the attainment of pre-established performance goals and criteria established by the Compensation Committee. Performance awards may be paid in cash, shares of Mattel common stock or a combination of cash and shares, as determined by the Compensation Committee.

The terms of the Amended Plan provide the Compensation Committee with the authority to specify whether performance awards are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) which, prior to the enactment of the Tax Cuts and Jobs Act, was an exception to the limitation under Section 162(m) on the tax deductibility of annual compensation paid to certain executives. However, as discussed below under the heading “Certain Material U.S. Federal Income Tax Consequences – Limits on Mattel’s Deductions”, effective for tax years commencing after December 31, 2017, our ability to rely on this exception for new grants was eliminated, and the limitation on deductibility generally was expanded to include all named executive officers. As a result, under current tax law, the Compensation Committee no longer expects to grant performance awards that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m).

Grants to Non-Employee Directors. The Amended Plan provides that on the date of each annual stockholders meeting, each non-employee director will receive a grant of (i) non-qualified stock options, (ii) restricted stock, or (iii) RSUs, as determined by the Compensation Committee or the Board pursuant to the written Summary of Compensation of the Non-Employee Members of the Board of Directors, or any successor summary or program.

Bonus Grants and Grants in Lieu of Cash Compensation. The Compensation Committee is authorized to grant shares of Mattel common stock as a bonus, or to grant shares of Mattel common stock or make other grants in lieu of Company obligations to pay cash or deliver other property under the Amended Plan or under other plans or compensatory arrangements of Mattel. Non-employee directors may also elect to receive grants of shares of Mattel common stock in lieu of all or a portion of their annual cash retainer fees.

Minimum Vesting. The Amendment amends the 2010 Plan to add a minimum vesting requirement that provides that, subject to the provisions of the Amended Plan with respect to adjustments to grants in connection with certain corporate transactions and the treatment of grants upon a change in control, grants under the Amended Plan may vest no earlier than the first anniversary of the date of grant. However, grants in respect of an aggregate of up to 5% of shares of Mattel common stock available for grants under the Amended Plan may be granted without respect to the minimum vesting provisions. In addition, the Amendment further provides that this vesting limitation will not preclude or limit any grant

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or other arrangement (or any action by the Committee) from providing for accelerated vesting of such grant in connection with or following a participant’s death, disability or termination of service (referred to in the Amended Plan as a “severance”).

Consequences of Severance and Change in Control. The Amended Plan sets forth the consequences of a participant’s severance on his or her grants, unless the Compensation Committee determines otherwise or unless the participant has an individual arrangement that requires a different result. Under these general rules, except as explained below, a participant’s unvested awards are forfeited upon the participant’s severance, and vested stock options remain exercisable for 90 days or until the end of their term, whichever period is shorter.

For Cause. If the severance is for cause, all of the participant’s then-outstanding grants will be immediately forfeited, including vested stock options.

Death or Disability. If a severance results from the participant’s death or disability:

•	The participant’s stock options and SARs that were granted at least six months before such severance will vest in full and remain exercisable for the earlier of five years after the date of such severance or the remainder of their term, and any other stock options that are vested will remain exercisable for the earlier of 90 days or the remainder of their term;

•	The participant’s unvested restricted stock that was granted at least six months before such severance will vest in full and all other then-outstanding unvested restricted stock will be forfeited; and

•	The participant’s unvested RSUs that were granted at least six months before such severance will vest in full and be settled in accordance with the terms of such grant and all other then-outstanding unvested RSUs will be forfeited.

Retirement. If a severance results from retirement:

•	Involuntary or voluntary retirement. The participant’s stock options and SARs that were granted at least six months before such severance will vest in full and remain exercisable for the earlier of five years after the date of such severance or the remainder of their term, and any other stock options that are vested will remain exercisable for the earlier of 90 days or the remainder of their term; and

•	Involuntary retirement only. The participant’s unvested RSUs that were granted at least six months before such severance will vest in full and be settled in accordance with the terms of such grant and all other then-outstanding unvested RSUs will be forfeited

For purposes of the Amended Plan, “retirement” means a severance other than as a result of the participant’s death or termination by Mattel for cause, after attaining age 55 with at least five years of service, and “involuntary retirement” means a severance that is classified by Mattel as an involuntary separation and that qualifies as a retirement.

Change in Control. In the event of a change in control, (i) if the Compensation Committee reasonably determines in good faith, prior to the occurrence of the change in control, that any grant will not be assumed or substituted with awards with substantially similar terms, then such grant will vest upon a change in control of Mattel and any such grant of RSUs will be settled immediately, (ii) if the Compensation Committee reasonably determines in good faith, that a grant has been assumed or substituted with awards with substantially similar terms, and if the participant incurs a severance by Mattel without cause

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within the 24-month period immediately following the change in control, then, any such grant outstanding immediately prior to such severance will vest as of the date of such severance, and any such grant of RSUs outstanding immediately prior to such severance will be settled immediately upon such severance, and (iii) any grant subject to performance-based vesting that is granted on or after the effective date of the Amendment, will vest based on the greater of actual performance through the date of the change in control or pro-rated target performance based on the number of days elapsed in the applicable performance period through the date of the change in control, in each case, subject to the terms of any outstanding grant, individual grant agreement, or program or any provision of the Amended Plan with respect to recovery of compensation by the Company.

However, if a grant under the Amended Plan is treated as “deferred compensation” subject to Section 409A of the Internal Revenue Code, the foregoing rules will apply upon a change in control only to the extent specifically provided in the applicable grant agreement and consistent with the tax requirements applicable to deferred compensation. Section 409A of the Internal Revenue Code is discussed in greater detail below under the heading “Certain Material U.S. Federal Income Tax Consequences – Section 409A of the Internal Revenue Code.”

In addition, unless the Compensation Committee specifically establishes otherwise for a particular stock option or SAR, the minimum period to exercise vested stock options and SARs after a severance other than for cause is two years, if the severance occurs during the 24-month period following a change in control.

Notwithstanding the foregoing, except as expressly provided in clauses (i) and (iii) above, (x) in no event will any grant granted on or after the Amendment Date provide for accelerated vesting or exercisability (as applicable) solely upon the occurrence of a change in control and (y) neither the Board nor the Compensation Committee may accelerate the vesting or exercisability (as applicable) of any grant, in whole or in part, solely upon the occurrence of a change in control.

Termination, Rescission and Recapture. In order to better align participants’ long-term interests with those of Mattel and its subsidiaries and affiliates, the Amended Plan provides that, subject to certain limitations, Mattel may terminate outstanding grants, rescind exercises, payments or deliveries of shares pursuant to grants, and/or recapture proceeds of a participant’s sale of shares of Mattel common stock delivered pursuant to grants if the participant violates specified confidentiality and intellectual property requirements or engages in certain activities against the interest of Mattel or any of its subsidiaries and affiliates. These provisions apply only to grants made to employees for services as such, and they do not apply to participants following any severance that occurs within 24 months after a change in control.

Compensation Recovery Policy (Clawback Policy). Grants made under the Amended Plan on or after August 29, 2013, or grants with a performance period or, in the case of long-term incentive equity awards, a performance cycle that commences on or after August 29, 2013, are subject to the terms and conditions of the Mattel, Inc. Compensation Recovery Policy, as may be amended from time to time, to the extent applicable.

Transferability. Grants under the Amended Plan are generally non-transferable other than by will or the laws of descent, and stock options and SARs generally may be exercised, during a participant’s lifetime, only by the participant. However, the Compensation Committee may allow transfers of non-qualified stock options, free-standing SARs and other grants. In no event may a grant be transferable for consideration absent stockholder approval.

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Tax Withholding. Participants are required to pay to Mattel, or make arrangements satisfactory to Mattel regarding the payment of, any taxes that are required to be withheld with respect to grants under the Amended Plan. Unless otherwise determined by Mattel, the legally required minimum withholding obligations may be settled with shares of Mattel common stock, including shares that are part of the grant that gives rise to the withholding requirement.

Amendment and Termination of the Amended Plan. The Amended Plan may be amended or terminated by the Board at any time, and outstanding grants may be amended by the Compensation Committee. Any such amendment or termination may not adversely affect any grants that are then outstanding without the consent of the affected participant, except for amendments made to cause the Amended Plan or a grant to comply with applicable law, stock exchange rules or accounting rules.

Except as described above under “Shares Available Under the Amended Plan” regarding adjustments to reflect changes in capitalization and corporate transactions, no stock option or SAR may be modified by reducing its exercise price, or cancelled and replaced with a new stock option or SAR with a lower exercise price without stockholder approval. Further, no stock option or SAR may be cancelled in exchange for cash or another grant when the stock option or SAR per share exercise price exceeds the fair market value of the underlying share of Mattel common stock without stockholder approval.

Any amendment to the Amended Plan must be approved by the stockholders if so required by the listing standards of the Nasdaq Stock Market or if it would affect the prohibition on option exchange or repricing described above. If it is not terminated sooner, the Amended Plan will terminate on March 26, 2025, except with respect to then-outstanding grants.

Estimate of Benefits; New Plan Benefits

Because grants under the Amended Plan to participants are generally within the discretion of the Compensation Committee, it is not possible to determine the future grants that will be made to participants, other than non-employee directors, under the Amended Plan.

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PROPOSAL 4 – APPROVAL OF FIRST AMENDMENT TO MATTEL, INC. AMENDED AND RESTATED 2010 EQUITY AND LONG-TERM COMPENSATION PLAN

The Amended Plan authorizes the grant of equity-based awards to non-employee directors pursuant to our director compensation program as in effect from time to time, as described under the heading “Director Compensation – Narrative Disclosure to Director Compensation Table.” Historically, our non-employee directors have received annual equity grants under the 2010 Plan in accordance with our director compensation program. The table below sets forth the aggregate grant date fair value of annual equity-based awards that all non-employee directors as a group are expected to receive in 2018 pursuant to our director compensation program as currently in effect. If our stockholders do not approve this Proposal 4, we expect that sufficient shares will remain available for grant under the 2010 Plan to issue an annual equity grant in respect of 2018 to our non-employee directors under the 2010 Plan, as in effect prior to the Amendment.

Name	Dollar Value	Number of Units(1)
2017 NEOs and Current Positions
Margaret H. Georgiadis – Chief Executive Officer and Director	–	–
Christopher A. Sinclair – Executive Chairman	–	–
Richard Dickson – President and Chief Operating Officer	–	–
Joseph A. Euteneuer – Chief Financial Officer	–	–
Robert Normile – Executive Vice President, Chief Legal Officer and Secretary	–	–
Amanda J. Thompson – Executive Vice President and Chief People Officer	–	–
Kevin M. Farr – Former Chief Financial Officer	–	–
All current executive officers as a group	–	–
Current non-executive officer directors
Michael J. Dolan	$140,000	–
Trevor A. Edwards	$140,000	–
Dr. Frances D. Fergusson	–	–
Ynon Kreiz	–	–
Ann Lewnes	$140,000	–
Dominic Ng	$140,000	–
Vasant M. Prabhu	$140,000	–
Dean A. Scarborough	–	–
Kathy White Loyd	–	–
All current non-executive officer directors as a group	$840,000	–
All non-executive officer employees as a group	–	–

(1) The number of RSUs granted to non-executive director nominees on the 2018 Annual Meeting date cannot be determined at this time since the $140,000 grant value will be converted to a number of RSUs using Mattel’s closing stock price on the 2018 Annual Meeting date.

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PROPOSAL 4 – APPROVAL OF FIRST AMENDMENT TO MATTEL, INC. AMENDED AND RESTATED 2010 EQUITY AND LONG-TERM COMPENSATION PLAN

History of Grants Under the 2010 Plan

The following table shows the number of shares of our common stock subject to equity awards granted or earned under the 2010 Plan since its inception through March 5, 2018 for certain individuals:

Name	Stock Options	RSUs	Performance Units(1)
2017 NEOs and Current Positions
Margaret H. Georgiadis – Chief Executive Officer and Director	2,352,818	827,525	102,727
Christopher A. Sinclair – Executive Chairman	3,178,035	195,522	99,247
Richard Dickson – President and Chief Operating Officer	2,335,248	254,985	63,880
Joseph A. Euteneuer – Chief Financial Officer	719,697	180,879	–
Robert Normile – Executive Vice President, Chief Legal Officer and Secretary	756,474	98,821	74,926
Amanda J. Thompson – Executive Vice President and Chief People Officer	132,576	83,980	–
Kevin M. Farr – Former Chief Financial Officer	989,820	162,676	116,221
All current executive officers as a group	9,527,852	1,685,542	340,780
All current non-executive officer directors as a group	–	251,441	–
Nominees for election as a director
R. Todd Bradley	–	–	–
Michael J. Dolan	–	33,655	–
Trevor A. Edwards	–	26,317	–
Ynon Kreiz	–	5,666	–
Soren T. Laursen	–	–	–
Ann Lewnes	–	17,528	–
Dominic Ng	–	33,655	–
Vasant M. Prabhu	–	33,655	–
Rosa G. Rios	–	–	–
Associate of any such directors, executive officers or nominees	–	–	–
Other persons who received or is to receive 5% of such options or rights	–	–	–
All non-executive officer employees as a group	7,283,019	6,511,740	422,282

(1) With respect to completed performance periods, reflects shares earned. With respect to ongoing performance periods, reflects target Performance Units granted.

Certain Material U.S. Federal Income Tax Consequences

The following is a brief description of the principal United States federal income tax consequences related to grants made under the Amended Plan and certain other United States federal income tax issues. It is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. A participant will not be subject to tax at the time a non-qualified stock option is granted, and no tax deduction will then be available to Mattel. Upon the exercise of a non-qualified stock option, an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise will be included in the participant’s ordinary income and Mattel will generally be entitled to deduct the same amount. Upon disposition of shares

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acquired upon exercise, appreciation or depreciation after the date of exercise will generally be treated by the participant or transferee of the non-qualified stock option as either capital gain or capital loss.

Incentive Stock Options (ISOs). A participant will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction will then be available to Mattel; however, the participant may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the participant has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by Mattel at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the participant disposes of the shares without satisfying both the holding period and employment requirements, the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price but, in the case of a failure to satisfy the holding period requirement, not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss.

Mattel is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Grants. The current federal income tax consequences of other grants authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); RSUs, dividend equivalents, unrestricted stock and performance awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid (other than employment taxes which are generally paid at the time such compensation is deferred or vested). In each of the foregoing cases, Mattel will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees.

Section 162(m) of the Internal Revenue Code. Section 162(m) generally places a $1,000,000 annual limit on a publicly held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the enactment of the Tax Cuts and Jobs Act, this limit did not apply to compensation that satisfied the applicable requirements for the “qualified performance-based compensation” exception to the Section 162(m) deductibility limitation. However, under the Tax Cuts and Jobs Act enacted in 2017, effective for tax years commencing after December 31, 2017, the performance-based compensation exception, and our ability to rely on this exception, were eliminated (other than with respect to certain grandfathered arrangements in effect on November 2, 2017), and the limitation on deductibility generally was expanded to include all named executive officers. As a result, under current tax law, the Compensation Committee no longer expects to be able to grant awards under the Amended Plan that are intended to qualify for the performance-based compensation exception to the Section 162(m) deductibility limit.

As one of the factors in its decisions regarding grants under and administration of the Amended Plan, the Compensation Committee will consider the anticipated effect of Section 162(m). These effects will depend

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upon a number of factors, including the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may also affect the deductibility of compensation. For these and other reasons, Mattel’s tax deductions for grants under the Amended Plan may be limited or eliminated as a result of the application of Section 162(m).

Section 280G of the Internal Revenue Code. If awards under the Amended Plan are granted, vest or are paid contingent on a change in control or a subsequent termination of employment, some or all of the value of the award may be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code, which would result in the imposition of a 20 percent federal excise tax on the recipients of the excess parachute payments and a loss of Mattel’s deduction for the excess parachute payments.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code (“Section 409A”), which was enacted as part of the American Jobs Creation Act in late 2004, substantially changes the federal income tax law applicable to non-qualified deferred compensation, including certain equity-based compensation. The terms and conditions governing any grants that the Compensation Committee determines will be subject to Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Mattel common stock pursuant thereto, must be set forth in writing, and must comply in all respects with Section 409A. In addition, to the extent any grant is subject to Section 409A, notwithstanding any provision of the Amended Plan to the contrary, the Amended Plan does not permit the acceleration of the time or schedule of any distribution related to such grant, except as permitted by Section 409A.

Board Recommendation

The Board believes that the Amended Plan, which continues to provide the ability to link participants’ pay to stockholder returns, is a critical compensation component in Mattel’s ability to attract, retain and motivate employees, non-employee directors and consultants by aligning their interests with the interests of Mattel’s stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FIRST AMENDMENT TO THE MATTEL, INC. AMENDED AND RESTATED 2010 EQUITY AND LONG-TERM COMPENSATION PLAN.

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PROPOSAL 5 – STOCKHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN

STOCKHOLDER PROPOSALS

PROPOSAL 5 – STOCKHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN

John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, has requested that the following proposal be included in this Proxy Statement and has indicated that he intends to bring such proposal before the 2018 Annual Meeting of Stockholders. If Mr. Chevedden (or his “qualified representative” as determined by our Bylaws) is present at the 2018 Annual Meeting and properly submits the proposal for a vote, then the proposal will be voted upon at the 2018 Annual Meeting. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of at least 200 shares of Mattel common stock and has advised Mattel that he intends to continue to hold the requisite amount of shares through the date of the 2018 Annual Meeting. Mr. Chevedden’s proposal and his related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

Stockholder Proposal

Proposal 5 – Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar is an example of a company recently changing course and naming an independent board chairman. Caterpillar had strongly opposed a shareholder proposal for an independent board chairman as recently as its 2016 annual meeting. Wells Fargo also changed course and named an independent board chairman in 2016.

It was reported that 53% of the Standard & Poors 1,500 firms separate these 2 positions (2015 report): Chairman and CEO. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

This proposal topic also won impressive 42%-support at our 2015 annual meeting. This 42%-support would have been higher (perhaps 47%) if small shareholders had the same access to corporate governance information as large shareholders. Plus our management spent our money to pressure some shareholders to change their vote after they initially voted yes.

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PROPOSAL 5 – STOCKHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN

This proposal is of increased importance since our stock fell from $45 to $15 in 4-years.

Our current insider Chairman, Christopher Sinclair lacked an important attribute. Mr. Sinclair had 21-years long-tenure. Long-tenure can impair the independence of a director – no matter how well qualified.

Independence is a priceless attribute in a Chairman. Our Lead Director, Michael Dolan, also had long-tenure. Our Chairman and Lead Director each received 18-times as many negative votes as our CEO.

An independent chairman could play a key role in strengthening our Board of Directors after the 2018 annual meeting. An independent chairman could focus on reassigning some of our directors. We had 7 directors who each received 14-times as many negative votes as our CEO and these 7 directors controlled 50% to 75% of the positions on our 3 most important board committees.

Please vote to enhance the oversight of our CEO:

Independent Board Chairman – Proposal 5

Board’s Statement AGAINST Stockholder Proposal

The Board recommends that stockholders vote AGAINST this stockholder proposal for the following reasons:

Flexibility in Board Leadership Structure is More Suitable for Mattel than a Rigid and Prescriptive Approach – Particularly as the Company Navigates a Critical Transformation Period and Significant Industry Shifts. Mattel’s directors’ have a fiduciary duty to routinely evaluate and determine the most appropriate Board leadership structure for Mattel and its stockholders in light of Mattel’s specific characteristics or circumstances at any given time. Accordingly, as discussed on page 13 under “Corporate Governance at Mattel – Corporate Governance Standards and Practices – Board Leadership Structure,” Mattel’s governing documents provide the Board with the flexibility to determine the optimal leadership structure for the Company, including, when appropriate, separating the positions of Chairman of the Board and CEO.

We believe that the Company and its stockholders benefit from this flexibility, and that the Board is best positioned to lead this evaluation given their robust knowledge of the Company’s leadership team, strategic goals, opportunities, and challenges, as well as their insight into Mattel’s transformation efforts and progress in response to substantial industry-wide changes. We believe that it is important for the Board to continue to determine on a case-by-case basis the most effective leadership structure for Mattel, rather than take a rigid approach to Board leadership, as called for by the stockholder proposal.

Mattel’s Current Board Leadership Structure Best Serves Mattel and Its Stockholders, and Enables Our Team to Accelerate Progress on Our Transformation. The Board periodically evaluates Mattel’s Board leadership structure to ensure that there is strong, independent Board leadership in place to provide effective oversight of management. The Board most recently conducted this evaluation in conjunction with the pending retirement of Mr. Sinclair, our former CEO and current Executive Chairman, who is not standing for re-election to the Board at the 2018 Annual Meeting. The Board determined that having the Chairman and Chief Executive Officer in separate roles continues to be the most appropriate leadership structure for the Company at this time.

In February 2018, the Company announced that the Board had appointed Mr. Kreiz to succeed Mr. Sinclair as Chairman of the Board effective upon Mr. Kreiz’s election to the Board at the 2018 Annual Meeting. In

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PROPOSAL 5 – STOCKHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN

April 2018, the Board further determined that Mr. Kreiz should serve as Executive Chairman of the Board with the Company continuing to have an Independent Lead Director with robust, well-defined responsibilities. In evaluating Mattel’s go-forward Board leadership structure, the Board carefully assessed potential courses of action, and determined that this structure best positions Mattel to accelerate progress on our transformation as we navigate a critical period for the Company.

Since joining the Board, Mr. Kreiz has been an invaluable resource for our management team and Board in evaluating progress against our transformation efforts and cost savings initiative, and by contributing deep expertise in multimedia, entertainment and content creation – core areas of our strategy going forward. As Executive Chairman, he will serve as a key thought partner for our management team, lead the Board in its oversight of performance, and facilitate ongoing close communication between management and the Board. Further, the Board believes that the Executive Chairman role will enable Mr. Kreiz to maximize his impact on our transformation.

Mattel’s Independent Lead Director will perform the leadership duties described below. The Board believes that this leadership structure, including our strong Independent Lead Director, best serves Mattel and its stockholders at this time by leveraging executive leadership experience while providing effective independent oversight. Our Independent Lead Director has specifically-enumerated powers and specified responsibilities, providing the same leadership, oversight, and benefits to the Company and Board that would be provided by an independent chairman. These responsibilities include:

•	Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Serving as liaison between the Chairman and the independent directors;

•	Approving information sent to the Board;

•	Approving meeting agendas for the Board;

•	Approving schedules of meetings to assure that there is sufficient time for discussion of all agenda items;

•	Having the authority to call meetings of the independent directors; and

•	If requested by major stockholders, ensuring that he is available for consultation and direct communication.

Going forward, as discussed in more detail on pages 13-14 under “Corporate Governance at Mattel – Corporate Governance Standards and Practices – Board Leadership Structure,” our Board will continue to evaluate its leadership structure in order to ensure it aligns with and supports the evolving needs and circumstances of the Company and its stockholders.

Mattel’s Strong Corporate Governance Practices Provide Effective, Independent Board Oversight. Mattel’s Board is committed to good corporate governance and engaging with stockholders on an ongoing basis to gather feedback on our leadership structure, corporate governance profile and executive compensation program. We have adopted practices and procedures that promote Board independence and effective oversight of management, and provide stockholders with meaningful rights, including:

•	Annual Board elections with a majority voting standard in uncontested director elections;

•	Stockholder right to call special meetings and act by written consent;

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PROPOSAL 5 – STOCKHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN

•	Ynon Kreiz, who will become our Executive Chairman effective upon his election to the Board at the 2018 Annual Meeting, and Margaret Georgiadis, our CEO, will be the only directors who are not independent;

•	Highly-qualified and engaged Board; as described in their biographies, the Board’s independent directors possess the relevant business experience and skills to oversee management;

•	Robust Board, Committee and director evaluation process; our Board conducts an annual self-evaluation to determine whether it and its Committees are functioning effectively. In addition, our Governance and Social Responsibility Committee annually evaluates each director and recommends to the Board whether each should be nominated for election to a one-year term;

•	Demonstrated commitment to ongoing Board refreshment, as illustrated by the addition of Ms. Georgiadis and Mr. Kreiz to the Board in 2017, as well as the nominations of Ms. Rios and Messrs. Laursen and Bradley to stand for election at the 2018 Annual Meeting;

•	Independent Board Committees – the Audit Committee, the Governance and Social Responsibility Committee, and the Compensation Committee are each composed entirely of independent directors. This entrusts to the independent directors the oversight of critical matters, such as the integrity of Mattel’s financial statements, the evaluation of the Board and its Committees, and the compensation of Mattel’s executive officers; and

•	Regular executive sessions; the independent directors meet in executive session without the presence of management at least once every quarter.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5.

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PRINCIPAL STOCKHOLDERS

STOCK OWNERSHIP AND REPORTING

PRINCIPAL STOCKHOLDERS

As of March 23, 2018, the only persons known by Mattel to own beneficially, or to be deemed to own beneficially, 5% or more of Mattel common stock were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Owned(1)
PRIMECAP Management Company 177 E. Colorado Blvd., 11th Floor Pasadena, California 91105	44,825,710	(2)	13.03%
Southeastern Asset Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, Tennessee 38119	38,268,158	(3)	11.13%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	35,283,271	(4)	10.26%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	32,723,643	(5)	9.51%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	29,614,602	(6)	8.61%
Dodge & Cox 555 California Street, 40th Floor San Francisco, California 94104	26,067,900	(7)	7.58%
Vanguard Chester Funds 100 Vanguard Blvd. Malvern, Pennsylvania 19355	24,241,529	(8)	7.05%
Parnassus Investments 1 Market Street, Suite 1600 San Francisco, California 94105	21,391,928	(9)	6.22%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	18,309,866	(10)	5.32%

(1) The percentages shown are based on 343,977,866 shares of Mattel common stock outstanding as of March 23, 2018 and may differ from the percentages reflected in the filings referenced below.

(2) As reported in a Schedule 13G/A filed with the SEC on February 27, 2018 by PRIMECAP Management Company. The Schedule 13G/A states that PRIMECAP Management Company has sole voting power as to 13,076,464 shares and sole dispositive power as to 44,825,710 shares.

(3) As reported in a Schedule 13G/A filed with the SEC on February 13, 2018 by Southeastern Asset Management, Inc. The Schedule 13G/A states that Southeastern Asset Management, Inc. has sole voting power as to 12,025,580 shares, shared voting power as to 24,310,671 shares, no voting power as to 1,931,907 shares, sole dispositive power as to 13,663,487 shares, and shared dispositive power as to 24,604,671 shares.

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PRINCIPAL STOCKHOLDERS

(4) As reported in a Schedule 13G/A filed with the SEC on February 9, 2018 by The Vanguard Group. The Schedule 13G/A states that The Vanguard Group has sole voting power as to 479,032 shares, shared voting power as to 64,171 shares, sole dispositive power as to 34,755,122 shares, and shared dispositive power as to 528,149 shares.

(5) As reported in a Schedule 13G/A filed with the SEC on January 23, 2018 by BlackRock, Inc. The Schedule 13G/A states that BlackRock, Inc. has sole voting power as to 29,406,038 shares and sole dispositive power as to 32,723,643 shares.

(6) As reported in a Schedule 13G/A filed with the SEC on February 14, 2018 by T. Rowe Price Associates, Inc. The Schedule 13G/A states that T. Rowe Price Associates, Inc. has sole voting power as to 10,416,716 shares and sole dispositive power as to 29,565,397 shares.

(7) As reported in a Schedule 13G filed with the SEC on February 13, 2018 by Dodge & Cox. The Schedule 13G states that Dodge & Cox has sole voting power as to 24,454,100 shares and sole dispositive power as to 26,067,900 shares.

(8) As reported in a Schedule 13G filed with the SEC on February 2, 2018 by Vanguard Chester Funds. The Schedule 13G states that Vanguard Chester Funds has sole voting power as to 24,241,529 shares and sole dispositive power as to 0 shares.

(9) As reported in a Schedule 13G filed with the SEC on February 12, 2018 by Parnassus Investments. The Schedule 13G states that Parnassus Investments has sole voting power as to 21,391,928 shares and sole dispositive power as to 21,391,928 shares.

(10) As reported in a Schedule 13G/A filed with the SEC on February 13, 2018 by FMR LLC. The Schedule 13G/A states that FMR LLC has sole voting power as to 1,026,232 shares and sole dispositive power as to 18,309,866 shares.

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SECURITY OWNERSHIP OF MANAGEMENT AND THE BOARD

SECURITY OWNERSHIP OF MANAGEMENT AND THE BOARD

The following table sets forth information regarding the beneficial ownership of Mattel common stock as of March 23, 2018, the record date, by (i) our NEOs, as described under the section “Executive Officers and Executive Compensation – Compensation Discussion and Analysis,” (ii) each current non-employee director and nominee for director, and (iii) all current directors and executive officers of Mattel as a group.

Name of Beneficial Owner	Current Position with Mattel	Amount and Nature of Beneficial Ownership(1)(2)
Named Executive Officers
Margaret H. Georgiadis	Chief Executive Officer and Director	264,685
Christopher A. Sinclair	Executive Chairman	2,967,468
Richard Dickson	President and Chief Operating Officer	1,215,334
Joseph J. Euteneuer	Chief Financial Officer	–
Robert Normile	Executive Vice President, Chief Legal Officer and Secretary	729,824
Amanda J. Thompson	Executive Vice President and Chief People Officer	–
Kevin M. Farr	Former Chief Financial Officer	1,517,174
Current Non-Employee Directors and Nominees
R. Todd Bradley	Nominee	–
Michael J. Dolan	Director	105,420
Trevor A. Edwards	Director	15,377
Dr. Frances D. Fergusson	Director	36,302
Ynon Kreiz	Director	–
Soren T. Laursen	Nominee	3,500
Ann Lewnes	Director	6,588
Dominic Ng	Director	9,500
Vasant M. Prabhu	Director	34,302
Rosa G. Rios	Nominee	–
Dean A. Scarborough	Director	82,073
Kathy White Loyd	Director	16,378
All current Directors, Nominees and Executive Officers, as a group (16 persons)(3)		5,486,751

(1) Each director and executive officer named above beneficially owns or controls less than 1.0% of Mattel’s common stock. Except as otherwise noted, the directors and executive officers named above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. There were 343,977,866 shares of Mattel common stock outstanding as of March 23, 2018. None of the shares listed are pledged shares in accordance with Mattel’s Insider Trading Policy.

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SECURITY OWNERSHIP OF MANAGEMENT AND THE BOARD

(2) Includes (i) shares which the individuals shown have the right to acquire upon vesting of RSUs, or upon exercise of vested stock options, as of March 23, 2018 or within 60 days thereafter, and (ii) shares held through the Mattel stock fund of the Mattel, Inc. Personal Investment Plan, a 401(k) tax-qualified savings plan, as set forth in the table below.

(3) The amount stated represents approximately 1.6% of the outstanding shares of Mattel common stock as of March 23, 2018.

Name of Beneficial Owner	Stock Options	RSUs	401(k) Shares
Named Executive Officers
Margaret H. Georgiadis	–	–	–
Christopher A. Sinclair	2,801,233	50,710	–
Richard Dickson	1,108,298	18,182	2,008
Joseph J. Euteneuer	–	–	–
Robert Normile	598,306	–	15,428
Amanda J. Thompson	–	–	–
Kevin M. Farr	1,203,762	–	17,509
Current Non-Employee Directors and Nominees
R. Todd Bradley	–	–	–
Michael J. Dolan	4,500	4,977	–
Trevor A. Edwards	–	4,977	–
Dr. Frances D. Fergusson	–	4,977	–
Ynon Kreiz	–	–	–
Soren T. Laursen	–	–	–
Ann Lewnes	–	4,977	–
Dominic Ng	–	–	–
Vasant M. Prabhu	–	4,977	–
Rosa G. Rios	–	–	–
Dean A. Scarborough	–	–	–
Kathy White Loyd	–	4,977	–
All current Directors, Nominees and Executive Officers, as a group (16 persons)	4,512,337	98,754	17,436

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Mattel’s directors and certain of its officers, and persons who own more than 10% of a registered class of Mattel’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Such officers, directors and greater than 10% stockholders are also required to furnish Mattel with copies of all Section 16(a) forms they file.

Based on its review of all Section 16(a) forms received by it and other information, Mattel believes that for the year ended December 31, 2017, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

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EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2017 regarding existing compensation plans under which equity securities of Mattel are authorized for issuance.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	31,004,686	(2)	$26.56	(3)	9,282,138	(4)
Equity compensation plans not approved by security holders(5)	328,397	(6)	–		–
Total	31,333,083		$26.56	(3)	9,282,138

(1) Consists of the 2005 Plan and the Amended 2010 Plan.

(2) Represents 25,233,037 shares of Mattel common stock to be issued upon exercise of outstanding options, 5,096,804 shares subject to outstanding time-vesting RSUs, 267,079 shares issuable from outstanding Performance Units awarded under the 2016-2018 LTIP (representing the target number of shares that could be earned as of December 31, 2017, assuming target achievement of performance-related conditions through 2018 and the target TSR adjustment that may be earned for the three-year performance cycle, including dividend equivalents through December 31, 2018) and 407,766 shares issuable from outstanding Performance Units awarded under the 2017-2019 LTIP (representing the target number of shares that could be earned as of December 31, 2017, assuming target achievement of performance-related conditions for 2018 and 2019 and the target TSR adjustment that may be earned for the three-year performance cycle, including dividend equivalents through December 31, 2019). The maximum number of shares issuable pursuant to outstanding 2016-2018 LTIP and 2017-2019 LTIP that could be earned as of December 31, 2017, assuming maximum achievement of performance-related conditions and the maximum TSR adjustment that may be earned for the three-year performance cycle, is 1,212,577 shares. We do not expect that any shares will be earned under the 2016-2018 LTIP.

(3) Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the shares of common stock subject to outstanding time-vesting RSUs and Performance RSUs that become issuable without any cash payment required for such shares.

(4) Represents the number of securities remaining available for issuance under our Amended 2010 Plan, assuming the issuance of target number of shares that could be earned as of December 31, 2017 under our 2016-2018 LTIP and 2017-2019 LTIP.

(5) Consists of the DCP and Director DCP (collectively, the “Deferred Compensation Plans”). Under our Deferred Compensation Plans, participating employees and directors may elect to defer compensation and, under the DCP, participating employees are credited with contributions from Mattel. Participants in the Deferred Compensation Plans may direct the manner in which the deferred amounts will be deemed invested, including in a phantom stock account representing hypothetical shares of Mattel common stock, which are “purchased” based on the market price prevailing at the time of the deemed purchase. When distributions are made in accordance with the Deferred Compensation Plans, the portion attributable to a participant’s stock equivalent account is distributed in the form of shares of Mattel common stock.

(6) Represents 328,397 shares credited to the accounts of participants under our Deferred Compensation Plans.

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GENERAL MEETING INFORMATION

2018 ANNUAL MEETING AND VOTING INFORMATION

GENERAL MEETING INFORMATION

Mattel’s 2018 Annual Meeting will be held on May 17, 2018 at 12:15 p.m. (Los Angeles time) at the Mattel Conference and Leadership Center, 1955 East Grand Avenue, El Segundo, California 90245.

The Board is soliciting proxies to be voted at the 2018 Annual Meeting. As permitted by the SEC, Mattel is providing most stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, on or around April 5, 2018, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access the proxy materials over the Internet to most stockholders, and mail printed copies of the proxy materials to the rest of our stockholders. A similar notice will be sent by brokers, banks, and other nominees to beneficial owners of shares for which they are the record holder. If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and the 2017 Annual Report. The Notice also instructs you on how you may submit your proxy to vote via the Internet. If you received the Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such printed materials contained in the Notice.

To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting to Be Held on May 17, 2018

This Proxy Statement and our 2017 Annual Report are available on our website at http://investor.shareholder.com/mattel/financials.cfm. This website address contains the following documents: this Proxy Statement, the Notice of the 2018 Annual Meeting, and our 2017 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Is Entitled to Vote

The Board has set March 23, 2018 as the record date for the 2018 Annual Meeting. If you were a stockholder at the close of business on the record date, then you are entitled to receive notice of, and to vote at, the 2018 Annual Meeting.

As of the close of business on the record date, there were 343,977,866 outstanding shares of Mattel common stock held by approximately 26,513 holders of record. At the 2018 Annual Meeting, each share of common stock will be entitled to one vote on each matter.

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GENERAL MEETING INFORMATION

How to Vote if You are the Record Holder of Your Stock

If you are the record holder of your stock, you may submit your proxy to vote via the Internet, by telephone or by mail.

Internet and Telephone Voting

To submit your proxy via the Internet, follow the instructions on the Notice or go to the Web address stated on your proxy card. To submit your proxy by telephone, call the toll-free number on your proxy card.

Voting by Mail

As an alternative to submitting your proxy by telephone or via the Internet, you may submit your proxy by mail. If you received only the Notice, you may follow the procedures outlined in such Notice to request a paper copy of the proxy materials, including a proxy card to submit your proxy by mail.

If you received a paper copy of the proxy materials and wish to submit your proxy by mail, simply mark your proxy card, date, sign and return it in the postage-prepaid envelope provided. If you do not have the prepaid envelope, please mail your completed proxy card to the following address: Mattel, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

How to Vote if a Bank, Broker or Other Nominee Is the Record Holder of Your Stock

If a bank, broker or other nominee was the record holder of your stock on the record date, you will be able to instruct your bank, broker or other nominee on how to vote by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee.

Broker Voting and Broker Non-Votes

The term “broker non-votes” refers to shares held by a bank, broker or other nominee (for the benefit of its client) that are represented at the 2018 Annual Meeting, but with respect to which such bank, broker or nominee has not been instructed to vote by the beneficial holder on a particular proposal and does not have discretionary authority to vote on that proposal. Banks, brokers and nominees do not have discretionary voting authority on certain non-routine matters, including the election of directors, the Say-on-Pay vote, the approval of the First Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Incentive Plan and the stockholder proposal, and, accordingly, may not vote on such matters absent instructions from you, as the beneficial holder. Broker non-votes will not be counted in determining the number of votes cast on these non-routine matters. Brokers have discretionary authority to vote on the ratification of Mattel’s auditors. Broker non-votes will be counted for the purpose of determining the presence of a quorum. If you hold your shares in “street name” or through a broker, it is important that you give your broker your voting instructions.

Quorum and How Votes Are Counted

In order for there to be a vote on any matter at the 2018 Annual Meeting, there must be a quorum. In order to have a quorum, the holders of a majority of the voting power of shares of stock entitled to vote at the 2018 Annual Meeting must be present in person or by proxy. In determining whether we have a

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quorum at the 2018 Annual Meeting, we will count shares that are voted as well as abstentions and broker non-votes. If we fail to obtain a quorum at the 2018 Annual Meeting, the chair of the 2018 Annual Meeting or the holders of a majority of the shares of stock entitled to vote, present in person or by proxy, may adjourn the meeting to another place, date or time.

Votes Required to Elect Directors and Adopt Other Proposals

Election of Directors

Under our Bylaws, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), as is the case in this election, each director will be elected by the vote of a “majority of the votes cast,” assuming a quorum is present, meaning that the number of votes cast “for” a director’s election must exceed 50% of the total votes cast (“for” plus “against”) with respect to that director’s election. Abstentions and broker non-votes do not count as votes cast “for” or “against” a director’s election and, consequently, will have no effect on a director’s election.

In accordance with our Bylaws, any director nominee who fails to receive a majority of the votes cast for his or her election in an uncontested election will not be elected. Under Delaware law, however, each director holds office until his or her successor is duly elected and qualified. For this reason, any nominee currently serving on the Board who fails to receive a majority of the votes cast for his or her election in an uncontested election will not automatically cease to be a director, but instead will continue to serve on the Board as a “holdover director” until his or her successor is elected and qualified or until his or her earlier resignation or removal. To address this situation, our Bylaws provide that if any incumbent nominee is not elected at an annual meeting and no successor has been elected at the annual meeting, that director must tender his or her resignation to the Board promptly following the certification of the election results. The Governance and Social Responsibility Committee will make a recommendation to the Board as to whether or not to accept the tendered resignation. Taking into account the committee’s recommendation, the Board will decide whether to accept the resignation and will publicly announce its decision within 90 days from the date the election results are certified. Any director who tenders his or her resignation will not participate in the recommendation of the committee or the decision of the Board with respect to his or her resignation. The committee, in making its recommendation, and the Board, in making its decision, may consider any factors or information that they consider appropriate and relevant. If the Board declines to accept a director’s resignation, that director will continue to serve on the Board until his or her successor is elected and qualified, or until the director’s earlier resignation or removal. If the Board accepts a director’s resignation, then the Board may fill any resulting vacancy by majority vote of the remaining directors or decrease the size of the Board in accordance with our Bylaws and applicable law.

Say-on-Pay Vote, Ratification of the Selection of PricewaterhouseCoopers LLP, Approval of the First Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Incentive Plan and Stockholder Proposal

For the advisory Say-on-Pay vote, the ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm, the approval of the First Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Incentive Plan, and the stockholder proposal regarding an independent Board Chairman, each proposal requires the affirmative vote of the holders of a majority of the votes cast on such proposal, meaning that the number of votes “for” such

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proposal must exceed 50% of the total votes cast (“for” plus “against”) with respect to that proposal. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” a proposal and, consequently, will have no effect on the outcome of any of the proposals to be considered at the 2018 Annual Meeting.

How Your Proxy Will Be Voted

If you are a record holder and submit your proxy without instructions as to how it is to be voted, the proxy holders identified on the proxy will vote your shares as follows:

•	“FOR” proposal 1, the election as directors of the ten nominees named in this Proxy Statement;

•	“FOR” proposal 2, ratification of Mattel’s independent registered public accounting firm;

•	“FOR” proposal 3, the advisory Say-on-Pay vote;

•	“FOR” proposal 4, the First Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan; and

•	“AGAINST” proposal 5, a stockholder proposal regarding an independent Board Chairman.

If you indicate voting instructions when you submit your proxy, the proxy holders will follow your instructions in casting votes.

If you hold your shares through a broker and do not instruct the broker on how to vote your shares on the election of directors or on proposals 3, 4 or 5, your shares will not be voted for the election of any directors and will not be voted on proposals 3, 4 or 5, as applicable, and instead will be considered a broker non-vote as to those proposals. If you do not instruct the broker on how to vote your shares on proposal 2, the broker has discretion to vote your shares on proposal 2.

The Board does not know of any matters that will come before the 2018 Annual Meeting other than those described in the Notice of 2018 Annual Meeting. If any other matters are properly presented for consideration at the 2018 Annual Meeting, then the proxy holders will have discretion to vote on such matters as they see fit. This includes, among other things, considering any motion to adjourn the 2018 Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.

How to Change Your Vote or Revoke Your Proxy

If you are the record holder of your stock, you may revoke your proxy at any time before it is voted by:

•	Delivering to the Secretary of Mattel, at or before the taking of the vote at the 2018 Annual Meeting, a written notice of revocation bearing a later date than your proxy;

•	Signing a later-dated proxy relating to the same shares and delivering it to the Secretary of Mattel at or before the taking of the vote at the 2018 Annual Meeting;

•	If you submit your proxy by telephone or via the Internet, calling the telephone voting number or visiting the Internet voting site again and changing your voting instructions, up to 8:59 p.m. (Los Angeles time) or 11:59 p.m. (Eastern time) on May 16, 2018 (the business day before the 2018 Annual Meeting) or for holders of Mattel common stock in the Mattel, Inc. Personal Investment Plan, up to 8:59 p.m. (Los Angeles time) or 11:59 p.m. (Eastern time) on May 14, 2018 (three business days before the 2018 Annual Meeting); or

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•	Attending the 2018 Annual Meeting and voting in person, although attendance at the 2018 Annual Meeting will not, by itself, revoke a proxy.

If you are mailing a written notice of revocation or a later proxy, send it to: Secretary, TWR 15-1, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012. You may also hand deliver a written notice of revocation or a later-dated proxy to the Secretary of Mattel at the 2018 Annual Meeting, at or before the taking of the vote.

If you hold your shares through a broker, you must follow directions received from the broker in order to change your voting instructions or to vote at the 2018 Annual Meeting. You need to present a valid proxy from your broker authorizing you to vote your shares at the 2018 Annual Meeting, as well as a valid personal photo identification (as described below).

Admission Policy for 2018 Annual Meeting

Mattel restricts admission to the 2018 Annual Meeting to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding validly executed proxies from stockholders who held Mattel stock as of or after the close of business on March 23, 2018, and invited guests of Mattel.

You must bring certain documents with you in order to be admitted to the 2018 Annual Meeting and to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully, because they specify the documents that you must bring with you to the 2018 Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 23, 2018. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent, Computershare Trust Company, N.A. (“Computershare”). Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 23, 2018, please call Computershare at 1-888-909-9922.

If you were a record holder of Mattel common stock as of the close of business on March 23, 2018, then you must bring:

•	Valid personal photo identification (such as a driver’s license or passport).

At the 2018 Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 23, 2018.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 23, 2018, then you must bring:

•	Valid personal photo identification (such as a driver’s license or passport); and

•	Proof that you owned shares of Mattel common stock as of the close of business on March 23, 2018.

Examples of proof of ownership include the following: (i) an original or a copy of the voting instruction form from your bank or broker with your name on it, (ii) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 23, 2018, or (iii) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 23, 2018.

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GENERAL MEETING INFORMATION

If you acquired your shares of Mattel common stock at any time after the close of business on March 23, 2018, you do not have the right to vote at the 2018 Annual Meeting, but you may attend the 2018 Annual Meeting if you bring:

•	Valid personal photo identification (such as a driver’s license or passport); and

•	Proof that you own shares of Mattel common stock. Examples of proof of ownership include the following:

–	If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (i) a letter from your bank or broker stating that you acquired Mattel common stock after March 23, 2018, or (ii) a brokerage account statement as of a date after March 23, 2018 indicating that you own Mattel common stock; or

–	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 23, 2018.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 23, 2018, then you must bring:

•	The validly executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 23, 2018; and

•	Valid personal photo identification (such as a driver’s license or passport).

If you are a proxy holder for a stockholder of Mattel who acquired shares of Mattel common stock after the close of business on March 23, 2018, you do not have the right to vote at the 2018 Annual Meeting, but you may attend the 2018 Annual Meeting if you bring:

•	The validly executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who acquired shares of Mattel common stock after the close of business on March 23, 2018; and

•	Valid personal photo identification (such as a driver’s license or passport).

Shares may be voted in person at the 2018 Annual Meeting only by (i) the record holder as of the close of business on March 23, 2018 or (ii) a person holding a valid proxy executed by such record holder.

You may not use cameras, recording equipment or other similar electronic devices during the 2018 Annual Meeting.

Solicitation of Proxies

Mattel will pay the cost of soliciting proxies for the 2018 Annual Meeting. We expect that proxies will be solicited principally by mail. Officers and regular employees of Mattel may solicit proxies personally or by telephone, email or special letter, but they will not receive any additional compensation for these efforts.

In addition, Mattel has retained MacKenzie Partners, Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. We estimate the cost of this solicitation to be $17,500, plus out-of-pocket costs and expenses. Representatives of Broadridge Financial Solutions, Inc. will tabulate votes and act as Inspector of Election at the 2018 Annual Meeting.

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GENERAL MEETING INFORMATION

Mattel will reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials or the Notice to the beneficial owners of the shares held by them.

Householding

The SEC rules permit us to deliver a single set of Mattel’s proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to Mattel. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. Each record stockholder that receives paper copies of the proxy materials will receive a separate proxy card or voting instruction form. Also, householding will not in any way affect dividend check mailings.

We agree to deliver promptly, upon written or oral request, a separate copy of Mattel’s proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered, at no cost to you. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

146	Mattel, Inc. 2018 Proxy Statement

DEADLINE FOR 2019 PROPOSALS AND NOMINATIONS

DEADLINE FOR 2019 PROPOSALS AND NOMINATIONS

Stockholder Proposals and Director Nominations

Stockholder Proposals Pursuant to Rule 14a-8

If a stockholder wishes to have a proposal included in the Company’s proxy materials for the 2019 Annual Meeting of Stockholders, the proposal must be received by our Secretary at the address set forth below no later than 5:00 p.m. (Los Angeles time) (the “close of business”) on December 6, 2018 and must otherwise comply with Rule 14a-8 under the Exchange Act.

Director Nominations Pursuant to Proxy Access Provisions

If a stockholder or group of stockholders wishes to nominate one or more director nominees to be included in the Company’s proxy materials for the 2019 Annual Meeting of Stockholders pursuant to the proxy access provisions of our Bylaws, proper written notice of any such nomination must be received by our Secretary at the address set forth below no earlier than the close of business on November 6, 2018 and not later than the close of business on December 6, 2018, and the nominating stockholder(s) and director nominee(s) must otherwise comply with the requirements specified in our Bylaws. If the date of the 2019 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the 2018 Annual Meeting, such notice must be received no earlier than the close of business on the 150th day prior to such meeting and not later than the close of business on the later of the 120th day prior to such meeting or the 10th day following the public announcement of the meeting date. Any such notice must include the information specified in our Bylaws.

Proposals to Conduct Business and Director Nominations Pursuant to Advance Notice Provisions

Under the advance notice provisions of our Bylaws, if a stockholder wishes to present a proposal or nominate a director nominee at the 2019 Annual Meeting of Stockholders that will not be included in our proxy materials pursuant to Rule 14a-8 or the proxy access provisions of our Bylaws, proper written notice of such proposal or nomination must be received by our Secretary at the address set forth below no earlier than the close of business on January 17, 2019 and not later than the close of business on February 16, 2019. If the date of the 2019 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the 2018 Annual Meeting, such notice must be received by our Secretary no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the public announcement of the meeting date. Any such notice must include the information specified in our Bylaws.

All notices of proposals or nominations for the 2019 Annual Meeting of Stockholders must comply with our Bylaws and applicable law and must be addressed to:

Secretary, TWR 15-1

Mattel, Inc.

333 Continental Boulevard

El Segundo, CA 90245-5012

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OTHER MATTERS THAT MAY COME BEFORE THE 2018 ANNUAL MEETING

OTHER MATTERS THAT MAY COME BEFORE THE 2018 ANNUAL MEETING

As of the date of this Proxy Statement, the Board knows of no business, other than that described in this Proxy Statement, that will be presented for consideration at the 2018 Annual Meeting. If any other business comes before the 2018 Annual Meeting or any adjournment or postponement thereof, proxy holders may vote their respective proxies at their discretion.

By Order of the Board of Directors

Robert Normile

Secretary

El Segundo, California

April 5, 2018

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations concerning matters that are not historical facts. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Investors should not place undue reliance on the forward-looking statements, which speak only as of the date of this Proxy Statement. These forward-looking statements include, but are not limited to, statements related to risks associated with our compensation programs. Readers are cautioned that these forward-looking statements are all based on current expectations and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties disclosed in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 and in our subsequent periodic reports on Form 10-Q and Form 8-K. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

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APPENDIX A

APPENDIX A

FIRST AMENDMENT TO

MATTEL, INC. AMENDED AND RESTATED

2010 EQUITY AND LONG-TERM COMPENSATION PLAN

This First Amendment (“First Amendment”) to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “2010 Plan”), is adopted by the Board of Directors (the “Board”) of Mattel, Inc., a Delaware corporation (the “Company”), on March 20, 2018, effective as of the date of the Annual Meeting that occurs in 2018, provided that it is approved by the Company’s stockholders on that date (the “Amendment Date”). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the 2010 Plan.

B.	The Board believes it is in the best interests of the Company and its stockholders to amend the 2010 Plan to increase the Share Limit, and to further amend the 2010 Plan to incorporate the terms and conditions set forth herein.

AMENDMENT

The Plan is hereby amended as follows, effective as of the date of the Annual Meeting that occurs in 2018, provided that it is approved by the Company’s stockholders on that date.

1. The heading of Section 5 of the Plan is hereby deleted and replaced in its entirety with the following: “SHARES AVAILABLE; VESTING LIMITATIONS.”

2. Section 5(a). Section 5(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Aggregate Limit. The maximum number of shares of Common Stock which may be issued pursuant to Grants under the Plan shall be equal to the sum of (x) 90 million shares of Common Stock, (y) the number of shares of Common Stock which as of the Effective Date remained available for issuance under the 2005 Plan, and (z) any shares of Common Stock subject to awards outstanding under the 2005 Plan as of the Effective Date which, on or after the Effective Date, are forfeited or otherwise terminate or expire for any reason without the issuance of shares to the holder thereof (the “Overall Share Limit”). The number of shares authorized for grant as Incentive Stock Options shall be no more than the Overall Share Limit. The foregoing shall be subject to adjustment as provided below in this Section 5 and in Section 17. Notwithstanding the foregoing, if a Grant (a “Substitute Grant”) is made pursuant to the conversion, replacement or adjustment of outstanding equity awards in connection with any acquisition, merger or other business combination or similar transaction involving the Company, the Overall Share Limit shall not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the Nasdaq Stock Market.”

3. Section 5(g). The following is hereby added as Section 5(g) of the Plan:

“Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 17 and 18 of the Plan, Grants made under the Plan on or after the effective date of

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APPENDIX A

the First Amendment to the Plan (the “Amendment Date”) shall vest no earlier than the first anniversary of such Grant’s date of grant; provided, however, that, notwithstanding the foregoing, Grants that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to this Section 5 (as such number of shares of Common Stock may be increased from time to time in accordance with the Plan) may be granted to any one or more Participants without respect to such minimum vesting provisions. For purposes of Grants to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one Annual Meeting to the next Annual Meeting. Notwithstanding the foregoing, nothing in this Section 5(g) shall preclude or limit any Grant or other arrangement (or any action by the Committee) from providing for accelerated vesting of such Grant in connection with or following a Participant’s death, Disability or Severance.”

4. Section 11(b). The last sentence of Section 11(b) of the Plan is hereby deleted and the following is hereby added to the penultimate sentence of Section 11(b) of the Plan:

“(subject to Section 12(a) of the Plan).”

5. Section 12. Section 12 of the Plan is hereby deleted and replaced in its entirety with the following:

“DIVIDENDS AND DIVIDEND EQUIVALENTS.

(a) Notwithstanding anything herein to the contrary, the Committee may make any and all dividends and distributions with respect to Grants under the Plan (including, but not limited to, Grants of Restricted Stock) subject to vesting conditions, which may be the same as or different from the vesting conditions applicable to the underlying Grant; provided, that, notwithstanding anything herein to the contrary, any dividends payable with respect to any Grant or any portion of a Grant may only be paid to the Participant to the extent that the vesting conditions applicable to such Grant or portion thereof are subsequently satisfied and the Grant or portion thereof to which such dividend relates vests, and any dividends with respect to any Grant or any portion thereof that does not become vested shall be forfeited.

(b) The Committee may include Dividend Equivalents on shares of Common Stock that are subject to Grants, and may make separate Grants of Dividend Equivalents with respect to a specified number of hypothetical shares. The Committee shall specify in the Grant such terms as it deems appropriate regarding the Dividend Equivalents, including when and under what conditions the Dividend Equivalents shall be paid, whether any interest accrues on any unpaid Dividend Equivalents, and whether they shall be paid in cash or in shares of Common Stock or a combination thereof; provided, that, notwithstanding anything herein to the contrary, Dividend Equivalents with respect to Grants (or any portion thereof) that are not vested at the time that the underlying dividend is paid may only be paid to the Participant to the extent that the applicable vesting conditions are subsequently satisfied and the Grant (or portion thereof) vests, and any Dividend Equivalents with respect to any portion of a Grant that does not become vested shall be forfeited. Unless the Committee otherwise specifies in the Grant, Dividend Equivalents shall be paid to the Participant no later than the later of the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are credited or the fifteenth day of the third month following the end of the calendar year in which the related Grant vests. Any Dividend Equivalents shall be treated separately from the right to other amounts under the Grant for purposes of the designation of time and form of payment required by Code Section 409A.

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APPENDIX A

(c) Notwithstanding anything in the foregoing to the contrary, neither dividends nor Dividend Equivalents shall be granted, paid or payable in respect of outstanding Options or Stock Appreciation Rights.”

6. Section 18(a). Section 18(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“In the event of a Change in Control, (i) if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that any Grant will not be assumed, or new rights that substantially preserve the terms of such Grant will not be substituted therefor, by the Participant’s employer (or the direct or indirect parent entity of the employer) immediately following the Change in Control, then any such Option or Stock Appreciation Right then outstanding shall vest and be fully exercisable as of the date of the Change in Control, any such Grant of Restricted Stock or Restricted Stock Units then outstanding shall be fully vested as of the date of the Change in Control, and any such Grant of Restricted Stock Units shall be settled immediately (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17); (ii) if the Committee reasonably determines in good faith, that a Grant has been assumed or new rights that substantially preserve the terms of such Grant have been substituted therefor, by the Participant’s employer (or the direct or indirect parent entity of the employer) immediately following the Change in Control, then, in the event that the Participant incurs a Severance by the Company without Cause within the 24-month period immediately following the Change in Control, then, any such Grant of Options or Stock Appreciation Rights outstanding as of immediately prior to the Participant’s Severance shall become fully vested and exercisable as of the date of such Severance and remain exercisable until the earlier of (A) the second anniversary of the Severance and (B) the end of the applicable Term, any such Grant of Restricted Stock or Restricted Stock Units outstanding as of immediately prior to the Participant’s Severance shall be fully vested as of the date of such Severance, and any such Grant of Restricted Stock Units shall be settled immediately upon such Severance (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17); and (iii) any Grant granted on or after the Amendment Date that is subject to performance-based vesting shall, immediately prior to, and subject to the consummation of, such Change in Control, vest based on the greater of (x) actual performance through the date of the Change in Control or (y) prorated target performance, with the number of shares based on the number of days elapsed in the applicable performance period through the date of the Change in Control over the total number of days in the applicable performance period; in each case, subject to the terms of any Grant, Individual Agreement, Program or in Section 18(c) or Section 19 (including Section 19A) hereof. Notwithstanding the foregoing, except as expressly permitted by subclauses (i) and (iii) of this Section 18(a), (1) in no event shall any Grant granted on or after the Amendment Date provide for accelerated vesting or exercisability (as applicable) solely upon the occurrence of a Change in Control, and (2) in no event shall either the Board or the Committee accelerate the vesting or exercisability (as applicable) of any Grant, in whole or in part, solely upon the occurrence of a Change in Control.”

7. Section 23(d). Section 23(d) of the Plan is hereby deleted in its entirety and Section 23(e), and all references in the Plan thereto, are renumbered as Section 23(d).

8. This First Amendment shall be and, as of the Amendment Date, is hereby incorporated in and forms a part of the Plan.

9. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

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APPENDIX B

APPENDIX B

CONFORMED COPY OF THE

MATTEL, INC. AMENDED AND RESTATED

2010 EQUITY AND LONG-TERM COMPENSATION PLAN

1. PURPOSE. The purpose of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “Plan”) is to promote the interests of Mattel, Inc., a Delaware corporation (“Mattel”), and its stockholders by enabling the Company to offer an opportunity to employees, Outside Directors, and Consultants to receive grants of equity-based and cash-based incentive awards, so as to better attract, retain, and reward them, to align the individual interests of the employees, Outside Directors and Consultants to those of Mattel stockholders and to provide such individuals with an incentive for outstanding performance to generate superior returns to Mattel stockholders.

2. DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings set forth below.

(a)	“Affiliate” means a corporation or other entity controlled by, controlling or under common control with, Mattel, other than a Subsidiary. For purposes of determining eligibility for grants of Non-Qualified Stock Options and Stock Appreciation Rights or whether a Participant has experienced a “separation from service” (as such term is defined and used in Code Section 409A), an Affiliate means a “service recipient” (within the meaning of Code Section 409A); provided that such definition of “service recipient” shall be determined by (a) applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Treasury Regulations Section 1.414(c)-2, and (b) where the use of the following modified definition is based upon legitimate business criteria, by applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Treasury Regulations Section 1.414(c)-2.

(b)	“Annual Cash Retainer” has the meaning given in Section 15(b).

(c)	“Annual Grant” has the meaning given in Section 14(a).

(d)	“Annual Meeting” means an annual meeting of stockholders of Mattel.

(e)	“Board” means the Board of Directors of Mattel.

(f)	“Business Combination” has the meaning given in Section 18(b)(iii).

(g)	“Cause” means (i) “Cause” as defined in the Participant’s Individual Agreement, or (ii) if the Participant does not have an Individual Agreement or if it does not define “Cause,” (A) a

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APPENDIX B

Participant’s neglect of significant duties he or she is required to perform or a Participant’s violation of a material Company policy; (B) the commission by a Participant of an act of dishonesty, fraud, misrepresentation or other act of moral turpitude; (C) a Participant’s act or omission in the course of his or her employment which constitutes gross negligence; or (D) willful failure by a Participant to obey a lawful direction of the Board or the Company.

(h)	“Change in Control” has the meaning given in Section 18(b), as modified by Section 18(c).

(i)	“Code” means the United States Internal Revenue Code of 1986, as amended, the United States Treasury Regulations thereunder and other relevant interpretive guidance issued by the United States Internal Revenue Service or the United States Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(j)	“Code Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Code Section 162(m) that is set forth in Code Section 162(m)(4)(C).

(k)	“Committee” means the committee designated by the Board to administer the Plan in accordance with Section 3(a) below.

(l)	“Common Stock” means the common stock of Mattel, $1.00 par value per share, or any security issued in substitution, exchange, or in lieu thereof.

(m)	“Company” means Mattel or any successor corporation, together with its Subsidiaries, as well as any Affiliate that is designated for participation in the Plan pursuant to Section 3(e), collectively or individually as the context requires.

(n)	“Consultant” means any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

(o)	“Corporate Transaction” has the meaning given in Section 17(a).

(p)	“Covered Employee” means any Participant who is or may be a “covered employee” (within the meaning of Code Section 162(m)(3)) in the tax year in which the Company is expected to claim a compensation deduction with respect to any Grant, as determined by the Committee.

(q)

“Disability” a Participant’s Severance will be considered to have occurred because of Disability if: (i) in the case of a Participant who was (before his or her Severance) an employee of the Company, there has been a determination that the Participant is permanently disabled and entitled to benefits under the applicable group longterm disability plan of the Company or, if there is no such applicable plan, under any government plan, program or related laws and regulations applicable to the Participant; and (ii) in the case of a Participant who was (before his or her Severance) an Outside Director or other non-employee service provider, the Committee determines that the Participant’s membership on the Board or status as a service provider has terminated as a result of his or her disability. Notwithstanding the foregoing, if a Severance that meets the foregoing definition of Disability is also a Retirement, it shall be treated for all purposes under the Plan as a Retirement and not a Disability. In addition, with respect to an Incentive Stock Option, Disability means a permanent and total disability as defined in Code Section 22(e)(3) and, with respect to all Grants, to the extent Grants are subject to Code Section 409A, “disability” within the meaning of Code Section 409A. For the avoidance of doubt, a Severance that occurs by reason of a Participant’s voluntary termination

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APPENDIX B

of his or her employment with the Company during his or her Disability shall not be considered to have occurred because of Disability.

(r)	“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by Mattel, of the stock of a Subsidiary or Affiliate) or a sale of a division of the Company.

(s)	“Dividend Equivalent” means a right, granted pursuant to Section 12, to receive payments, in cash or Common Stock, representing the dividends and other distributions with respect to a specified number of hypothetical shares of Common Stock, as and when such other dividends and other distributions are actually made to holders of Common Stock.

(t)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(u)	“Fair Market Value” means, unless a different method or value is determined by the Committee or required under applicable law, the closing price of the Common Stock on the Nasdaq Stock Market at the close of normal trading hours for that day, or, if the Nasdaq Stock Market is closed on that day, the last preceding day on which the Nasdaq Stock Market was open.

(v)	“Free-Standing Stock Appreciation Right” means a Stock Appreciation Right not granted in conjunction with an Option.

(w)	“Full-Value Grant” means any Grant other than an Option or Stock Appreciation Right.

(x)	“Full-Value Share Debiting Rate” has the meaning given in Section 5(b)(i).

(y)	“Grant” means an award of an Option, Restricted Stock, Restricted Stock Units, Stock Appreciation Right, Dividend Equivalents, a Performance Award or unrestricted shares of Common Stock under the Plan. All Grants shall be evidenced by, and subject to the terms of, a written agreement, which agreement may (i) include, in the Company’s discretion, restrictive covenants, where lawful, and (ii) define additional Activities Against the Company’s Interest (within the meaning of Section 19(c)). Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

(z)	“Incentive Stock Option” means an option to purchase Common Stock that is specifically designated as an incentive stock option under Code Section 422 and that qualifies as such.

(aa)	“Incumbent Board” has the meaning given in Section 18(b)(ii).

(bb)	“Individual Agreement” of a Participant means any individual employment or severance agreement between the Company and the Participant or a Company severance arrangement applicable to the Participant.

(cc)	“Involuntary Retirement” means the Severance of a Participant that is classified by the Company in its human resources database as an involuntary separation and that qualifies as a Retirement.

(dd)	“Mattel” has the meaning given in Section 1 above.

(ee)	“Non-Qualified Stock Option” means an option to purchase Common Stock that is specifically designated as not being an Incentive Stock Option or that is designated as an Incentive Stock Option but fails to qualify as such.

(ff)	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

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APPENDIX B

(gg)	“Outside Director” means a director of Mattel who is not also an employee of the Company.

(hh)	“Outstanding Mattel Common Stock” has the meaning given in Section 18(b)(i).

(ii)	“Outstanding Mattel Voting Securities” has the meaning given in Section 18(b)(i).

(jj)	“Participant” means a person who has received a Grant.

(kk)	“Performance Award” means a cash bonus award, stock bonus award, performance award or other incentive award that is paid in cash, shares of Common Stock or a combination of both, awarded under Section 13.

(ll)	“Performance Goals” means performance goals established by the Committee in connection with any Grant. In the case of Qualified Performance-Based Grants, (i) such goals shall be based on one or more of the following business criteria with respect to Mattel, any Subsidiary or Affiliate or any of their respective worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions or employees and/or brands, groups of brands or specific brands: net operating profit after taxes (“NOPAT”); NOPAT less a capital charge; return on capital employed; revenue; earnings per share; earnings per share before or after funding for some or all of the Company’s incentive programs; operating profit; operating profit less a charge on one or more of the following items: working capital, inventory or receivables; net income; return on equity; cash flow return on investment; return on invested capital or assets; fair market value of stock; total stockholder return; EBIT; EBITA; EBITDA; OBIT; OBITDA; operating margin, gross margin, cash margin, cash generation; free cash flow; unit volume; market share; sales; asset quality; return on assets; return on operating assets; cost-saving levels; operating income; marketing-spending efficiency; core non-interest income; change in working capital; sales and sales unit volume; and strategic partnerships and transactions and marketing initiatives, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices; and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Code Section 162(m) and the regulations promulgated thereunder.

(mm)	“Person” has the meaning given in Section 18(b)(i).

(nn)	“Plan” means this Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, as it may be amended or amended and restated from time to time.

(oo)	“Program” means any program adopted by the Committee pursuant to the Plan containing the terms and conditions intended to govern a specified type of Grant awarded under the Plan and pursuant to which such type of Grant may be awarded under the Plan.

(pp)	“Qualified Performance-Based Grant” means a Grant intended to qualify for the Section 162(m) Exemption, as provided in Section 20.

(qq)	“Recapture” has the meaning given in Section 19(a).

(rr)	“Rescission” has the meaning given in Section 19(a).

(ss)	“Restricted Stock” means shares of Common Stock issued pursuant to Section 11 below that are subject to restrictions on ownership.

(tt)	“Restricted Stock Units” means a Grant denominated in hypothetical shares of Common Stock granted pursuant to Section 11 below, to be settled, subject to the terms and conditions of the

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APPENDIX B

Restricted Stock Units, either by delivery of shares of Common Stock or by the payment of cash based upon the Fair Market Value of a specified number of shares, or a combination.

(uu)	“Retirement” means the Severance of a Participant who is an employee of the Company or an Outside Director, other than as a result of the Participant’s death or termination by the Company for Cause, at a time when the Participant has (i) attained at least 55 years of age, and (ii) completed at least five Years of Service. Notwithstanding the foregoing, the Committee may establish such other criteria governing the occurrence of a Retirement for purposes of the Plan, in its sole discretion.

(vv)	“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and as amended from time to time.

(ww)	“Section 16 Officer” means a person or entity that is subject to the provisions of Section 16 of the Exchange Act.

(xx)	“Section 409A Grant” has the meaning given in Section 21(d).

(yy)	“Severance” of a Participant means (i) for purposes of Grants made to a Participant as compensation for services as an employee of the Company, that the Participant has ceased to be an employee of the Company for any reason, regardless of whether the Participant serves as an other service provider to the Company thereafter; provided, however, that a Participant who continues to serve as an Outside Director immediately after such Participant has ceased to be an employee of the Company shall not be considered to have had a Severance with the Company by reason of such Participant ceasing to be an employee of the Company; (ii) for purposes of Grants made to a Participant as compensation for services as an Outside Director, that the Participant has ceased to be an Outside Director for any reason, and is neither employed by, nor providing services to, the Company in any other capacity; and (iii) for purposes of Grants made to a Participant as compensation for services in any capacity other than as an employee of the Company or an Outside Director, that the Participant has ceased (in the sole and absolute judgment and discretion of the Company) to provide such services, and is neither employed by the Company nor serving as an Outside Director. Severance shall be considered to occur at the close of business on the day on which the applicable relationship to the Company ends, whether or not that day is also the Participant’s last day worked (regardless of whether or not his or her Severance is later found to be invalid or in breach of applicable laws, rules and regulations governing the Participant’s employment or the performance of services or any applicable agreement governing the Participant’s employment or the performance of services) and shall not be extended by any notice period; provided, that the Company may in its sole discretion establish in writing a different date on which a particular Participant’s Severance shall be considered to occur. If a Participant is employed by or providing services to a Subsidiary or Affiliate that ceases to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of a Subsidiary), the relationship of the Participant to the Company as an employee or service-provider, as applicable, shall be considered to have ended as a result of that cessation unless that relationship is transferred to Mattel or one of its continuing Subsidiaries or Affiliates in connection therewith. Notwithstanding the foregoing, with respect to any Grant subject to Code Section 409A (and not exempt therefrom), “Severance” of a Participant means a Participant’s “separation from service” (as such term is defined and used in Code Section 409A).

(zz)	“Share Change” has the meaning given in Section 17(a).

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(aaa)	“Stock Appreciation Right” means a right granted pursuant to Section 8 below to receive a payment in cash, shares of Common Stock or any combination thereof with respect to a specified number of shares of Common Stock equal to the excess of the Fair Market Value of the Common Stock on the date the right is exercised over the exercise price of the Stock Appreciation Right.

(bbb)	“Subsidiary” means any corporation (other than Mattel) in an unbroken chain of corporations beginning with Mattel if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(f).

(ccc)	“Substitute Grant” has the meaning given in Section 5(a). Such Substitute Grants shall be on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option requirements of Code Section 422 and the nonqualified deferred compensation requirements of Code Section 409A, where applicable.

(ddd)	“Tandem Stock Appreciation Right” means a Stock Appreciation Right granted in conjunction with an Option.

(eee)	“Ten Percent Stockholder” means any person who owns (after taking into account the constructive ownership rules of Code Section 424(d)) more than ten percent of the capital stock of Mattel or of any of its Subsidiaries or “parent corporation” (as defined in Code Section 424(e)).

(fff)	“Term” means the period of time from the date of grant of an Option or Stock Appreciation Right through the latest date on which it may be exercised, as determined by the Committee.

(ggg)	“Termination” has the meaning given in Section 19(a).

(hhh)	“2005 Plan” means the Mattel, Inc. 2005 Equity Compensation Plan, as amended.

(iii)	“2010 Annual Meeting” means the Annual Meeting that occurs in 2010.

(jjj)	“Years of Service” of a Participants shall mean the aggregate period of time, expressed as a number of whole years and fractions thereof, during which the Participant served without interruption as an employee of the Company and/or an Outside Director; provided, that a period of such service before an interruption shall be included in determining Years of Service to the extent such service is recognized under the Company’s applicable general policy with respect to service recognition.

3. ADMINISTRATION.

(a)

The Plan shall be administered by the Compensation Committee of the Board, or such other committee of Board members as the Board may designate from time to time (the “Committee”); provided, that the Committee shall at all times have at least three members; that the members of the Committee shall all qualify as “non-employee directors” for purposes of Rule 16b-3 and “outside directors” for purposes of and within the meaning of Code Section 162(m), and shall meet the independence requirements of the listing standards of the Nasdaq Stock Market; and that the Committee may include all members of the Board, if they all meet the foregoing requirements, provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action

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are later determined not to have satisfied the requirements for membership set forth in this Section 3(a) or otherwise provided in any charter of the Committee.

(b)	The Committee may conduct its meetings in person or by telephone. Except to the extent provided in the charter of the Committee, one-third of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by a majority of the members present at any meeting or by all of the members in writing without a meeting.

(c)	The Committee is authorized to construe and interpret the Plan, the rules and regulations under the Plan, and all Grants under the Plan; and to adopt, amend and rescind rules and procedures relating to the administration of the Plan as, in its opinion, may be advisable in the administration of the Plan; and, except as provided herein, to make all other determinations deemed necessary or advisable under the Plan. All actions of the Committee in connection with the construction, interpretation and administration of the Plan and the Grants shall be final, conclusive, and binding upon all parties.

(d)	The Committee may, except to the extent prohibited by its charter, applicable laws or regulations or the listing standards of the Nasdaq Stock Market, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including without limitation to the Chief Executive Officer of Mattel. Any such delegation may be limited or indefinite in duration, as the Committee shall determine, but shall be subject to revocation by the Committee, at any time. Notwithstanding the foregoing, the Committee shall not make any delegation of its authority with regard to the granting of Grants to Section 16 Officers, except to the extent permitted by Rule 16b-3, nor shall it delegate its authority with respect to Qualified Performance-Based Grants, except to the extent permitted by the Code Section 162(m) Exemption.

(e)	The Committee may, but need not, designate any Affiliate to participate in the Plan.

(f)	The Committee, in its sole discretion, shall have the power and authority to adopt one or more Programs under the Plan from time to time containing such terms and conditions as the Committee may determine or deem appropriate in its discretion.

4. DURATION OF PLAN.

(a)	The 2010 Equity and Long-Term Compensation Plan is effective as of the date of the 2010 Annual Meeting (the “Effective Date”); the Amended and Restated 2010 Equity and Long-Term Compensation Plan shall be effective as of the date of the Annual Meeting that occurs in 2015, provided that it is approved by Mattel’s stockholders on that date.

(b)	Unless terminated earlier pursuant to Section 23, the Plan shall terminate on March 26, 2025, except with respect to Grants then outstanding.

5. SHARES AVAILABLE; VESTING LIMITATIONS.

(a)

Aggregate Limit. The maximum number of shares of Common Stock which may be issued pursuant to Grants under the Plan shall be equal to the sum of (x) 90 million shares of Common Stock, (y) the number of shares of Common Stock which as of the Effective Date remained available for issuance under the 2005 Plan, and (z) any shares of Common Stock subject to awards outstanding under the 2005 Plan as of the Effective Date which, on or after the Effective Date, are forfeited or otherwise terminate or expire for any reason without the

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issuance of shares to the holder thereof (the “Overall Share Limit”). The number of shares authorized for grant as Incentive Stock Options shall be no more than the Overall Share Limit. The foregoing shall be subject to adjustment as provided below in this Section 5 and in Section 17. Notwithstanding the foregoing, if a Grant (a “Substitute Grant”) is made pursuant to the conversion, replacement or adjustment of outstanding equity awards in connection with any acquisition, merger or other business combination or similar transaction involving the Company, the Overall Share Limit shall not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the Nasdaq Stock Market.

(b)	General Share-Counting Rules.

(i)	A Full-Value Grant shall reduce the number of shares available under the Plan by the Full-Value Share Debiting Rate multiplied by the number of shares that are subject to the Grant, and an Option or Stock Appreciation Right shall reduce the number of shares available under the Plan by one share for each share that is subject to the Grant (for the avoidance of doubt, in the event that a Stock Appreciation Right may be settled in shares, the number of shares deemed subject to the Grant for purposes of this sentence shall be the number of shares with respect to which such Stock Appreciation Right may be exercised and not the number of shares that may be distributed in settlement of such exercise). The “Full-Value Share Debiting Rate” means three or such higher number of shares as the Committee may determine from time to time.

(ii)	Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall be counted against the number of shares available under the Plan and shall not be added back to the shares authorized for grant under this Section 5: (A) shares tendered by the Participant in payment of the grant or exercise price of an Option or other Grant, (B) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Grant and (C) shares purchased on the open market with the cash proceeds from the exercise of Options. To the extent that the Company grants Restricted Stock, any shares subject to the Restricted Stock repurchased by the Company under Section 11(c)(iii) at the same price paid by the Participant so that such shares are returned to the Company shall again be available for Grants.

(c)	Addbacks Relating to Options and Stock Appreciation Rights. If any Option (with or without a Tandem Stock Appreciation Right) or Free-Standing Stock Appreciation Right is forfeited or otherwise terminates or expires without having been exercised, or is settled for cash, the shares subject to that Grant shall again be available for Grants under the Plan. Notwithstanding the provisions of this Section 5, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Code Section 422.

(d)	Addbacks Relating to Full-Value Grants. To the extent that a Full-Value Grant is forfeited or otherwise terminates or expires without shares having been issued, or is settled for cash, the number of shares available under the Plan shall be increased by three times the number of shares subject to such Full-Value Grant that is forfeited, not issued or is settled in cash (or, in the event that the Full-Value Debiting Rate used for such Full-Value Award to reduce the number of shares available under the Plan was not equal to three, then the number of shares available under the Plan shall be increased by the Full-Value Debiting Rate actually used for such Full-Value Award for such reduction).

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(e)	Individual Limit. Notwithstanding any provision in the Plan to the contrary, subject to adjustment as provided below in Section 17, the maximum number of shares as to which Grants (i.e., Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Performance Awards or unrestricted shares of Common Stock) may be made to a single Participant in a single calendar year is five million, and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more cash-based Grants payable is $20,000,000. Notwithstanding any provision in the Plan to the contrary, the maximum aggregate grant date fair value of Grants that may be made to a single Outside Director in a single calendar year is $500,000. To the extent required by Section 162(m) of the Code, shares subject to awards which are canceled shall continue to be counted against this limit.

(f)	Stock Distributed. Any Common Stock distributed pursuant to a Grant may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

(g)	Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 17 and 18 of the Plan, Grants made under the Plan on or after the effective date of the First Amendment to the Plan (the “Amendment Date”) shall vest no earlier than the first anniversary of such Grant’s date of grant; provided, however, that, notwithstanding the foregoing, Grants that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to this Section 5 (as such number of shares of Common Stock may be increased from time to time in accordance with the Plan) may be granted to any one or more Participants without respect to such minimum vesting provisions. For purposes of Grants to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one Annual Meeting to the next Annual Meeting. Notwithstanding the foregoing, nothing in this Section 5(g) shall preclude or limit any Grant or other arrangement (or any action by the Committee) from providing for accelerated vesting of such Grant in connection with or following a Participant’s death, Disability or Severance.

6. ELIGIBILITY. PERSONS ELIGIBLE TO RECEIVE GRANTS UNDER THE PLAN SHALL CONSIST OF EMPLOYEES OF THE COMPANY, OUTSIDE DIRECTORS, AND CONSULTANTS. HOWEVER, INCENTIVE STOCK OPTIONS MAY ONLY BE GRANTED TO INDIVIDUALS WHO ARE EMPLOYEES OF MATTEL OR A SUBSIDIARY, AND GRANTS TO OUTSIDE DIRECTORS FOR SERVICE AS SUCH SHALL BE MADE ONLY PURSUANT TO SECTIONS 14 AND 15 BELOW.

7. OPTIONS.

(a)	Grants of Options under the Plan shall be made on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of the Plan, but which need not be identical from Option to Option.

(b)	The exercise price per share of Common Stock purchasable under an Option shall be set forth in the Option. Except in the case of Substitute Grants, the per-share exercise price of a Non- Qualified Stock Option shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant, and the per-share exercise price of an Incentive Stock Option, shall be no less than:

(i)	110% of the Fair Market Value of a share of Common Stock on the date of grant in the case of a Ten Percent Stockholder; or

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(ii)	100% of the Fair Market Value of a share of Common Stock on the date of grant in the case of any employee who is not a Ten Percent Stockholder.

(c)	Except in the case of Substitute Grants, the aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or such other limit as may be required by Code Section 422.

(d)	The timing and conditions for vesting and/or exercisability of Options shall be determined by the Committee, and may include continued services to the Company for a specified period and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.

8. STOCK APPRECIATION RIGHTS.

(a)	Stock Appreciation Rights may be granted as Tandem Stock Appreciation Rights in conjunction with all or part of an Option granted under the Plan, or as Free-Standing Stock Appreciation Rights. Tandem Stock Appreciation Rights associated with Non-Qualified Stock Options may be granted either at the time the Non-Qualified Stock Option is granted or thereafter. Tandem Stock Appreciation Rights associated with Incentive Stock Options may be granted only at the time the Incentive Stock Option is granted.

(b)	A Tandem Stock Appreciation Right shall have the same exercise price as, and shall vest, be exercisable and terminate, at the same time as the associated Option. The exercise of a Tandem Stock Appreciation Right in whole or in part shall result in the termination of the associated Option to the same extent, and vice versa.

(c)	Except in the case of Substitute Grants, the per-share exercise price of a Free-Standing Stock Appreciation Right shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. The timing and conditions for vesting and/or exercisability of a Free-Standing Stock Appreciation Right shall be determined by the Committee, and may be conditioned upon continued services to the Company and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.

9. EXERCISE OF OPTIONS AND SARS.

(a)	Options and Stock Appreciation Rights shall be exercised by following such procedures as may be established by Mattel from time to time, including through any automated system that Mattel may establish for itself or using the services of a third party, such as a system using an internet website or interactive voice response. Such procedures may be different for different Participants, different groups of Participants, and/or different Grants.

(b)	In order to exercise an Option, the holder thereof must make full payment of the exercise price in accordance with such methods as the Committee may approve from time to time. As of the Effective Date, the following methods by which payment may be made are:

(i)	cash; and

(ii)

by the delivery to Mattel or its designated agent of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable upon exercise of an Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the

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sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.

(c)	The Committee may establish such procedures as it deems appropriate for the exercise of Options and Stock Appreciation Rights (i) by the guardian or legal representative of a Participant who is incapacitated (regardless of whether such incapacity constitutes Disability), and (ii) by a transferee thereof as contemplated by Section 16.

10. TERMINATION OF OPTIONS AND STOCK APPRECIATION RIGHTS; EFFECT OF SEVERANCE.

(a)	Each Option and Stock Appreciation Right shall terminate not later than the end of its Term. Unless a shorter term is specifically provided for by the Committee, the Term of an Option or Stock Appreciation Right shall end on the tenth anniversary of the date of grant or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, on the fifth anniversary of the date of grant.

(b)	Except to the extent the Committee specifically establishes otherwise for an Option or Stock Appreciation Right, subject to Section 19 (including Section 19A) below, and except as otherwise required by an Individual Agreement, the consequences of the Severance of a Participant shall be as follows:

(i)	in the case of the Participant’s Severance for Cause, all of the Participant’s then-outstanding Options and Stock Appreciation Rights (whether vested or unvested) shall terminate immediately;

(ii)	in the case of the Participant’s Severance as a result of his or her Retirement, death or Disability (A) all of the Participant’s then-outstanding Options and Stock Appreciation Rights that were granted at least six months before the date of Severance shall become fully vested and exercisable immediately, and shall remain exercisable until the earlier of (I) the fifth anniversary of the date of Severance and (II) the end of the applicable Term, (B) all of the Participant’s other then-outstanding vested Options and Stock Appreciation Rights shall remain exercisable until the earlier of (I) the 90th day after the date of the Severance and (II) the end of the applicable Term, and (C) all of the Participant’s other then-outstanding unvested Options and Stock Appreciation Rights shall terminate immediately; and

(iii)	in the case of the Participant’s Severance for any other reason, (A) all of the Participant’s then-outstanding vested Options and Stock Appreciation Rights shall remain exercisable until the earlier of (I) the 90th day after the date of the Severance and (II) the end of the applicable Term, and (B) all of the Participant’s then-outstanding unvested Options and Stock Appreciation Rights shall terminate immediately.

(c)	Notwithstanding the foregoing, except to the extent the Committee specifically establishes otherwise for an Option or Stock Appreciation Right and except as otherwise required by an Individual Agreement, the 90-day periods referred to in clauses (ii) and (iii) of Section 10(b) above shall be extended to a two-year period if the Severance occurs during the 24-month period following a Change in Control.

11. RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a)	In General. The Committee may issue Grants of Restricted Stock and Restricted Stock Units upon such terms and conditions as it may deem appropriate, which terms need not be

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identical for all such Grants. The timing and conditions for vesting of such Grants shall be determined by the Committee, and may include continued services to the Company for a specified period and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.

(b)	Restricted Stock in General. Restricted Stock may be sold to Participants, or it may be issued to Participants without the receipt of any consideration, to the extent permitted by applicable laws and regulations. If the Participant is required to give any consideration, the payment shall be in the form of cash or such other form of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the Participant. A Participant may not assign or alienate his or her interest in the shares of Restricted Stock prior to vesting. Otherwise, the Participant shall have all of the rights of a stockholder of Mattel with respect to the Restricted Stock, including the right to vote the shares and to receive any dividends (subject to Section 12(a) of the Plan).

(c)	Consequences of Severance for Restricted Stock. Except to the extent the Committee specifically establishes otherwise for a Grant of Restricted Stock, subject to Section 19 (including Section 19A) below, and except as otherwise required by an Individual Agreement, the consequences of the Severance of a Participant shall be as follows:

(i)	in the case of the Participant’s Severance as a result of his or her death or Disability, all of the Participant’s then- outstanding unvested Restricted Stock that was granted at least six months before the date of Severance shall be immediately vested and all of the Participant’s other then-outstanding unvested Restricted Stock shall be immediately forfeited; and

(ii)	in all other cases, all of the Participant’s then-outstanding unvested Restricted Stock shall be immediately forfeited.

(iii)	to the extent a price was paid by the Participant for the Restricted Stock, upon the Participant’s Severance during the restriction period of the Restricted Stock, the Company shall have the right to repurchase from the Participant any unvested Restricted Stock then subject to restrictions at a cash price equal to the price per share paid by the Participant for such Restricted Stock, or such other amount as may be specified in the applicable Program or Restricted Stock agreement.

(d)	Restricted Stock Units. A Participant may not assign or alienate his or her interest in Restricted Stock Units, and shall not have any of the rights of a stockholder of Mattel with respect to the Restricted Stock Units unless and until shares of Common Stock are actually delivered to the Participant in settlement thereof. Except to the extent the Committee establishes otherwise for a Grant of Restricted Stock Units, each Restricted Stock Unit shall be settled no later than the fifteenth day of the third month after the end of the calendar year in which such Restricted Stock Unit ceases to be subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. To the extent that settlement of a Restricted Stock Unit is at a later date, the terms and conditions of the Restricted Stock Unit shall be established and interpreted in accordance with Section 21 below.

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(e)	Consequences of Severance for Restricted Stock Units. Except to the extent the Committee specifically establishes otherwise for a Grant of Restricted Stock Units, subject to Section 19 (including Section 19A) below, and except as otherwise required by an Individual Agreement, the consequences of the Severance of a Participant shall be as follows:

(i)	in the case of the Participant’s Severance for Cause, all of the Participant’s then-outstanding unvested Restricted Stock Units shall be immediately forfeited;

(ii)	in the case of the Participant’s Severance as a result of his or her Involuntary Retirement, death or Disability, all of the Participant’s then-outstanding unvested Restricted Stock Units that were granted at least six months before the date of Severance shall be immediately vested and settled in cash or Common Stock, as provided in the terms thereof; and

(iii)	in all other cases, all of the Participant’s then-outstanding unvested Restricted Stock Units shall be immediately forfeited.

12. DIVIDENDS AND DIVIDEND EQUIVALENTS.

(a)	Notwithstanding anything herein to the contrary, the Committee may make any and all dividends and distributions with respect to Grants under the Plan (including, but not limited to, Grants of Restricted Stock) subject to vesting conditions, which may be the same as or different from the vesting conditions applicable to the underlying Grant; provided, that, notwithstanding anything herein to the contrary, any dividends payable with respect to any Grant or any portion of a Grant may only be paid to the Participant to the extent that the vesting conditions applicable to such Grant or portion thereof are subsequently satisfied and the Grant or portion thereof to which such dividend relates vests, and any dividends with respect to any Grant or any portion thereof that does not become vested shall be forfeited.

(b)	The Committee may include Dividend Equivalents on shares of Common Stock that are subject to Grants, and may make separate Grants of Dividend Equivalents with respect to a specified number of hypothetical shares. The Committee shall specify in the Grant such terms as it deems appropriate regarding the Dividend Equivalents, including when and under what conditions the Dividend Equivalents shall be paid, whether any interest accrues on any unpaid Dividend Equivalents, and whether they shall be paid in cash or in shares of Common Stock or a combination thereof; provided, that, notwithstanding anything herein to the contrary, Dividend Equivalents with respect to Grants (or any portion thereof) that are not vested at the time that the underlying dividend is paid may only be paid to the Participant to the extent that the applicable vesting conditions are subsequently satisfied and the Grant (or portion thereof) vests, and any Dividend Equivalents with respect to any portion of a Grant that does not become vested shall be forfeited. Unless the Committee otherwise specifies in the Grant, Dividend Equivalents shall be paid to the Participant no later than the later of the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are credited or the fifteenth day of the third month following the end of the calendar year in which the related Grant vests. Any Dividend Equivalents shall be treated separately from the right to other amounts under the Grant for purposes of the designation of time and form of payment required by Code Section 409A.

(c)	Notwithstanding anything in the foregoing to the contrary, neither dividends nor Dividend Equivalents shall be granted, paid or payable in respect of outstanding Options or Stock Appreciation Rights.

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13. PERFORMANCE AWARDS.

(a)	The Committee is authorized to grant Performance Awards and to determine whether such Performance Awards shall be a Qualified Performance-Based Grant. The value of Performance Awards may be linked to any one or more of the Performance Goals or other specific criteria determined by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Performance Awards may be paid in cash, shares of Common Stock, or a combination of both, as determined by the Committee.

(b)	Without limiting Section 13(a), the Committee may grant Performance Awards in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to a Participant which are intended to be Qualified Performance-Based Grants shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 20.

(c)	With respect to Performance Awards in the form of a cash bonus payable upon the attainment of objective Performance Goals, the Committee shall have the right to reduce (but not to increase) or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the performance period, in determining the amount earned pursuant to such Performance Award.

14. OUTSIDE DIRECTORS. Grants may be made to Outside Directors only in accordance with this Section 14 and Section 15(b). The terms and conditions of Grants to Outside Directors shall be the same as those provided for elsewhere in the Plan, except as specifically provided otherwise in this Section 14.

(a)	Effective on the date of each Annual Meeting, each Outside Director shall receive a Grant (the “Annual Grant”) of (i) Non-Qualified Stock Options and/or (ii) Restricted Stock, and/or (iii) Restricted Stock Units as determined by the Committee or the Board pursuant to the written Summary of Compensation of the Non-Employee Members of the Board of Directors, or any successor summary or policy.

(b)	Each Option granted to an Outside Director pursuant to this Section 14 shall have a per-share exercise price equal to the Fair Market Value of a share of Common Stock on the date of grant. The applicable Outside Director’s Option agreement shall govern the treatment of Annual Grants of Options upon an Outside Director’s Severance.

(c)	The applicable Outside Director’s Restricted Stock agreement and Restricted Stock Unit agreement shall govern the treatment of Annual Grants of Restricted Stock and Restricted Stock Units, respectively, upon an Outside Director’s Severance.

(d)	As of the Effective Date, (i) Grants made to Outside Directors pursuant to this Section 14 shall be in lieu of all future Grants to Outside Directors under Section 13 of the 2005 Plan, and (ii) the provisions of this Section 14 shall replace and supersede the relevant provisions of Section 13 of the 2005 Plan.

15. BONUS GRANTS AND GRANTS IN LIEU OF COMPENSATION.

(a)	The Committee is authorized to grant shares of Common Stock as a bonus, or to make Grants in lieu of Company obligations to pay cash or deliver other property under the Plan or under

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other plans or compensatory arrangements. Such grants shall be upon such terms and conditions as the Committee may deem appropriate.

(b)	Each Outside Director shall be eligible to be granted shares of Common Stock in lieu of all or a portion of his or her annual cash retainer fee for service on the Board (“Annual Cash Retainer”), subject to the following terms and conditions.

(i)	An Outside Director who has timely elected in advance, in accordance with the policies and procedures adopted by Mattel from time to time, to receive shares of Common Stock in lieu of all or a portion of such Outside Director’s Annual Cash Retainer with regard to a given year shall be granted shares of Common Stock on the date the Annual Cash Retainer would have otherwise been paid by Mattel to the Outside Director. Such an election by the Outside Director shall be irrevocable with respect to the Annual Cash Retainer for such year.

(ii)	The number of shares of Common Stock granted pursuant to this Section 15(b) shall be the number of whole shares of Common Stock equal to the amount of the Outside Director’s Annual Cash Retainer which the Outside Director has elected pursuant to clause (i) above to be payable in shares of Common Stock, divided by the Fair Market Value per share on the date of grant.

16. NON-TRANSFERABILITY OF GRANTS.

(a)	No Option or Free-Standing Stock Appreciation Right shall be transferable by a Participant other than (i) upon the death of the Participant, or (ii) in the case of a Non-Qualified Stock Option or Free-Standing Stock Appreciation Right, as otherwise expressly permitted by the Committee; provided, however, that in no event may an Option or Free-Standing Stock Appreciation Right be transferable for consideration absent stockholder approval. A Tandem Stock Appreciation Right shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of the Plan, only by the applicable Participant, the guardian or legal representative of such Participant as provided in Section 9(c), or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 16(a), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, that references to employment or other provision of services to the Company (such as the terms “Disability,” “Retirement” and “Severance”) shall continue to refer to the employment of, or provision of services by, the original Participant.

(b)	No other Grant shall be transferable except as specifically provided in the Grant; provided, however, that in no event may a Grant be transferable for consideration absent stockholder approval.

(c)	The Company may establish such procedures for making beneficiary designations or such other rules and procedures as may be appropriate under applicable laws and regulations for the treatment of Grants upon the death of a Participant.

17. ADJUSTMENTS.

(a)

In the event of (i) a stock dividend, declaration of an extraordinary cash dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of Mattel (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of

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APPENDIX B

property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting Mattel or any of its Subsidiaries or Affiliates (each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Common Stock or other securities reserved for Grants under the Plan, (B) the limitations set forth in Sections 5(a) and 5(e), (C) the number and kind of shares or other securities subject to outstanding Grants, (D) the exercise price of outstanding Options and Stock Appreciation Rights.

(b)	In the case of Corporate Transactions, the adjustments pursuant to Section 17(a) may include, without limitation, (1) the cancellation of outstanding Grants in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Grants, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of Mattel and securities of entities other than Mattel) for the shares subject to outstanding Grants; and (3) in connection with any Disaffiliation, arranging for the assumption of Grants, or replacement of Grants with new awards based on other property or other securities (including, without limitation, other securities of Mattel and securities of entities other than Mattel), by the affected Subsidiary or Affiliate by the entity that controls the affected Subsidiary, Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Grants that remain based upon Company securities).

(c)	Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 17(a) to Grants that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A; (ii) any adjustments made pursuant to Section 17(a) to Grants that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Grants either (A) continue not to be subject to Code Section 409A or (B) comply with the requirements of Code Section 409A; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 17(a) to the extent the existence of such authority would cause a Grant that is not intended to be subject to Code Section 409A at the time of Grant to be subject thereto.

18. EFFECT OF CHANGE IN CONTROL.

(a)

In the event of a Change in Control, (i) if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that any Grant will not be assumed, or new rights that substantially preserve the terms of such Grant will not be substituted therefor, by the Participant’s employer (or the direct or indirect parent entity of the employer) immediately following the Change in Control, then any such Option or Stock Appreciation Right then outstanding shall vest and be fully exercisable as of the date of the Change in Control, any such Grant of Restricted Stock or Restricted Stock Units then outstanding shall be fully vested as of the date of the Change in Control, and any such Grant of Restricted Stock

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Units shall be settled immediately (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17); (ii) if the Committee reasonably determines in good faith, that a Grant has been assumed or new rights that substantially preserve the terms of such Grant have been substituted therefor, by the Participant’s employer (or the direct or indirect parent entity of the employer) immediately following the Change in Control, then, in the event that the Participant incurs a Severance by the Company without Cause within the 24-month period immediately following the Change in Control, then, any such Grant of Options or Stock Appreciation Rights outstanding as of immediately prior to the Participant’s Severance shall become fully vested and exercisable as of the date of such Severance and remain exercisable until the earlier of (A) the second anniversary of the Severance and (B) the end of the applicable Term, any such Grant of Restricted Stock or Restricted Stock Units outstanding as of immediately prior to the Participant’s Severance shall be fully vested as of the date of such Severance, and any such Grant of Restricted Stock Units shall be settled immediately upon such Severance (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17); and (iii) any Grant granted on or after the Amendment Date that is subject to performance-based vesting shall, immediately prior to, and subject to the consummation of, such Change in Control, vest based on the greater of (x) actual performance through the date of the Change in Control or (y) prorated target performance, with the number of shares based on the number of days elapsed in the applicable performance period through the date of the Change in Control over the total number of days in the applicable performance period; in each case, subject to the terms of any Grant, Individual Agreement, Program or in Section 18(c) or Section 19 (including Section 19A) hereof. Notwithstanding the foregoing, except as expressly permitted by subclauses (i) and (iii) of this Section 18(a), (1) in no event shall any Grant granted on or after the Amendment Date provide for accelerated vesting or exercisability (as applicable) solely upon the occurrence of a Change in Control, and (2) in no event shall either the Board or the Committee accelerate the vesting or exercisability (as applicable) of any Grant, in whole or in part, solely upon the occurrence of a Change in Control.

(b)	“Change in Control” means:

(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding shares of Common Stock (the “Outstanding Mattel Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of Mattel entitled to vote generally in the election of directors (the “Outstanding Mattel Voting Securities”); provided, that for purposes of this subsection (i), the following shall not constitute a Change in Control: (1) any acquisition directly from Mattel, (2) any acquisition by Mattel or any corporation controlled by Mattel, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Mattel or any corporation controlled by Mattel, (4) any acquisition by a Person of 35% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities as a result of an acquisition of Common Stock by Mattel which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares beneficially owned by such Person to 35% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities; provided, that if a Person shall become the beneficial owner of 35% or more of either

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APPENDIX B

the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities by reason of a share acquisition by Mattel as described above and shall, after such share acquisition by Mattel, become the beneficial owner of any additional shares of Common Stock, then such acquisition shall constitute a Change in Control or (E) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 18(b); or

(ii)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Mattel’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation by Mattel of a reorganization, merger or consolidation or sale or other deposition of all or substantially all of the assets of Mattel or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Mattel Common Stock and Outstanding Mattel Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then- outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Mattel or all or substantially all of Mattel’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Mattel Common Stock and Outstanding Mattel Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of Mattel or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the stockholders of Mattel of a complete liquidation or dissolution of Mattel.

(c)

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Grant that provides for the deferral of compensation and is subject to Code Section 409A, the transaction or event described in Section 18(b) with respect to such Grant

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must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

19. TERMINATION, RESCISSION AND RECAPTURE.

(a)	Each Grant under the Plan is intended to align the Participant’s long-term interests with the long-term interests of the Company. If a Participant engages in certain activities discussed below, either during employment with the Company or after such employment terminates for any reason, the Participant is acting contrary to the long-term interests of the Company. Accordingly, except as otherwise expressly provided in the Grant or as otherwise required by an Individual Agreement or Program, Mattel may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Grant (“Termination”), rescind any exercise, payment or delivery pursuant to the Grant (“Rescission”) or recapture any cash or any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Common Stock acquired pursuant to the Grant (“Recapture”), as more fully described below.

(b)	Each Participant shall comply with any agreement or undertaking regarding inventions, intellectual property rights, and/or proprietary or confidential information or material that the Participant signed or otherwise agreed to in favor of the Company.

(c)	A Participant will be acting contrary to the long-term interests of the Company if, during the restricted period set forth below, a Participant engages in any of following activities in, or directed into, any State, possession or territory of the United States of America or any country in which the Company operates, sells products or does business:

(i)	while employed by the Company, the Participant renders services to or otherwise directly or indirectly engages in or assists, any organization or business that is or is working to become competitive with the Company;

(ii)	while employed by the Company or at any time thereafter, the Participant (A) uses any confidential information or trade secrets of the Company to render services to or otherwise engage in or assist any organization or business that is or is working to become competitive with the Company or (B) solicits away or attempts to solicit away any customer or supplier of the Company if in doing so, the Participant uses or discloses any of the Company’s confidential information or trade secrets; or

(iii)	while employed by the Company or during a period of one year thereafter, the Participant solicits or attempts to solicit any non-administrative employee of the Company to terminate employment with the Company or to perform services for any organization or business that is or is working to become competitive with the Company.

The activities described in this Section 19(c) (and any additional activities as may be set forth in a Participant’s Grant, Individual Agreement or Program) are collectively referred to as ‘Activities Against the Company’s Interest.’

(d)

If Mattel determines, in its sole and absolute discretion, that: (i) a Participant has violated any of the requirements set forth in Section 19(b) above or (ii) a Participant has engaged in any Activities Against the Company’s Interest (the date on which such violation or activity first occurred being referred to as the ‘Trigger Date’), then Mattel may, in its sole and absolute discretion, impose a Termination, Rescission and/or Recapture of any or all of the Participant’s Grants or the proceeds received by the Participant therefrom, provided that such Termination, Rescission and/or Recapture shall not apply to a Full-Value Grant to the extent that both of the

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following occurred earlier than six months prior to the Trigger Date: (A) such Full-Value Grant vested and (B) Common Stock was delivered and/or cash was paid pursuant to such Full-Value Grant; and provided, further, that such Termination, Rescission and/or Recapture shall not apply to an Option or a Stock Appreciation Right to the extent that such Option or Stock Appreciation Right was exercised earlier than six months prior to the Trigger Date. Within ten days after receiving notice from Mattel that Rescission or Recapture is being imposed on any Grant, the Participant shall deliver to Mattel the cash or shares of Common Stock acquired pursuant to such Grant, or, if Participant has sold such Common Stock, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Common Stock that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), Mattel shall promptly refund the exercise price, without earnings, that the Participant paid for the Common Stock. Any payment by the Participant to Mattel pursuant to this Section 19(d) shall be made either in cash or by returning to Mattel the number of shares of Common Stock that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after a Participant’s Severance, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent equity interest in the organization or business.

(e)	Upon exercise of an Option or Stock Appreciation Right or payment or delivery of cash or Common Stock pursuant to a Grant, the Participant shall, if requested by the Company, certify on a form acceptable to Mattel that he or she is in compliance with the terms and conditions of the Plan and, if a Severance has occurred, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(f)	Notwithstanding the foregoing provisions of this Section 19, Mattel has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Grant shall not in any way reduce or eliminate Mattel’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Grant.

(g)	Nothing in this Section 19 shall be construed to impose obligations on any Participant to refrain from engaging in lawful competition with the Company after the termination of employment.

(h)	All administrative and discretionary authority given to Mattel under this Section 19 shall be exercised by the most senior human resources executive of Mattel or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i)

Notwithstanding any provision of this Section 19, if any provision of this Section 19 is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this

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Section 19 is illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law.

(j)	Notwithstanding the foregoing, this Section 19 shall not be applicable: (i) to any Participant who at no time is an employee of the Company; (ii) to any Grant made to a Participant for services as an Outside Director or in any capacity other than an employee of the Company; or (iii) to any Participant from and after his or her Severance if such Severance occurs within the 24-month period after a Change in Control.

19A. COMPENSATION RECOVERY POLICY. Notwithstanding any provision in the Plan to the contrary, Grants under this Plan shall be subject to the terms and conditions of the Mattel, Inc. Compensation Recovery Policy, as may be amended from time to time, to the extent applicable. This Section 19A shall apply only to Grants made on or after August 29, 2013 or Grants with a performance period or, in the case of long-term incentive equity awards, a performance cycle that commences on or after August 29, 2013.

20. CODE SECTION 162(M).

(a)	The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted to Covered Employees qualify for the Code Section 162(m) Exemption, and all such Grants shall therefore be considered Qualified Performance-Based Grants, and the Plan shall be interpreted and operated consistent with that intention. When granting any Grant other than an Option or Stock Appreciation Right, the Committee may designate such Grant as a Qualified Performance-Based Grant, in which event the terms of such Grant (and of the grant thereof) shall comply with the requirements for the Code Section 162(m) Exemption.

(b)	Each Qualified Performance-Based Grant (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Qualified Performance-Based Grant may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Grant under the Plan, in any manner that would cause the Qualified Performance-Based Grant to cease to qualify for the Code Section 162(m) Exemption; provided, that (i) the Committee may provide, either in connection with the grant of the applicable Grant or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Participant (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Grant to fail to qualify for the Code Section 162(m) Exemption), and (ii) the provisions of Section 18 shall apply notwithstanding this Section 20(b).

21. CODE SECTION 409A.

(a)

It is the intention of Mattel that no Grant shall be “nonqualified deferred compensation” subject to Code Section 409A, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Grants shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Section 409A. The Company shall have no liability to any Participant or otherwise if the Plan or any grant, vesting, exercise or payment of any Grant hereunder are subject to the additional tax and penalties

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APPENDIX B

under Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, with respect to any Grant that is subject to Code Section 409A, if a Participant is a “specified employee” (as such term is defined in Code Section 409A and as determined by the Company) as of the Participant’s Severance, any payments (whether in cash, Common Stock or other property) to be made with respect to the Grant upon the Participant’s Severance will be accumulated and paid (without interest) on the earlier of (i) first business day of the seventh month following the Participant’s “separation from service” (as such term is defined and used in Code Section 409A) or (ii) the date of the Participant’s death.

(b)	The terms and conditions governing any Grants that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Grants in the event of a Change in Control, shall be set forth in writing, and shall comply in all respects with Code Section 409A. Additionally, to the extent any Grant is subject to Code Section 409A, notwithstanding any provision of the Plan to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Grant, except as permitted by Code Section 409A.

(c)	Notwithstanding any other provision of the Plan to the contrary, if a Change in Control occurs that is not a “change in control event” within the meaning of Code Section 409A, and payment or distribution of a Grant that is “nonqualified deferred compensation” subject to Code Section 409A would otherwise be made or commence on the date of such Change in Control (pursuant to the Plan, the Grant or otherwise), (i) the vesting of such Grant shall accelerate in accordance with the Plan and the Grant, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.

(d)	Any deferral election provided to the Company or the Participant under or with respect to any Grant that constitutes, or provides for, a deferral of compensation subject to Code Section 409A (a “Section 409A Grant”) shall satisfy the requirements of Code Section 409A(a)(4)(B) and the Treasury Regulations promulgated thereunder, to the extent applicable, and any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or by such later date as may be permitted by Code Section 409A and the Treasury Regulations promulgated thereunder.

(e)	In the event that a Section 409A Grant permits, under a subsequent election by the Company or the Participant, a delay in a distribution or payment of any shares of Common Stock or other property or amounts under such Section 409A Grant, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Code Section 409A(a)(4)(C) and the Treasury Regulations promulgated thereunder.

22. NOTICE OF DISQUALIFYING DISPOSITION. A Participant must notify Mattel if the Participant makes a disqualifying disposition of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan.

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23. AMENDMENTS; TERMINATION; REPLACEMENTS; NO REPRICING.

(a)	The Board may at any time amend or terminate the Plan. However, no amendment or termination of the Plan may affect an outstanding Grant, except as permitted by Section 23(b) or (c). Furthermore, stockholder approval of an amendment of the Plan shall be required to the extent that (i) the amendment would affect Section 23(d) of the Plan or (ii) the listing standards of the Nasdaq Stock Market require such approval.

(b)	The Committee may adopt special rules, procedures, definitions and other provisions under the Plan, special amendments to Plan provisions, and sub-plans for purposes of complying with applicable local laws and regulations, which may be applicable to specified Grants and/or to specified Participants, as it deems appropriate in its discretion to comply with applicable local laws and regulations, and to otherwise take into account the effects of, and deal appropriately with, local laws, regulations and practices; provided, that none of the foregoing shall alter the rules regarding the shares available under the Plan set forth in Section 5, eligibility for Grants as set forth in Section 6, and the requirement that the per-share exercise price of Options and Stock Appreciation Rights generally be not less than 100% of the Fair Market Value on the date of grant set forth in Sections 7(b) and 8(c).

(c)	The Board or the Committee may unilaterally modify the terms of any outstanding Grant; provided, that no such modification may be made that would impair the rights of the Participant holding the Grant without his or her consent, except to the extent the modification is made to cause the Plan or Grant to comply with applicable laws or regulations, stock exchange rules or accounting rules.

(d)	Notwithstanding any other provision of this Plan, except as permitted by Section 17 (or an exemption therefrom) and with the approval of Mattel’s stockholders, (i) in no event may any Option or Stock Appreciation Right be modified by reducing its exercise price, (ii) in no event may any Option or Stock Appreciation Right be cancelled and replaced with a new Option or Stock Appreciation Right with a lower exercise price, and (iii) in no event may any Option or Stock Appreciation Right be cancelled in exchange for cash or another Grant when the Option or Stock Appreciate Right per share exercise price exceeds the Fair Market Value of the underlying share of Common Stock.

24. TAX WITHHOLDING. Participants shall be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes (or similar amounts due to any governmental or regulatory body) of any kind (if any) that are required by applicable laws or regulations to be withheld with respect to Grants. Unless otherwise determined by the Company, or as may be otherwise required by applicable laws or regulations, any such withholding obligations may be settled with Common Stock, including Common Stock that is part of the Grant that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding, unless higher withholding is permissible without adverse accounting consequences, may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements (to the extent applicable), and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

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25. NO ADDITIONAL RIGHTS.

(a)	Neither the adoption of the Plan nor the granting of any Option or Restricted Stock shall:

(i)	affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

(ii)	confer upon any Participant the right to continue performing services for the Company, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause, or to change all other terms and conditions of employment or engagement.

(b)	No Participant shall have any rights as a stockholder with respect to any shares covered by a Grant until the date a certificate has been delivered to the Participant or book entries evidencing such shares have been recorded by the Company or its transfer agent following the exercise of an Option or the receipt of Restricted Stock.

26. SECURITIES LAW RESTRICTIONS.

(a)	No securities shall be issued under the Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal, state, local and foreign securities laws.

(b)	The Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

(c)	Certificates or book entries evidencing shares of Common Stock delivered under the Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates or book entries to refer to those restrictions.

(d)	All transactions involving Grants and all transactions pursuant to the Plan are subject to Mattel’s Insider Trading Policy or any similar or successor policy.

27. INDEMNIFICATION. To the maximum extent permitted by law, Mattel shall indemnify each member of the Committee and of the Board, as well as any other employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan, unless the losses are due to the individual’s gross negligence or lack of good faith. The Company will have the right to select counsel and to control the prosecution or defense of the suit. The Company will not be required to indemnify any person for any amount incurred through any settlement unless Mattel consents in writing to the settlement.

28. FOREIGN HOLDERS. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have employees, Outside Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other law, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which employees, Outside Directors or Consultants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Grant to such individuals outside the United States to comply with law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in

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Section 5 or the individual limits contained in Section 5(e); and (e) take any action, before or after a Grant is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

29. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

To signify its adoption of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, Mattel has caused its execution.

Mattel, Inc. 2018 Proxy Statement	B-25

MATTEL, INC. 333 CONTINENTAL BLVD. EL SEGUNDO, CA 90245-5012 VOTE BY INTERNET - www.proxyvote.com

Use the Internet for electronic delivery of information and to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or, for PIP Shares, until the PIP Shares Special Voting Cut-Off Date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. See reverse side for information on voting PIP Shares. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or, for PIP Shares, until the PIP Shares Special Voting Cut-Off Date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, on or before May 16, 2018 or, if applicable, the PIP Shares Special Voting Cut-Off Date. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Mattel, Inc. in mailing proxy materials, you can consent to receiving all future proxy materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E44479-P06678 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MATTEL, INC. The Board of Directors recommends a vote "FOR" all nominees listed. Election of Directors. For Against Abstain  Nominees: The Board of Directors recommends a vote "FOR" Proposal 2. For Against Abstain 1a. R. Todd Bradley 1b.Michael J. Dolan 1c. Trevor A. Edwards 2.   Ratification of the selection of PricewaterhouseCoopers LLP as Mattel, Inc.'s independent registered public accounting firm for the year ending December 31, 2018. 1d. Margaret H. Georgiadis The Board of Directors recommends a vote "FOR" Proposal 3. 3.   Advisory vote to approve named executive officer compensation, as described in the Mattel, Inc. Proxy Statement. 1f. Soren T. Laursen The Board of Directors recommends a vote "FOR" Proposal 4. 1g. Ann Lewnes 4.   Approval of First Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan. 1h. Dominic Ng The Board of Directors recommends a vote "AGAINST" Proposal 5. 1i. Vasant M. Prabhu 5.  Stockholder proposal regarding an independent Board Chairman. 1j. Rosa G. Rios NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please indicate if you plan to attend this meeting. Yes No (NOTE: Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title as such.) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

MATTEL, INC. 2018 ANNUAL MEETING OF STOCKHOLDERS Dear Stockholders: The 2018 Annual Meeting of Stockholders of Mattel, Inc. will be held on Thursday, May 17, 2018 at 12:15 p.m. (Los Angeles time), at the Mattel Conference and Leadership Center, 1955 East Grand Avenue, El Segundo, CA 90245. We will consider and act on the following items of business at the Annual Meeting: 1. Election of the ten director nominees named in the Mattel, Inc. Proxy Statement. 2. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel, Inc.'s independent registered public accounting firm for the year ending December 31, 2018. 3. Advisory vote to approve named executive officer compensation, as described in the Mattel, Inc. Proxy Statement. 4. Approval of First Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan. 5. Stockholder proposal regarding an independent Board Chairman. 6. Such other business as may properly come before the Annual Meeting. The Mattel, Inc. Proxy Statement describes each of the items of business above in more detail. The Board of Directors recommends a vote FOR each of the ten director nominees named in the Proxy Statement, a vote FOR the proposals described above in items 2, 3 and 4 and a vote AGAINST item 5. If you were a holder of record of Mattel, Inc. Common Stock at the close of business on March 23, 2018, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel, Inc. Common Stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at Mattel, Inc.'s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012, during normal business hours for ten days prior to the Annual Meeting and at the Annual Meeting. The Mattel Conference and Leadership Center is accessible to those who require special assistance. If you require special assistance, please call the center at 310-252-4500. By Order of the Board of Directors Robert Normile, Secretary El Segundo, California, April 5, 2018 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2018 Proxy Statement and Notice of Annual Meeting of Stockholders, 2017 Annual Report and Admission Policy are available at www.proxyvote.com. E44480-P06678 MATTEL, INC. The undersigned stockholder of Mattel, Inc. hereby appoints Margaret H. Georgiadis, Robert Normile and Michael J. Dolan, and each of them, as proxy holders with full power of substitution, to represent and to vote all shares of Mattel, Inc. Common Stock held of record by the undersigned on March 23, 2018, at Mattel, Inc.'s Annual Meeting of Stockholders, to be held on May 17, 2018, and any adjournment or postponement thereof, with all powers the undersigned would possess if personally present. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board's recommendations. The proxy holders will vote in their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, among other things, any proposal to adjourn the meeting to another time or place for the purposes of soliciting additional proxies. If any of the nominees for director listed on the reverse side should be unavailable, the persons named as proxy holders named herein may vote for substitute nominees at their discretion. The following applies only with regard to any shares of Mattel, Inc. Common Stock that you held as of March 23, 2018 as a participant in the Mattel, Inc. Personal Investment Plan ("PIP"), a 401(k) plan ("PIP Shares"): As a named fiduciary for voting purposes, you hereby direct Wells Fargo Bank, N.A., as Trustee for the PIP, to vote the PIP Shares. You understand that you may mail this proxy card on a confidential basis to Broadridge, acting as tabulation agent, or vote by Internet or telephone as described on the reverse side of this card, and that the voting instructions must be received by Broadridge no later than 11:59 p.m., Eastern Time, on May 14, 2018 ("PIP Shares Special Voting Cut-Off Date"). If the instructions are not received by that date, or if the instructions are invalid because this form is not properly signed and dated, the PIP Shares will be voted in accordance with the terms of the PIP. Your telephone or Internet vote authorizes the named proxy holders and/or the PIP Trustee to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card. (Continued, and to be marked, dated and signed on reverse side.)

ADMISSION POLICY

MATTEL, INC.

2018 Annual Meeting of Stockholders

Thursday, May 17, 2018

Mattel Conference and Leadership Center

1955 East Grand Avenue

El Segundo, California 90245

12:15 P.M., Los Angeles time (registration will begin at 11:15 A.M., Los Angeles time)

IMPORTANT:    In order to be admitted to the 2018 Annual Meeting, you must bring with you all of the items that are required pursuant to the Admission Policy. The Admission Policy is printed below and on the reverse side of this card. In addition, please note that you may not use cameras, recording equipment or other similar electronic devices during the 2018 Annual Meeting.

ADMISSION POLICY FOR THE 2018 ANNUAL MEETING

Mattel restricts admission to the 2018 Annual Meeting to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding validly executed proxies from stockholders who hold Mattel stock as of or after the close of business on March 23, 2018 and invited guests of Mattel.

You must bring certain documents with you in order to be admitted to the 2018 Annual Meeting and to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully, because they specify the documents that you must bring with you to the 2018 Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 23, 2018. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent, Computershare Trust Company, N.A. (“Computershare”). Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 23, 2018, please call Computershare at 1-888-909-9922.

If you were a record holder of Mattel common stock as of the close of business on March 23, 2018, then you must bring:

•	Valid personal photo identification (such as a driver’s license or passport).

At the 2018 Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 23, 2018.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 23, 2018, then you must bring:

•	Valid personal photo identification (such as a driver’s license or passport); and

•	Proof that you owned shares of Mattel common stock as of the close of business on March 23, 2018.

(continued on reverse)

Examples of proof of ownership include the following: (i) an original or a copy of the voting instruction form from your bank or broker with your name on it, (ii) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 23, 2018, or (iii) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 23, 2018.

If you acquired your shares of Mattel common stock at any time after the close of business on March 23, 2018, you do not have the right to vote at the 2018 Annual Meeting, but you may attend the 2018 Annual Meeting if you bring:

•	Valid personal photo identification (such as a driver’s license or passport); and

•	Proof that you own shares of Mattel common stock. Examples of proof of ownership include the following:

•

If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (i) a letter from your bank or broker stating that you acquired Mattel common stock after March 23, 2018, or (ii) a brokerage account statement as of a date after March 23, 2018 indicating that you own Mattel common stock; or

•	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 23, 2018.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 23, 2018, then you must bring:

•	The validly executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 23, 2018; and

•	Valid personal photo identification (such as a driver’s license or passport).

If you are a proxy holder for a stockholder of Mattel who acquired shares of Mattel common stock after the close of business on March 23, 2018, you do not have the right to vote at the 2018 Annual Meeting, but you may attend the 2018 Annual Meeting if you bring:

•	The validly executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who acquired shares of Mattel common stock after the close of business on March 23, 2018; and

•	Valid personal photo identification (such as a driver’s license or passport).

Shares may be voted in person at the 2018 Annual Meeting only by (i) the record holder as of the close of business on March 23, 2018, or (ii) a person holding a valid proxy executed by such record holder.